As filed with the Securities and Exchange Commission on February 5, 2010

Registration No. 333-[_______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FACTORSHARES S&P 2X US EQUITY ANTI-USD
 (Registrant)
(Exact name of the Registrant as specified in their respective charter)

Delaware	6799	[__________]
(State of Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

c/o Factor Capital Management, LLC 2500 Plaza 5 Harborside Financial Center Jersey City, New Jersey 07311 (201) 309-3077	Stuart J. Rosenthal c/o Factor Capital Management, LLC 2500 Plaza 5 Harborside Financial Center Jersey City, New Jersey 07311 (201) 309-3077
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Schmidtberger, Esq. James C. Munsell, Esq. Sidley Austin llp 787 Seventh Avenue New York, New York 10019

Approximate date of commencement of proposed sale to the public:
As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
FactorShares S&P 2x US Equity Anti-USD Common Units of Beneficial Interest	4,000,000	$25.001	$100,000,000	$7,130

1 The proposed maximum aggregate offering has been calculated assuming that all Shares are sold at a price of $25.00 per Share.
2 The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY STATEMENT

The prospectus contained in this Registration Statement relates to the Common Units of Beneficial Interest for each of the following registrants:

Registrant	Registration Statement	Common Units of Beneficial Interest Being Concurrently Registered
FactorShares S&P 2x US Equity Premium	333-[-]	4,000,000
FactorShares S&P 2x US Anti-Equity Premium	333-[-]	4,000,000
FactorShares S&P 2x US Equity Anti-USD	333-[-]	4,000,000
FactorShares S&P GSCI® 2x Crude Oil Premium	333-[-]	4,000,000
FactorShares S&P GSCI® 2x Gold Premium	333-[-]	4,000,000

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated February 5, 2010

FACTORSHARES S&P 2X US EQUITY PREMIUM	4,000,000 Common Units of Beneficial Interest
FACTORSHARES S&P 2X US ANTI-EQUITY PREMIUM	4,000,000 Common Units of Beneficial Interest
FACTORSHARES S&P 2X US EQUITY ANTI-USD	4,000,000 Common Units of Beneficial Interest
FACTORSHARES S&P GSCI® 2X CRUDE OIL PREMIUM	4,000,000 Common Units of Beneficial Interest
FACTORSHARES S&P GSCI® 2X GOLD PREMIUM	4,000,000 Common Units of Beneficial Interest

FactorShares S&P 2x US Equity Premium, FactorShares S&P 2x US Anti-Equity Premium, FactorShares S&P 2x US Equity Anti-USD, FactorShares S&P GSCI® 2x Crude Oil Premium and FactorShares S&P GSCI® 2x Gold Premium, each a Fund and collectively the Funds, are each organized as a Delaware statutory trust.  Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund only.  Shares in each Fund will be separately offered.  Shares may be purchased from each Fund only by certain eligible financial institutions, called Authorized Participants, and only in one or more blocks of 100,000 Shares, called a Basket.  Each Fund will issue its Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the applicable Fund, at the net asset value of 100,000 Shares of the applicable Fund as of the closing time of the NYSE Arca, Inc., or the NYSE Arca, or the last to close of the exchanges on which the applicable Fund’s futures contracts are traded, whichever is latest, on the date that a valid order to create a Basket is accepted by the applicable Fund.

Authorized Participants may sell the Shares they purchase from a Fund to other investors at prices that are expected to reflect, among other factors, the trading price of such Fund’s Shares on the NYSE Arca and the supply of and demand for Shares of such Fund at the time of sale and are expected to fall between net asset value and the trading price of the Shares of such Fund on the NYSE Arca at the time of sale.

The Shares of each Fund will trade on the NYSE Arca under the following symbols:

•      FactorShares S&P 2x US Equity Premium – [___];

•      FactorShares S&P 2x US Anti-Equity Premium – [__];

•      FactorShares S&P 2x US Equity Anti-USD – [__];

•      FactorShares S&P GSCI® 2x Crude Oil Premium – [__]; and

•      FactorShares S&P GSCI® 2x Gold Premium – [___].

Factor Capital Management, LLC serves as the managing owner, or the Managing Owner, and commodity pool operator of each Fund.  Each Fund trades certain exchange-traded futures contracts, with a view to tracking its corresponding index, on a daily and leveraged basis.  Each Fund also earns interest income from United States Treasury and other high credit quality short-term fixed income securities.

•    FactorShares S&P 2x US Equity Premium is designed to seek daily investment results, before fees and expenses, corresponding to +200% of the daily differences in the changes, positive or negative, of the S&P U.S. Equity Risk Premium Total Return Index.

•    FactorShares S&P 2x US Anti-Equity Premium is designed to seek daily investment results, before fees and expenses, corresponding to -200% (the inverse) of the daily differences in the changes, positive or negative, of the S&P U.S. Equity Risk Premium Total Return Index.

•    FactorShares S&P 2x US Equity Anti-USD is designed to seek daily investment results, before fees and expenses, corresponding to +200% of the daily price differences in the changes, positive or negative, of the S&P 500® Non-US Dollar Index.

•    FactorShares S&P GSCI® 2x Crude Oil Premium is designed to seek daily investment results, before fees and expenses, corresponding to +200% of the daily differences in the changes, positive or negative, of the S&P Crude Oil - Equity Spread Total Return Index.

•    FactorShares S&P GSCI® 2x Gold Premium is designed to seek daily investment results, before fees and expenses, corresponding to +200% of the daily differences in the changes, positive or negative, of the S&P Gold - Equity Spread Total Return Index.

We refer to each of the indexes as an Index and we refer to them collectively as the Indexes.

As described in the prospectus, each Fund will have a leverage ratio of 4:1 upon daily rebalancing, which increases the potential for both trading profits and losses.

BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD UNDERSTAND THAT THE OBJECTIVE OF EACH FUND IS TO TRACK ITS CORRESPONDING INDEX ON A LEVERAGED BASIS FOR A MAXIMUM PERIOD OF A SINGLE TRADING DAY.  DUE TO A NUMBER OF REASONS AS DESCRIBED THROUGHOUT THE PROSPECTUS, INCLUDING, BUT NOT LIMITED TO, MATHEMATICAL COMPOUNDING, DAILY REBALANCING AND VOLATILITY, EACH FUND WILL NOT TRACK ITS CORRESPONDING INDEX FOR A PERIOD LONGER THAN A SINGLE TRADING DAY.

Except when aggregated in Baskets, the Shares are not redeemable securities.

THE SHARES ARE SPECULATIVE SECURITIES AND THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN A FUND.  PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 21.

•	Futures trading is volatile and even a small movement in market prices could cause large losses.
•	The success of each Fund’s trading program will depend upon the skill of the Managing Owner and its trading principals.
•
Because the Funds are leveraged at approximately 4:1 as described in the prospectus, a relatively small movement in the price of a futures contract owned by a Fund may cause greater losses.  If an Index moves more than 50% in a direction adverse to the corresponding Fund, you could lose all of your investment.

•	You will sustain losses if the substantial expenses of a Fund are not offset by profits from its investments and/or interest income.
•
Investors in each Fund will pay fees in connection with their investment in Shares including asset-based fees of 0.75% per annum and routine operational, administrative and other ordinary expenses of approximately 0.40% per annum.  Additional charges include brokerage commissions expected to be (i) 0.08% of the net asset value of FactorShares S&P 2x US Equity Premium, (ii) 0.11% of the net asset value of FactorShares S&P 2x US Anti-Equity Premium, (iii) 0.10% of the net asset value of FactorShares S&P 2x US Equity Anti-USD, (iv) 0.19% of the net asset value of FactorShares S&P GSCI® 2x Crude Oil Premium, and (v) 0.13% of the net asset value of FactorShares S&P GSCI® 2x Gold Premium, in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.  Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor.

On [•], 20[_], [______], as the Initial Purchaser, subject to certain conditions, agreed to purchase and will take delivery of 100,000 Shares of each Fund, which comprise the initial Baskets, at a purchase price of $25.00 per Share ($2,500,000 per Basket), as described in “Plan of Distribution.”  The Initial Purchaser proposes to offer to the public these 100,000 Shares at a per-share offering price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for Shares of each Fund at the time of offer.  Shares offered by the Initial Purchaser at different times may have different offering prices.  The Initial Purchaser will not receive from the Funds, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.  The Initial Purchaser may charge a customary brokerage commission.

Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create.  Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer.  Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.  Authorized Participants will not receive from the Funds, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.  An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.  [In addition, the Funds will pay a marketing fee to the Distributor.]  For more information regarding these items of compensation paid to FINRA members, please see the “Plan of Distribution” section on page 93.

Retail investors may purchase and sell Shares through traditional brokerage accounts.  Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor.  Investors are encouraged to review the terms of their brokerage accounts for applicable charges.  Also, the excess, if any, of the price at which the Initial Purchaser or an Authorized Participant sells a Share over the price paid by the Initial Purchaser or such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.  None of the Funds are a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.  The Shares are neither interests in nor obligations of any of the Managing Owner, the Initial Purchaser, the Trustee or any of their respective affiliates.

([_____] [__], 2010)

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL.  IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY AND BROKERAGE FEES.  IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THESE POOLS AT PAGE 67 AND A STATEMENT OF THE PERCENTAGE RETURNS NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 15.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN ANY OF THESE COMMODITY POOLS.  THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 21 THROUGH 51.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

THE BOOKS AND RECORDS OF EACH FUND WILL BE MAINTAINED AS FOLLOWS: BASKET CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY [______], [ADDRESS], TELEPHONE NUMBER (-) [_______].  ALL OTHER MARKETING MATERIALS, BOOKS AND RECORDS OF EACH FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM EACH FUND’S COMMODITY BROKERS) WILL BE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O FACTOR CAPITAL MANAGEMENT, LLC, 2500 PLAZA 5, HARBORSIDE FINANCIAL CENTER, JERSEY CITY, NEW JERSEY 07311; TELEPHONE NUMBER (201) 309-3077.  SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT.  MONTHLY ACCOUNT STATEMENTS FOR EACH FUND CONFORMING TO COMMODITY

FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE AT WWW.[______].COM.  ADDITIONAL REPORTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES.  THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS OF EACH FUND, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUNDS.  YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUNDS WILL FILE PERIODIC, QUARTERLY AND ANNUAL REPORTS WITH THE SEC.  YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C.  PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE FUNDS WILL BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUNDS, THE MANAGING OWNER, THE INITIAL PURCHASER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN:  “THE FUNDS ARE NOT MUTUAL FUNDS OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND ARE NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES.  SEE “PLAN OF DISTRIBUTION.”

FactorSharesTM is a service mark owned by Factor Advisors, LLC for which a federal service mark registration application is currently pending before the U.S. Patent and Trademark Office.

PART ONE
DISCLOSURE DOCUMENT

SUMMARY 1

The Funds 1
Shares Listed on the NYSE Arca 1
Purchases and Sales in the Secondary Market on the NYSE Arca 1
Pricing Information Available on the NYSE Arca and Other Sources 1
CUSIP Numbers 3
Risk Factors 3
The Trustee 5
Investment Objectives of the Funds 5
Description of the S&P Factor Index™ Series 8
Shares of Each Fund Should Track Closely the Value of its Index 9
The Managing Owner 10
The Commodity Broker 10
The Administrator 11
The Distributor 11
"800" Number for Investors 11
Limitation of Liabilities 11
Creation and Redemption of Shares 12
The Offering 12
Authorized Participants 12
Net Asset Value 12
Clearance and Settlement 12
Segregated Accounts/Interest Income 13
Fees and Expenses 14
Breakeven Amounts 15
Distributions 15
Fiscal Year 15
Financial Information 15
U.S. Federal Income Tax Considerations 15
Breakeven Table 16
Reports to Shareholders 19
Cautionary Note Regarding Forward-Looking Statements 19

ORGANIZATION CHART 20

THE RISKS YOU FACE 21

SUMMARY

This summary of all material information provided in this Prospectus is intended for quick reference only.  The remainder of this Prospectus contains more detailed information.  You should read the entire Prospectus, including all exhibits to the Prospectus, before deciding to invest in Shares of any Fund. This Prospectus is intended to be used beginning [__], 2010.

 The Funds

Each of the Funds was formed as a Delaware statutory trust on January 26, 2010.  Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund.  The term of each Fund is perpetual (unless terminated earlier in certain circumstances).  The principal office of the Funds is located at c/o Factor Capital Management, LLC, 2500 Plaza 5, Harborside Financial Center, Jersey City, New Jersey 07311, and the telephone number of each of them is (201) 309-3077.

 Shares Listed on the NYSE Arca

The Shares of each Fund will be listed on the NYSE Arca under the following symbols:

•   FactorShares S&P 2x US Equity Premium – [___];

•   FactorShares S&P 2x US Anti-Equity Premium – [__];

•   FactorShares S&P 2x US Equity Anti-USD – [__];

•   FactorShares S&P GSCI® 2x Crude Oil Premium – [__]; and

•   FactorShares S&P GSCI® 2x Gold Premium – [___]

Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges.

Purchases and Sales in the Secondary Market on the NYSE Arca

The Shares of each Fund will trade on the NYSE Arca like any other equity security.

Baskets of Shares in each Fund may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser.  It is expected that Baskets in a Fund will be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the net asset value per Share.  Authorized Participants are expected to sell such Shares, which will be listed on the NYSE Arca, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund on the NYSE Arca and the supply of and demand for the Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the NYSE Arca at the time of sale.  Similarly, it is expected that Baskets in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the net asset value per Share.  Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these valuations are expected to be very close.  Investors will be able to use the indicative intra-day value per Share to determine if they want to purchase in the secondary market via the NYSE Arca.  The intra-day indicative value per Share of each Fund is based on the prior day’s final net asset value, adjusted four times per minute throughout the trading day to reflect the continuous price changes of such Fund’s futures contracts and holdings of United States Treasuries or other high credit quality short-term fixed income securities to provide a continuously updated estimated net asset value per Share.

Retail investors may purchase and sell Shares through traditional brokerage accounts.  Purchases or sales of Shares may be subject to customary brokerage commissions.  Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

 Pricing Information Available on the NYSE Arca and Other Sources

In order to calculate the indicative Index value of each Index on a total return basis, Standard & Poor’s Financial Services LLC, or the Index Sponsor polls Reuters every 15 seconds of each trading day to determine the real time value of each of the following components of each Index:

The intra-day indicative value per Share of each Fund is calculated by adding the intra-day Fixed Income Instruments level plus the intra-day level of the applicable Index which will then be applied to the last published net asset value of such Fund, less accrued fees.

The current trading price per Share of each Fund (quoted in U.S. dollars) will be published continuously under its own ticker symbol as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner's website at http://www.[ ].com, or any successor thereto.

The Managing Owner publishes the net asset value of each Fund and the net asset value per Share of each Fund daily. Additionally, the Index Sponsor publishes the intra-day level of each Index, and the Managing Owner publishes the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner's website at http://www.[ ].com, or any successor thereto.

The Index Sponsor publishes the Closing Level of each Index daily. The most recent end-of-day Closing Level of each Index is published under its own symbol as of the close of business for the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner's website at http://www.[ ].com, or any successor thereto. The most recent end-of-day net asset value of each Fund is published under its own symbol as of the close of business on Reuters and/or Bloomberg and on the Managing Owner's website at http://www.[ ].com, or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund is published the following morning on the consolidated tape.

The following tables list the NYSE Arca symbols and their meanings with respect to the Funds and the Indexes:

FactorShares S&P 2x US Equity Premium	
NYSE Arca Ticker Symbol	[ ]
End of Day Index Closing Level Symbol	[ ]
End-of-Day Net Asset Value Symbol	[ ]
Intra-Day Index Level Symbol	[ ]
Intra-Day Indicative Values Per Share Symbol	[ ]

FactorShares S&P 2x US Anti-Equity Premium	
NYSE Arca Ticker Symbol	[ ]
End of Day Index Closing Level Symbol	[ ]
End-of-Day Net Asset Value Symbol	[ ]
Intra-Day Index Level Symbol	[ ]
Intra-Day Indicative Values Per Share Symbol	[ ]

FactorShares S&P 2x US Equity Anti-USD	
NYSE Arca Ticker Symbol	[ ]
End of Day Index Closing Level Symbol	[ ]
End-of-Day Net Asset Value Symbol	[ ]
Intra-Day Index Level Symbol	[ ]
Intra-Day Indicative Values Per Share Symbol	[ ]

FactorShares S&P GSCI® 2x Crude Oil Premium	
NYSE Arca Ticker Symbol	[ ]
End of Day Index Closing Level Symbol	[ ]
End-of-Day Net Asset Value Symbol	[ ]
Intra-Day Index Level Symbol	[ ]
Intra-Day Indicative Values Per Share Symbol	[ ]

FactorShares S&P GSCI® 2x Gold Premium	
NYSE Arca Ticker Symbol	[ ]
End of Day Index Closing Level Symbol	[ ]
End-of-Day Net Asset Value Symbol	[ ]
Intra-Day Index Level Symbol	[ ]
Intra-Day Indicative Values Per Share Symbol	[ ]

All of the foregoing information with respect to each Index, including each Index's history, is also available at the Index Sponsor's website at http://www.[   ].com.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Indexes from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Funds or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of any of the Indexes or any data included in any of the Indexes.

CUSIP Numbers

Risk Factors

An investment in Shares of any Fund is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks that are common to all the Funds. Each Fund has particular risks that are set forth elsewhere in this Prospectus.

- The Funds have no operating history. Therefore, a potential investor has no performance history to serve as a factor for evaluating an investment in any Fund.

- Past performance, when available, is not necessarily indicative of future results; all or substantially all of an investment in any Fund could be lost.

- The trading of each Fund will take place in very volatile markets.

- Price volatility, which is amplified by the use of leverage, may possibly cause the total loss of an investor's investment and may adversely impact performance over periods longer than a single trading day. However, you should understand that the objective of each Fund is to track its corresponding Index on a leveraged basis for a maximum period of a single trading day.

- Using leverage and/or short positions should be considered to be speculative and may result in the total loss of an investor's investment.

- Because each Fund seeks investment results corresponding to +200% or -200% of the daily price changes of an Index, the risk of total loss exists in the event of a daily movement of a Fund's Index in excess of 50% in a direction adverse to the Fund.

- Each Fund is subject to the fees and expenses set forth below (prior to the amount of any commissions charged by the investor's broker in connection with an investor's purchase of Shares) and will be successful only if significant losses are avoided.

Fund Name			
Fees and Expenses	Yield on 6-month U.S. Treasury bills	Required Income to Break Even	
		%	$[1]
FactorShares S&P 2x US Equity Premium			
1.23%	(0.16)%	1.07	0.27
FactorShares S&P 2x US Anti-Equity Premium			
1.26%	(0.16)%	1.10	0.28
FactorShares S&P 2x US Equity Anti-USD			
1.25%	(0.16)%	1.09	0.28
FactorShares S&P GSCI® 2x Crude Oil Premium			
1.34%	(0.16)%	1.18	0.30
FactorShares S&P GSCI® 2x Gold Premium			
1.28%	(0.16)%	1.12	0.28

[1] The dollar amount as specified in the above table reflects that amount of required income to break even per annum per Share assuming that the net asset value of each Share is $25.00.

Each Fund is subject to the approximate fees and expenses in the aggregate amounts per annum set forth in the above table and elsewhere in this Prospectus. Each Fund will be successful only if its annual returns from futures trading, plus its annual interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities, exceed these fees and expenses. Each Fund is expected to earn interest income equal to 0.16% per annum, based upon the yield of 6-month U.S. Treasury bills as of February 3, 2010, or a dollar amount as specified in the above table per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 6-month U.S. Treasury bills and the annual fees and expenses, each Fund will be required to earn a net income equal to or greater than the approximate amount per annum set forth in the above table, assuming that each Fund does not experience gains or losses from its futures trading in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 6-month U.S. Treasury bills.

- As of the date of this prospectus, each Index Future Contract is subject to the speculative position limits as provided below, or Affected Index Futures Contracts, except with respect to the U.S. Dollar Index® futures contract, which is traded on ICE Futures U.S.®, Inc. The Funds are subject to position limits and, consequently, a Fund's ability to issue new Baskets or the Fund's ability to reinvest income in additional futures contracts corresponding to the Affected Index Futures Contracts may be limited to the extent that these activities would cause the Fund to exceed the applicable position limits, unless the Fund trades alternative futures contracts or over-the counter derivatives in addition to and as a proxy for futures on the Affected Index Commodities. Speculative position limits may affect the correlation between changes in the net asset value per Share and changes in the level of the corresponding Index, and the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of such Fund. That is, the use of alternative futures contracts or over-the-counter derivatives in addition to or as a proxy for futures on the Affected Index Futures Contracts, or the inability to create additional Baskets, could result in additional tracking error between changes in the net asset value per Share and changes in the level of the corresponding Index, or could result in the Shares of a Fund trading at a premium or discount to net asset value per Share.

of the Managing Owner, such substitute instruments tend to exhibit trading prices that correlate with the “impaired” Index Futures Contract.

•  There can be no assurance that a Fund will achieve profits or avoid losses, significant or otherwise.

•  Performance of a Fund may not track its Index on a daily basis.  Such tracking error may cause a Fund to outperform or underperform its Index on a daily basis.

•  Certain potential conflicts of interest exist.  An affiliate of the Commodity Broker is a member of Factor Advisors, LLC, the parent and the sole owner of the Managing Owner.  Therefore, the Managing Owner has a disincentive to replace the Commodity Broker as the Funds’ broker due to this relationship.  The Commodity Broker may have a conflict of interest between its execution of trades for the Funds and for its other customers.  More specifically, the Commodity Broker will benefit from executing orders for other clients, whereas the Funds may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Funds’ accounts due to the existence of such other clients.  Allocation of resources between the Funds adds to the potential conflict.  Proprietary trading by the affiliates of the Managing Owner and the Commodity Broker may create conflicts of interest from time-to-time because such proprietary trades may take a position that is opposite of that of a Fund or may compete with a Fund for certain positions within the marketplace.  See “Conflicts of Interest” for a more complete disclosure of various conflicts.  The Managing Owner has not established any formal procedures to resolve conflicts of interest.  Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably.  Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Funds.
The Trustee

Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the sole trustee of the Funds.  The Trustee has only nominal duties and liabilities to the Funds.

 Investment Objectives of the Funds

BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD UNDERSTAND THAT THE OBJECTIVE OF EACH FUND IS TO TRACK ITS CORRESPONDING INDEX ON A LEVERAGED BASIS FOR A MAXIMUM PERIOD OF A SINGLE TRADING DAY.  DUE TO A NUMBER OF REASONS AS DESCRIBED THROUGHOUT THE PROSPECTUS, INCLUDING, BUT NOT LIMITED TO, MATHEMATICAL COMPOUNDING, DAILY REBALANCING AND VOLATILITY, EACH FUND WILL NOT TRACK ITS CORRESPONDING INDEX FOR A PERIOD LONGER THAN A SINGLE TRADING DAY.

Each Fund intends to track its corresponding Index on a leveraged and daily basis in order to reflect the “intercommodity spread,” positive or negative, between the corresponding sub-indexes constructed from futures contracts, or Index Futures Contracts, of each Index.  Each Index is comprised of a long sub-index, or Long Sub-Index, and a short sub-index, or Short Sub-Index, individually a Sub-Index, collectively, the Sub-Indexes.  The Long Sub-Index is composed of one long front Index Futures Contract, or the Long Index Futures Contract.  The Short Sub-Index is composed of one short front Index Futures Contract, or the Short Index Futures Contract.  Each Index is calculated to reflect the corresponding “intercommodity spread,” which is the difference in the daily changes, positive or negative, between the value of the Long Sub-Index and the value of the Short Sub-Index.  The objective of each Leveraged Fund is to potentially benefit from a positive difference in the daily price return between the Long Sub-Index and the Short Sub-Index on a leveraged basis.  The objective of each Leveraged Inverse Fund is to potentially benefit from a negative difference in the daily price return between the Long Sub-Index and the Short Sub-Index on a leveraged basis.

The Indexes have been designed with the intent that the Long Sub-Index, and in turn, the underlying Long Index Futures Contract, may generally move in the same direction as its corresponding Index,

therefore advancing when the Index advances and declining when the Index declines.  The Short Sub-Index, and in turn, the underlying Short Index Futures Contract of each Index, may generally move in the opposite direction of the Index, advancing when the Index declines and declining when the Index advances.  There can be no assurance that these relationships will not reverse from time-to-time, resulting in losses on both Sub-Indexes and the underlying Index Futures Contracts simultaneously, and in turn, the Funds.

Each Fund seeks to track changes, as closely as possible, in an amount equal to +200% or -200% of the daily changes (either +200% with respect to the Leveraged Funds, -200% with respect to the Leveraged Inverse Funds, as applicable, or the Fund Multiple), whether positive or negative, in the level of its corresponding Index through each respective Fund’s portfolio of exchange traded futures contracts on its underlying Index Futures Contracts, plus the excess, if any, of its interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of each Fund.

Upon daily rebalancing, the portfolio of each Fund will be comprised of approximately equally valued positions with respect to each of its Long Index Futures Contracts and Short Index Futures Contracts.  The notional value of a Fund’s underlying positions in each of its Long Index Futures Contracts and its Short Index Futures Contracts will be approximately equal to twice the value of each Fund’s holdings of United States Treasury and other high credit quality short-term fixed income securities, or the Fund’s Equity, upon establishment of each of these positions and upon rebalancing on a daily basis.  As a result, the notional value of a Fund’s underlying positions in each of its Long Index Futures Contracts and its Short Index Futures Contracts will equal to +200% of the Fund’s Equity.  Therefore, the aggregate notional value of a Fund’s futures contracts portfolio upon establishment of each of these positions and upon rebalancing on a daily basis will equal to +400% of the Fund’s Equity, or Leveraged Fund Positions.  The Leveraged Fund Positions are rebalanced daily in order to ensure that each Fund tracks its corresponding Index for a single trading day in accordance with its respective Fund Multiple.

The use of leverage increases the potential for both trading profits and losses, depending on the changes in market value of the Long Index Futures Contracts positions and the Short Index Futures Contracts positions of each Fund.  Because the notional value of each Fund’s Index Futures Contracts will rise or fall throughout each trading day and prior to rebalancing, the leverage ratio could be higher or lower than the 4:1 leverage ratio.  As the ratio increases, your losses will increase correspondingly.  For example, your investment in a Leveraged Fund with a Fund Multiple of +200% assumes a 4:1 leverage ratio, upon rebalancing and excluding the return on United States Treasuries and other high credit quality short-term fixed income securities, since it will be reduced by an amount equal to -4% daily when both of the following occur on the same trading day: 1) the Long Sub-Index decreases -1% and 2) the Short Sub-Index increases +1%.  Similarly, your investment in a Leveraged Inverse Fund with a Fund Multiple of -200% assumes a 4:1 leverage ratio, upon rebalancing and excluding the return on United States Treasuries and other high credit quality short-term fixed income securities, since it will be reduced by an amount equal to -4% daily when both of the following occur on the same trading day: 1) the Long Sub-Index increases +1% and 2) the Short Sub-Index decreases -1%.

Each Leveraged Fund and Leveraged Inverse Fund seeks a daily exposure equal to +200% or -200% of the corresponding Index Return, respectively.  As a consequence, a potential risk of total loss exists if a corresponding Index Return changes 50% or more over a single trading day or less, in a direction adverse to the applicable Fund (i.e., meaning a decline of 50% or more in the value of the Index Return of a Leveraged Fund, or a gain of 50% or more in the value of the Index Return of a Leveraged Inverse Fund).  The risk of total loss exists in a short period of time as a result of significant Index movements.

For periods longer than a single trading day, no Fund attempts to and should not be expected to, provide returns that are equal to the Fund Multiple (i.e. +200% with respect to the Leveraged Funds, or -200% with respect to the Leveraged Inverse Funds, as applicable), of the cumulative percentage return of the Index, or Index Return.  For periods longer than a single trading day, and before accounting for fees, fund expenses, income and roll yield of the applicable Fund, it is unlikely that a Fund’s returns will equal the Fund Multiple times the Index Return, or the Index Return Multiple, of its corresponding Index.

For periods longer than a single trading day, investors should not attempt to calculate the anticipated or actual return of a Fund by simply multiplying the Fund Multiple by the Index Return of the corresponding Index because such a result is an insufficient methodology and does not account for the mathematical effects arising from the interaction of leverage (in the amount of the Fund Multiple) and the rebalancing experienced daily by each Fund, or the Fund Compounding.  The Funds do not seek to achieve their stated investment objectives over a period of time longer than a single trading day because the Index Return Multiple formula does not account for Fund Compounding, and therefore, by definition, prevents the Funds from tracking the Index Return Multiple for a period longer than a single trading day.

The Shares of each Fund are designed for investors who want a cost-effective and convenient way to invest daily in leveraged intercommodity spread futures on U.S. and non-U.S. markets, as applicable.

Advantages of investing in the Shares include:

•  Ease and Flexibility of Investment.  The Shares of each Fund will trade intraday on the NYSE Arca and provide institutional and retail investors with indirect access to the intercommodity spread futures markets.  The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities.  Retail investors may purchase and sell Shares through traditional brokerage accounts.

•  Shares May Provide A More Cost Effective Alternative.  Investing in the Shares of a Fund may be easier and less expensive for an investor than constructing and trading a comparable intercommodity spread futures portfolio, or investing in other financial products with a similar investment objective as the Shares of a Fund.

•  Margin.  Shares are eligible for margin accounts.

•  Transparency.  The Shares provide a more direct investment in commodities and certain financial instruments than mutual funds and other financial products that may invest in commodity-linked notes or financial instrument-linked notes, which have implicit imbedded costs, credit risk and unspecified leverage.

•  Hedging.  Shares of a Fund may serve to hedge or partially hedge a portfolio on a daily basis to the extent the Shares exhibit negative correlation with other securities in an investor’s portfolio.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

Each Fund intends to track the below Indexes, and in turn, to reflect the following intercommodity spreads:

•  FactorShares S&P 2x US Equity Premium, or the Equity/Treasury Intercommodity Spread Fund, is designed to seek daily investment results, before fees and expenses, corresponding to +200% of the daily differences in the changes, positive or negative, of the S&P U.S. Equity Risk Premium Total Return Index, or the Equity/Treasury Intercommodity Spread Index.  The Equity/Treasury Intercommodity Spread Index is intended to reflect the daily differences in the changes, positive or negative, between the value of the S&P 500® Futures Excess Return Index, which is constructed from the front Long Index Futures Contract on the E-mini Standard and Poor’s 500 Stock Price IndexTM Futures, or the Equity Index Futures Contract, and the value of the S&P 30-Year Treasury Bond Futures Excess Return Index, which is constructed from the front Index Futures Contract on the 30-Year U.S. Treasury Bond Futures, or the Treasury Index Futures Contract.

•  FactorShares S&P 2x US Anti-Equity Premium, or the Treasury/Equity Intercommodity Spread Fund, is designed to seek daily investment results, before fees and expenses, corresponding to -200% (the inverse) of the daily differences in the changes, positive or negative, of the Equity/Treasury Intercommodity Spread Index.  The Treasury/Equity Intercommodity Spread Fund is intended to reflect the inverse of the daily differences in the changes, positive or negative, of the Treasury/Equity Intercommodity Spread Index by constructing a portfolio which will be comprised of the front Long Index Futures Contract on the Treasury Index Futures Contract, and the front Short Index Futures Contract on the Equity Index Futures Contract.

•  FactorShares S&P 2x US Equity Anti-USD, or the Equity/Currency Intercommodity Spread Fund, is designed to seek daily investment results, before fees and expenses, corresponding to +200% of the daily price differences in the changes, positive or negative, of the S&P 500® Non-US Dollar Index, or the Equity/Currency Intercommodity Spread Index.  The Equity/Currency Intercommodity Spread Index is intended to reflect the daily differences in the changes, positive or negative, between the value of the S&P 500® Futures Excess Return Index, which is constructed from the near quarter Long Index Futures Contract on the Equity Index Futures Contract, and the value of the [____________] Index, which is constructed from the near quarter contract on the U.S. Dollar Index® Futures, or the Currency Index Futures Contract.

•  FactorShares S&P GSCI® 2x Crude Oil Premium, or the Oil/Equity Intercommodity Spread Fund, is designed to seek daily investment results, before fees and expenses, corresponding to +200% of the daily differences in the changes, positive or negative, of the S&P Crude Oil - Equity Spread Total Return Index, or the Oil/Equity Intercommodity Spread Index.  The Oil/Equity Intercommodity Spread Index is intended to reflect the daily differences in the changes, positive or negative, between the value of the S&P GSCI® Crude Oil Excess Return Index, and the value of the S&P 500® Futures Excess Return Index, which is constructed from the front Short Index Futures Contract on the Equity Index Futures Contract.

•  FactorShares S&P GSCI® 2x Gold Premium, or the Gold/Equity Intercommodity Spread Fund, is designed to seek daily investment results, before fees and expenses, corresponding to +200% of the daily differences in the changes, positive or negative, of the S&P Gold - Equity Spread Total Return Index, or the Gold/Equity Intercommodity Spread Index.  The Gold/Equity Intercommodity Spread Index is intended to reflect the daily differences in the changes, positive or negative, between the value of the S&P GSCI® Gold Excess Return Index, and the value of the S&P 500® Futures Excess Return Index, which is constructed from the front Short Index Futures Contract on the Equity Index Futures Contract.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Funds to gain full or partial exposure to any Index Futures Contracts, the Funds may:

•  invest in a futures contract referencing the particular Index Futures Contract other than the specific Index Futures Contract that underlies the applicable Index, or

•  invest in a forward agreement, swap, or other OTC derivative referencing the particular Index Futures Contract, or

•  in the alternative, invest in another futures contract, forward agreement, swap or OTC derivative not based on the particular Index Futures Contract, if, in the commercially reasonable judgment of the Managing Owner, such substitute instruments tend to exhibit trading prices that correlate with the “impaired” Index Futures Contract.

Each Fund will make distributions at the discretion of the Managing Owner.  To the extent that a Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of such Fund, the Managing Owner expects periodically to make distributions of the amount of such excess.  The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

The Fund’s portfolio also will include United States Treasury securities and other high credit quality short-term fixed income securities for deposit with the Fund’s Commodity Broker as margin.

Description of the S&P Factor Index™ Series

Standard & Poor’s®, S&P® and GSCI® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by the Managing Owner.  The Funds are not sponsored, endorsed, sold or promoted by S&P or its affiliates, and S&P and its affiliates make no representation, warranty or condition regarding the advisability of buying, selling or holding shares in the Funds.

The Standard & Poor’s Factor Index Series, or the Indexes, are intended to reflect the differences in the intercommodity spreads, positive or negative, between the corresponding sub-indexes constructed from futures contracts, or Index Futures Contracts, of each Index.  Each Index is comprised of a long sub-index, or Long Sub-Index, and a short sub-index, or Short Sub-Index, individually a Sub-Index, collectively, the Sub-Indexes.  The Long Sub-Index is composed of the long front Index Futures Contract, or the Long Index Futures Contract.  The Short Sub-Index is composed of the short front Index Futures Contract, or the Short Index Futures Contract.  Each Index is calculated to reflect the corresponding “intercommodity spread,” which is the difference in the daily changes, positive or negative, between the value of the Long Sub-Index and the value of the Short Sub-Index.  The objective of each Index is to potentially benefit from the price difference between the Sub-Indexes, and in turn, the underlying Index Futures Contracts.

Although each Index is calculated to reflect both an excess return and a total return, each Fund tracks an Index that is calculated to reflect a total return.

The Indexes intend to reflect the following intercommodity spreads:

•  S&P U.S. Equity Risk Premium Total Return Index, or the Equity/Treasury Intercommodity Spread Index, is intended to reflect the daily differences in the changes, positive or negative, between the value of the S&P 500® Futures Excess Return Index, which is constructed from the front Long Index Futures Contract on the E-mini Standard and Poor’s 500 Stock Price IndexTM Futures, or the Equity Index Futures Contract, and the value of the S&P 30-Year Treasury Bond Futures Excess Return Index, which is constructed from the front Index Futures Contract on the 30-Year U.S. Treasury Bond Futures, or the Treasury Index Futures Contract.

•  S&P 500® Non-US Dollar Index, or the Equity/Currency Intercommodity Spread Index, is intended to reflect the daily differences in the changes, positive or negative, between the value of the S&P 500® Futures Excess Return Index, which is constructed from the near quarter Long Index Futures Contract on the Equity Index Futures Contract, and the value of the [____________] Index, which is constructed from the near quarter contract on the U.S.

Dollar Index® Futures, or the Currency Index Futures Contract.

•  S&P Crude Oil - Equity Spread Total Return Index, or the Oil/Equity Intercommodity Spread Index, is intended to reflect the daily differences in the changes, positive or negative, between the value of the S&P GSCI® Crude Oil Excess Return Index, and the value of the S&P 500® Futures Excess Return Index, which is constructed from the front Short Index Futures Contract on the Equity Index Futures Contract.

•  S&P Gold - Equity Spread Total Return Index, or the Gold/Equity Intercommodity Spread Index, is intended to reflect the daily differences in the changes, positive or negative, between the value of the S&P GSCI® Gold Excess Return Index, and the value of the S&P 500® Futures Excess Return Index, which is constructed from the front Short Index Futures Contract on the Equity Index Futures Contract.

The sponsor of each Index is Standard & Poor’s Financial Services LLC, or Index Sponsor.

There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses. The Funds have no performance histories.  The value of the Shares of each Fund on the secondary market is expected to fluctuate generally in relation to changes in the net asset value of the applicable Fund.

 Shares of Each Fund Should Track Closely the Value of its Index

Each Fund seeks to track changes, as closely as possible, in an amount equal to 200% of the daily changes (either +200% with respect to the Leveraged Funds, -200% with respect to the Leveraged Inverse Funds, as applicable, or the Fund Multiple), whether positive or negative, in the level of its corresponding Index through each respective Fund’s portfolio of exchange traded futures contracts on its underlying Index Futures Contracts, plus the excess, if any, of its interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of each Fund.

The value of the Shares of each Fund is expected to fluctuate in relation to changes in the value of its corresponding portfolio.  The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these two valuations are expected to be very close.

Each Fund holds a portfolio of Index Futures Contracts, each of which are traded on various futures markets in the United States.  Each Fund also holds cash and United States Treasury securities and other high credit quality short-term fixed income securities for deposit with its Commodity Broker as margin.  No Fund is “managed” by traditional methods, which typically involve effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions.

 The Managing Owner

Factor Capital Management, LLC, a Delaware limited liability company, will serve as the Managing Owner of each Fund.  The Managing Owner was formed on November 2, 2009.  The Managing Owner will serve as the commodity pool operator of each Fund.  The Managing Owner has been registered with the Commodity Futures Trading Commission, or the CFTC, as a commodity pool operator and has been a member of the National Futures Association, or the NFA, in such capacity since December 17, 2009.  The Managing Owner and its trading principals have no experience in operating commodity pools and managing futures trading accounts.  As a registered commodity pool operator with respect to each Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements.  The Managing Owner also will be subject to periodic inspections and audits by the CFTC and NFA.  The principal office of the Managing Owner is located at 2500 Plaza 5, Harborside Financial Center, Jersey City, New Jersey 07311.  The telephone number of the Managing Owner is (201) 309-3077.

Each Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of such Fund.  The Management Fee will be paid in consideration of the Managing Owner’s futures advisory services.
The Commodity Broker

A variety of executing brokers will execute futures transactions on behalf of the Funds.  Such executing brokers will give-up all such transactions to Interactive Brokers LLC, a Connecticut limited liability company, which will serve as each Fund’s clearing broker, or Commodity Broker.  An affiliate of the Commodity Broker is a member of Factor Advisors, LLC, the parent of the Managing Owner.  In its capacity as clearing broker, the Commodity Broker will execute and clear each Fund’s futures transactions and will perform certain administrative services for each Fund.  The Commodity Broker is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

Each Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund.  On average, total charges paid to the Commodity Broker are expected to be less than $7.50 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis.  The Managing Owner does not expect brokerage commissions and fees to exceed:

•  0.08% of the net asset value of FactorShares S&P 2x US Equity Premium,

•  0.11% of the net asset value of FactorShares S&P 2x US Anti-Equity Premium,

•  0.10% of the net asset value of FactorShares S&P 2x US Equity Anti-USD,

•  0.19% of the net asset value of FactorShares S&P GSCI® 2x Crude Oil Premium, and

•  0.13% of the net asset value of FactorShares S&P GSCI® 2x Gold Premium in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Administrator

Each Fund has appointed [_______________] as the administrator, or the Administrator, of each Fund and has entered into an Administration Agreement in connection therewith.  [_______________] will serve as custodian, or Custodian, of each Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith.  [_______________] will also serve as the transfer agent, or Transfer Agent, of each Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

[_______________], a [type of entity organized under the laws of __________] with [trust] powers, has an office at [__________].  [_______________] is subject to supervision by the [state regulatory agency and the Board of Governors of the Federal Reserve System].  Information regarding the net asset value of each Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from [_______________] by calling the following telephone number:  (___) ______ - ____.  A copy of the Administration Agreement is available for inspection at [_______________] office identified above.

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of each Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services.  The Administrator will retain, separately for each Fund, certain financial books and records, including:  Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o [________], [ADDRESS], telephone number (-) [_______].

Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”

The Administrator’s monthly fees will be paid by each Fund.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $[__] per order.  These transaction processing fees are paid by the Authorized Participants and not by any Fund.

Each Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of each Fund and its Shareholders.

 The Distributor

Each Fund has appointed [_______________], or the Distributor, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including [_______________].  The Distributor will not open or maintain customer accounts or handle orders for each Fund.

The Distributor will retain all marketing materials separately for each Fund, at c/o [_______________], [Address]; telephone number (___) ____-____.  Investors may contact the Distributor toll-free in the U.S. at (__) ___-____.  The Managing Owner, on behalf of each Fund, has entered into a [Distribution Services Agreement] with the Distributor.  The Distributor provides distribution services to approximately $[___] billion in client assets.

Each Fund will pay the Distributor for performing its duties on behalf of each Fund as provided under the Distribution Services Agreement.

 “800” Number for Investors

Investors may contact the Managing Owner toll free in the U.S. at [(____) ___-____].

 Limitation of Liabilities

Your investment in a Fund will be subject to the risks of that Fund’s trading.  You cannot lose more than your investment in a Fund, and you will not be subject to the losses or liabilities of a Fund in which you have not invested.  Each Share, when purchased in accordance with the applicable Declaration of Trust and Trust Agreement, or the Trust Declaration,

will, except as otherwise provided by law, be fully-paid and non-assessable.

The debts, liabilities, obligations, claims and expenses incurred, contracted for or otherwise existing with respect to a Fund will be enforceable only against the assets of such Fund.

 Creation and Redemption of Shares

The Funds create and redeem Shares from time-to-time, but only in one or more Baskets.  A Basket is a block of 100,000 Shares of a Fund.  Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser.  Baskets are created and redeemed continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create or redeem a Basket is accepted by a Fund, at the net asset value of 100,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the applicable Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create or redeem a Basket is accepted by a Fund.  For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed.  Except when aggregated in Baskets, the Shares are not redeemable securities.  Authorized Participants pay a transaction fee of $[__] in connection with each order to create or redeem a Basket.  Authorized Participants may sell the Shares included in the Baskets they purchase from the Funds to other investors.

See “Creation and Redemption of Shares” for more details.

 The Offering

On [•], 20[_], [______], as the Initial Purchaser, subject to certain conditions, agreed to purchase and will take delivery of 100,000 Shares of each Fund, which comprise the initial Baskets, at a purchase price of $25.00 per Share ($2,500,000 per Basket), as described in “Plan of Distribution.”

Each Fund will issue Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the applicable Fund, at the net asset value of 100,000 Shares of each Fund as of the closing time of the NYSE Arca or the last to close of the exchanges on which the applicable Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the applicable Fund.

 Authorized Participants

Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser.  Each Authorized Participant must (1) be a registered broker dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with each Fund and the Managing Owner, or a Participant Agreement.  The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions.  A list of the current Authorized Participants may be obtained from the Administrator.  See “Creation and Redemption of Shares” for more details.

 Net Asset Value

Net asset value, in respect of a Fund, means the total assets of the applicable Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

See “Description of the Shares; The Funds; Certain Material Terms of the Trust Declarations – Net Asset Value” for more details.

 Clearance and Settlement

The Shares of each Fund are evidenced by global certificates that the Fund issues to DTC.  The Shares of each Fund are available only in book-entry form.  Shareholders may hold Shares of a Fund through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Segregated Accounts/Interest Income

The proceeds of the offering of each Fund will be deposited in cash in a segregated account in the name of the applicable Fund at the Commodity Broker (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements.  Each Fund will be credited with 100% of the interest earned on its average net assets on deposit with the Commodity Broker or such other financial institution each [day].  In an attempt to increase interest income earned, the Managing Owner expects to invest non-margin assets of each Fund in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations.  Currently, the rate of interest expected to be earned by each Fund is estimated to be 0.16% per annum, based upon the yield on 6-month U.S. Treasury bills as of February 3, 2010.  This interest income will be used by each Fund to pay its own expenses.  See “Fees and Expenses” for more details.

 Fees and Expenses

Management Fee
Each Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of such Fund.  The Management Fee will be paid in consideration of the Managing Owner’s futures advisory services.  From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the applicable Indexes.

Organization and Offering Expenses
Expenses incurred in connection with organizing each Fund and up to the offering of its Shares upon commencement of its trading operations will be paid by the Managing Owner.  Expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its trading operations will be paid by each Fund.

Brokerage Commissions and Fees
Each Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities.  On average, total charges paid to the Commodity Broker are expected to be less than $7.50 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis.  The Managing Owner does not expect brokerage commissions and fees to exceed, (i) 0.08% of the net asset value of FactorShares S&P 2x US Equity Premium, (ii) 0.11% of the net asset value of FactorShares S&P 2x US Anti-Equity Premium, (iii) 0.10% of the net asset value of FactorShares S&P 2x US Equity Anti-USD, (iv) 0.19% of the net asset value of FactorShares S&P GSCI® 2x Crude Oil Premium, and (v) 0.13% of the net asset value of FactorShares S&P GSCI® 2x Gold Premium, in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.  The effects of trading spreads, financing costs associated with financial instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities are not included in the forgoing analysis.

Routine Operational, Administrative and Other Ordinary Expenses
Each Fund will pay all of the routine operational, administrative and other ordinary expenses of such Fund, including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, Administrator, Custodian, Transfer Agent and Distributor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.  Such routine expenses are not expected to exceed 0.40% of the net asset value of such Fund in any year.

Extraordinary Fees and Expenses
Each Fund will pay all the extraordinary fees and expenses, if any, of itself.  Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses.  Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First Out of Interest Income
The Management Fee and the brokerage commissions and fees of each Fund are paid first out of interest income from each Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise.  To the extent interest income is not sufficient to cover the fees and expenses of a Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of a Fund’s fixed income securities.

Selling Commission
Retail investors may purchase and sell Shares through traditional brokerage accounts.  Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor.  Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Breakeven Amounts

The following table estimates the amount of (i) all fees and expenses which are anticipated to be incurred by a new investor in Shares of each Fund during the first twelve months of investment, reflected as the following percentage per annum of the net asset value of each Fund, (ii) the current yield earned by each Fund on the 6-month U.S. Treasury bills as of February 3, 2010 and (iii) the required net income that must be earned, assuming that each Fund does not experience gains or losses from its futures trading in order for an investor to break-even on an investment during the first twelve months of an investment plus the amount of any commissions charged by the investor's broker in connection with an investor's purchase of Shares:

Fund Name			
	Yield on 6-month U.S. Treasury bills	Required Income to Break Even	
Fees and Expenses		%	$[1]
FactorShares S&P 2x US Equity Premium			
1.23%	(0.16)%	1.07	0.27
FactorShares S&P 2x US Anti-Equity Premium			
1.26%	(0.16)%	1.10	0.28
FactorShares S&P 2x US Equity Anti-USD			
1.25%	(0.16)%	1.09	0.28
FactorShares S&P GSCI® 2x Crude Oil Premium			
1.34%	(0.16)%	1.18	0.30
FactorShares S&P GSCI® 2x Gold Premium			
1.28%	(0.16)%	1.12	0.28

[1] The dollar amount as specified in the above table reflects that amount of required income to break even per annum per Share assuming that the net asset value of each Share is $25.00.

Each Fund is subject to the approximate fees and expenses in the aggregate amounts per annum set forth in the above table and elsewhere in this Prospectus. Each Fund will be successful only if their annual returns from futures trading, plus their annual interest income from their holdings of United States Treasury securities and other high credit quality short-term fixed income securities, exceed these fees and expenses per annum. Each Fund is expected to earn interest income equal to 0.16% per annum, based upon the yield of 6-month U.S. Treasury bills as of February 3, 2010, or a dollar amount as specified in the above table per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 6-month U.S. Treasury bills and the annual fees and expenses, each Fund will be required to earn a net income equal to or greater than the approximate amount per annum set forth in the above table, assuming that each Fund does not experience gains or losses from its futures trading in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 6-month U.S. Treasury bills.

Distributions

Fiscal Year

The fiscal year of each Fund ends on December 31 of each year.

Financial Information

The Funds have only recently been organized and have no financial histories.

U.S. Federal Income Tax Considerations

Additionally, please refer to the “Material U. S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

 Breakeven Table

The Breakeven Table on the following page indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share of each Fund to equal the amount originally invested twelve months after issuance.

The Breakeven Table, as presented, is an approximation only.  The capitalization of each Fund does not directly affect the level of its charges as a percentage of its net asset value, other than brokerage commissions.

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Breakeven Table
Dollar Amount and Percentage of Expenses Per Fund
Expense1	FactorShares S&P 2x US Equity Premium9		FactorShares S&P 2x US Anti-Equity Premium10		FactorShares S&P 2x US Equity Anti-USD11		FactorShares S&P GSCI® 2x Crude Oil Premium12		FactorShares S&P GSCI® 2x Gold Premium13
	$	%	$	%	$	%	$	%	$	%
Management Fee2	$0.19	0.75%	$0.19	0.75%	$0.19	0.75%	$0.19	0.75%	$0.19	0.75%
Organization and Offering Expense Reimbursement3	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
Brokerage Commissions and Fees4	$0.02	0.08%	$0.03	0.11%	$0.03	0.10%	$0.05	0.19%	$0.03	0.13%
Routine Operational, Administrative and Other Ordinary Expenses5,6	$0.10	0.40%	$0.10	0.40%	$0.10	0.40%	$0.10	0.40%	$0.10	0.40%
Interest Income7	$(0.04)	(0.16)%	$(0.04)	(0.16)%	$(0.04)	(0.16)%	$(0.04)	(0.16)%	$(0.04)	(0.16)%
12-Month Breakeven8	$0.27	1.07%	$0.28	1.10%	$0.28	1.09%	$0.30	1.18%	$0.28	1.12%

1.
The breakeven analysis assumes that the Shares have a constant month-end Fund net asset value and is based on $25.00 as the net asset value per Share.  See “Charges” on page 67 for an explanation of the expenses included in the “Breakeven Table.”

2.	From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the applicable Indexes.

3.	Expenses incurred in connection with organizing each Fund and up to the offering of its Shares upon commencement of its trading operations will be paid by the Managing Owner.

4.
The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of each Fund and the specific futures contracts traded and could be greater than or less than the amount shown.  Brokerage commissions and trading fees will be borne by each Fund. The effects of trading spreads, financing costs associated with financial instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities are not included in this analysis.

5.
Each Fund will pay all of the routine operational, administrative and other ordinary expenses of such Fund, including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, Administrator, Custodian, Transfer Agent and Distributor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.40% of the net asset value of such Fund in any year.

6.
In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $[__] per order.  Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

7.
Interest income currently is estimated to be earned at a rate of 0.16%, based upon the yield on 6-month U.S. Treasury bills as of February 3, 2010.  Actual interest income could be higher or lower than the current yield of 6-month U.S. Treasury bills.

8.
You may pay customary brokerage commissions in connection with purchases of the Shares.  Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table.  Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

9.
FactorShares S&P 2x US Equity Premium is subject to (i) a Management Fee of 0.75% per annum, (ii) estimated brokerage commissions and fees of 0.08% per annum and (iii) routine operational, administrative and other ordinary expenses of 0.40% per annum.  This Fund is subject to fees and expenses in the aggregate amount of approximately 1.23% per annum.  This Fund will be successful only if its annual returns from the underlying futures contracts, including annual income from 6-month U.S. Treasury bills, exceeds approximately 1.23% per annum.  This Fund is expected to earn 0.16% per annum, based upon the yield of 6-month U.S. Treasury bills as of February 3, 2010.  Therefore, based upon the difference between the current yield of 6-month U.S. Treasury bills and the annual fees and expenses, this Fund would be required to earn approximately 1.07% per annum, assuming that it has not experienced either gains or losses resulting from investing in the underlying futures contracts, in order for an investor to break-even on an investment during the first twelve months of an investment.  Actual interest income could be higher or lower than the current yield of 6-month U.S. Treasury bills.

10.
FactorShares S&P 2x US Anti-Equity Premium is subject to (i) a Management Fee of 0.75% per annum, (ii) estimated brokerage commissions and fees of 0.11% per annum and (iii) routine operational, administrative and other ordinary expenses of 0.40% per annum.  This Fund is subject to fees and expenses in the aggregate amount of approximately 1.26% per annum.  This Fund will be successful only if its annual returns from the underlying futures contracts, including annual income from 6-month U.S. Treasury bills, exceeds approximately 1.26% per annum.  This Fund is expected to earn 0.16% per annum, based upon the yield of 6-month U.S. Treasury bills as of February 3, 2010.  Therefore, based upon the difference between the current yield of 6-month U.S. Treasury bills and the annual fees and expenses, this Fund would be required to earn approximately 1.10% per annum, assuming that it has not experienced either gains or losses resulting from investing in the underlying futures contracts, in order for an investor to break-even on an investment during the first twelve months of an investment.  Actual interest income could be higher or lower than the current yield of 6-month U.S. Treasury bills.

11.
FactorShares S&P 2x US Equity Anti-USD is subject to (i) a Management Fee of 0.75% per annum, (ii) estimated brokerage commissions and fees of 0.10% per annum and (iii) routine operational, administrative and other ordinary expenses of 0.40% per annum.  This Fund is subject to fees and expenses in the aggregate amount of approximately 1.25% per annum.  This Fund will be successful only if its annual returns from the underlying futures contracts, including annual income from 6-month U.S. Treasury bills, exceeds approximately 1.25% per annum.  This Fund is expected to earn 0.16% per annum, based upon the yield of 6-month U.S. Treasury bills as of February 3, 2010.  Therefore, based upon the difference between the current yield of 6-month U.S. Treasury bills and the annual fees and expenses, this Fund would be required to earn approximately 1.09% per annum, assuming that it has not experienced either gains or losses resulting from investing in the underlying futures contracts, in order for an investor to break-even on an investment during the first twelve months of an investment.  Actual interest income could be higher or lower than the current yield of 6-month U.S. Treasury bills.

12.
FactorShares S&P GSCI® 2x Crude Oil Premium is subject to (i) a Management Fee of 0.75% per annum, (ii) estimated brokerage commissions and fees of 0.19% per annum and (iii) routine operational, administrative and other ordinary expenses of 0.40% per annum.  This Fund is subject to fees and expenses in the aggregate amount of approximately 1.34% per annum.  This Fund will be successful only if its annual returns from the underlying futures contracts, including annual income from 6-month U.S. Treasury bills, exceeds approximately 1.34% per annum.  This Fund is expected to earn 0.16% per annum, based upon the yield of 6-month U.S. Treasury bills as of February 3, 2010.  Therefore, based upon the difference between the current yield of 6-month U.S. Treasury bills and the annual fees and expenses, this Fund would be required to earn approximately 1.18% per annum, assuming that it has not experienced either gains or losses resulting from investing in the underlying futures contracts, in order for an investor to break-even on an investment during the first twelve months of an investment.  Actual interest income could be higher or lower than the current yield of 6-month U.S. Treasury bills.

13.
FactorShares S&P GSCI® 2x Gold Premium is subject to (i) a Management Fee of 0.75% per annum, (ii) estimated brokerage commissions and fees of 0.13% per annum and (iii) routine operational, administrative and other ordinary expenses of 0.40% per annum.  This Fund is subject to fees and expenses in the aggregate amount of approximately 1.28% per annum.  This Fund will be successful only if its annual returns from the underlying futures contracts, including annual income from 6-month U.S. Treasury bills, exceeds approximately 1.28% per annum.  This Fund is expected to earn 0.16% per annum, based upon the yield of 6-month U.S. Treasury bills as of February 3, 2010.  Therefore, based upon the difference between the current yield of 6-month U.S. Treasury bills and the annual fees and expenses, this Fund would be required to earn approximately 1.12% per annum, assuming that it has not experienced either gains or losses resulting from investing in the underlying futures contracts, in order for an investor to break-even on an investment during the first twelve months of an investment.  Actual interest income could be higher or lower than the current yield of 6-month U.S. Treasury bills.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of each Fund in which you are invested within 90 calendar days after the end of such Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds.  You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares.  Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at www.[_____].com.  Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

 Cautionary Note Regarding Forward-Looking Statements

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Funds.  The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions.  These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary, in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements.  Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

THE SHARES ARE SPECULATIVE AND
INVOLVE A HIGH DEGREE OF RISK.

Standard & Poor’s®, S&P® and GSCI® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by the Managing Owner.  The Funds are not sponsored, endorsed, sold or promoted by S&P or its affiliates, and S&P and its affiliates make no representation, warranty or condition regarding the advisability of buying, selling or holding shares in the Funds.

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ORGANIZATION CHART

Investor
Investor
Investor
Investor
Investor
Investor
Investor
Investor
Investor
NYSE Arca, Inc.
Authorized Participant
Authorized Participant
Authorized Participant
Managing Owner
Trustee
Administrator and Distributor
(Each Fund Listed on NYSE Arca)
FactorShares S&P 2x US Equity Premium
FactorShares S&P 2x US Anti-Equity Premium
FactorShares S&P 2x US Equity Anti-USD
FactorShares S&P GSCI® 2x Crude Oil Premium
FactorShares S&P GSCI® 2x Gold Premium
Commodity Brokers
S&P 500 Futures[1] and 30-Year US Treasuries Futures[2]
30-Year US Treasuries Futures[2] and S&P 500 Futures[1]
S&P 500 Futures[1] and USD Futures[3]
Crude Oil Futures[4] and S&P 500 Futures[1]
Gold Futures[5] and S&P 500 Futures[1]

Legend:

[1]E-mini Standard and Poor's 500 Stock Price Index™ Futures (CME); [2]30-Year U.S. Treasury Bond Futures (CME); [3]U.S. Dollar Index® Futures (ICE); [4]Light Sweet Crude Oil (WTI) Futures (NYMEX); [5]Gold Futures (COMEX).

THE RISKS YOU FACE

BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD UNDERSTAND THAT THE OBJECTIVE OF EACH FUND IS TO TRACK ITS CORRESPONDING INDEX ON A LEVERAGED BASIS FOR A MAXIMUM PERIOD OF A SINGLE TRADING DAY.  DUE TO MATHEMATICAL COMPOUNDING, DAILY REBALANCING AND VOLATILITY, EACH FUND WILL NOT TRACK ITS CORRESPONDING INDEX FOR A PERIOD LONGER THAN A SINGLE TRADING DAY.

Unprecedented recent turbulence in financial markets and reduced liquidity in the equity, credit and fixed income markets may negatively affect many issuers worldwide, which could have an adverse effect on each Fund.  You could lose the entire value of the Shares of any Fund.  You should consider carefully the risks described below before making an investment decision.  You should also refer to the other information included in this Prospectus.

Risks Related to the Funds’ Operations, Management and Market Related Risks

(1) The Value Of The Shares Of Each Fund Relates Directly To The Value Of The Index Futures Contracts And Other Assets Held By Such Fund And Fluctuations In The Price Of These Assets Could Materially And Adversely Affect An Investment In Each Fund’s Shares.

The Shares of each Fund are designed to reflect, as closely as possible, 200% of the daily changes (either on a long or inverse basis, as applicable), whether positive or negative, of the level of its corresponding Index through such Fund’s portfolio of exchange traded futures contracts on its underlying Index Futures Contracts.  Upon daily rebalancing, each Index is comprised of equal weights with respect to each of its Long Index Futures Contracts and Short Index Futures Contracts.  The notional value of a Fund’s underlying positions in each of its Long Index Futures Contracts and its Short Index Futures Contracts will be approximately equal to twice the value of each Fund’s holdings of United States Treasury and other high credit quality short-term fixed income securities, or the Fund’s Equity, upon establishment of each of these positions on a daily basis.  Because the investment objective is aimed at returning twice the daily Index returns, the aggregate notional value of each Fund’s Long Index

Futures Contracts and Short Index Futures Contracts will be four times the value of the Fund’s Equity, which means that each Fund will have a leverage ratio at such time of 4:1.  The value of the Shares of each Fund relates directly to the value of its portfolio, less the liabilities (including estimated accrued but unpaid expenses) of such Fund.

The price of the various Index Futures Contracts may fluctuate widely.  A number of factors may affect the prices of the Index Futures Contracts with respect to financial futures contracts and physical commodities futures contracts, as applicable.

The value of the Index Futures Contracts linked to physical commodities may be affected by many factors, including, but not limited to:

•  The recent proliferation of commodity-linked exchange traded products and their unknown effect on the commodity markets.

•  Large purchases or sales of physical commodities by the official sector may affect the value of the Index Futures Contracts.  Governments and large institutions have large commodities holdings or may establish major commodities positions.  For example, a significant portion of the aggregate world gold holdings is owned by governments, central banks and related institutions.  Similarly, nations with centralized or nationalized oil production and organizations such as the Organization of Petroleum Exporting Countries control large physical quantities of crude oil.  If one or more of these institutions decides to buy or sell any commodity in amounts large enough to cause a change in world prices, the value of the applicable Index Futures Contracts will be affected.

•  In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection and/or war may greatly influence commodities prices, and in turn, the value of the applicable Index Futures Contracts.

•  Significant increases or decreases in the available supply of a physical commodity due to natural or technological factors may affect the value of the Index Futures Contracts.  Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather on the ability to produce or distribute the commodity.  Technological factors, such as increases in availability created by new or improved extraction, refining and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing oil refineries), also materially influence the supply of certain commodities, and in turn, the value of the applicable Index Futures Contracts.

•  Significant increases or decreases in the demand for a physical commodity due to natural or technological factors may materially affect the value of a commodity, and in turn, the value of the applicable Index Futures Contracts.  Natural factors would include such events as unusual climatological conditions impacting the demand for energy commodities.  Technological factors may include such developments as substitutes for energy or other industrial commodities.

•  A significant increase or decrease in commodity hedging activity by commodity producing companies, countries and/or organizations may cause a change in world prices of any given commodity, and in turn, the value of the applicable Index Futures Contracts.

•  A significant change in the attitude of speculators and investors in the investing community, either negative or positive, towards a specific commodity may cause a significant change in world prices of any given commodity, and in turn, the value of the applicable Index Futures Contracts.

The value of the Index Futures Contracts linked to financial instruments and currencies may be affected by many factors, including, but not limited to:

•  National debt levels and trade deficits, including changes in balances of payments and trade;

•  Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

•  Domestic and foreign interest rates and investors’ expectations concerning interest rates;

•  Currency exchange rates;

•  Investment and trading activities of mutual funds, hedge funds and currency funds;

•  Global or regional political, economic or financial events and situations;

•  Supply and demand changes which influence the foreign exchange rates of various currencies;

•  Monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), trade restrictions, currency devaluations and revaluations;

•  Governmental intervention in the currency market, directly and by regulation, in order to influence currency prices; and

•  Expectations among market participants that a currency’s value soon will change.

(2)  For Periods Longer Than A Single Trading Day, The Cumulative Percentage Increase Or Decrease In The Net Asset Value Of The Shares Of A Fund May Diverge Significantly From A Multiple Or Inverse Multiple Of The Cumulative Percentage Increase Or Decrease In The Relevant Index Due To The Compounding Effect Experienced By A Fund Which Results From A Number Of Factors, Including, Daily Rebalancing And Leverage, Which In Turn Results In Greater Non-Correlation Between The Return Of A Fund And Its Corresponding Index Over Time Periods Longer Than A Single Trading Day.

For periods longer than a single trading day, no Fund attempts to and should not be expected to, provide returns that are a multiple (e.g., +200% with respect to the leveraged funds, or the Leveraged Funds or -200% with respect to the leveraged inverse funds, or the Leveraged Inverse Funds, as applicable), or the Fund Multiple, of the cumulative percentage return of the Index, or Index Return.  For periods longer than a single trading day, and before accounting for fees, fund expenses, income and roll yield of the applicable Fund, it is unlikely that a Fund’s returns will equal the Fund Multiple times the Index Return, or the Index Return Multiple, of its corresponding Index.

For periods longer than a single trading day, investors should not attempt to calculate the anticipated or actual return of a Fund by simply multiplying the Fund Multiple by the Index Return of the corresponding Index because such methodology is insufficient and does not account for the daily mathematical effects arising from the interaction of leverage (in the amount of the Fund Multiple) and the rebalancing experienced daily by each Fund, or the Fund Compounding.  The Funds do not seek to achieve their stated investment objectives over a period of time longer than a single trading day because the Index Return Multiple formula does not account for Fund Compounding, and therefore, by definition, prevents the Funds from tracking the Index Return Multiple for a period longer than a single trading day.

While the returns of a Fund may track closely the Index Return Multiple of its corresponding Index on any single trading day, for periods longer than a single trading day, the returns of a Fund (reflected by the cumulative percentage increase or decrease in the net asset value of the Shares of such Fund) are expected to diverge significantly from the Index Return Multiple due to Fund Compounding.  Fund Compounding results from a Fund’s use of leverage and from the daily rebalancing of each Fund in response to changes in each Fund’s positions in each of the Long Index Futures Contracts, the Short Index Futures Contracts or both Index Futures Contracts.  For periods longer than a single trading day, Fund Compounding increases the non-correlation between the results of a Fund and the Index Return Multiple of its corresponding Index.

Solely to illustrate this point, each of the following Exhibits 1-3 simulates the one year changes in an Index compared with the returns of a Leveraged Fund that perfectly achieves its daily investment objective of twice (+200%) the daily Index Returns.  The graphs demonstrate that, for periods longer than a single trading day, a leveraged fund is likely to underperform (i.e., return less than) or overperform (i.e., return more than) but not equal its corresponding Index Return Multiple.  No representation is being made that any of the Indexes or the Funds have achieved or are likely to achieve the returns below.

To isolate the impact of leverage, these graphs assume no fund expenses, a zero roll yield and borrowing/lending rates (to obtain required leverage) of zero percent.  If fund expenses were included, the fund’s results would be lower.  Each of the graphs also assumes an Index volatility rate of 20% per annum.  Index volatility is a statistical measure of the magnitude of fluctuations in the returns of an Index and is calculated as the standard deviation of the natural logarithms of one plus the Index Return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252).  Other Indexes to which the Funds are benchmarked have different historical volatility rates; certain of the Funds’ Indexes’ historical volatility rates are substantially in excess of 20% per annum.

(3)
For Periods Longer Than A Single Trading Day, The Cumulative Percentage Increase Or Decrease In The Net Asset Value Of The Shares Of A Fund May Diverge Significantly From A Certain Multiple Or Inverse Multiple Of The Difference In The Cumulative Percentage Return Between The Long Sub-Index And The Short Sub-Index Because The Nature Of This Methodology Is Insufficient And Therefore Does Not Account For The Additional Effects Of Compounding Due To Leverage And The Daily Rebalancing Experienced By Each Fund.

For a single trading day, each Index is largely a measure of the daily percentage return difference between the Long Sub-Index and the Short Sub-Index.  For example, at the end of a single trading day for a specific Leveraged Fund, assuming that the level of the Long Sub-Index appreciated +3% and the level of the Short Sub-Index appreciated +1%, the Index Return, excluding any income return attributed to short-dated fixed income instruments, would have been +2% (+3% - 1% = +2%).  Assuming that a Leveraged Fund with an investment objective of twice (+200%) the daily Index Returns tracked its Index perfectly, the Leveraged Fund return would be +4% (+200% of +2%) at the end of the single trading day, before fees, expenses and income of such Fund.  If the Fund in the example is a Leveraged Inverse Fund with an investment objective of twice the inverse (-200%) of the daily Index Returns, the Leveraged Inverse Fund return would be -4% (-200% of +2%) at the end of the single trading day, before fees, expenses and income of such Fund.  However, the preceding example is inapplicable to multi-day trading periods.

For periods longer than a single trading day, no Fund attempts to and should not be expected to, provide returns that are a multiple (e.g., +200% with respect to the Leveraged Funds or -200% with respect to the Leveraged Inverse Funds, as applicable), or the Fund Multiple, of the difference in cumulative percentage return between the Long Sub-Index and the Short Sub-Index, or the Index Relative Return.  For periods longer than a single trading day, and before accounting for fees, fund expenses, income and roll yield of the applicable Fund, it is unlikely that a Fund’s returns will equal the Fund Multiple times the Index Relative Return, or the Index Relative Return Multiple, of its corresponding Index. For example, assuming for a one month period that no rolls occurred and that the level of the Long Sub-Index appreciated +10% and the level of the Short Sub-Index appreciated +7%, the Index Relative Return, excluding fees, fund expenses and any income, would have been +3% (+10% - 7% = +3%).  For the respective one month period, the corresponding Index Relative Return Multiple, assuming the Leveraged Fund has a daily investment objective corresponding to the Fund Multiple (which is twice (+200%) the daily excess return of the Long Sub-Index over the Short Sub-Index), would be +6% (+200% of +3%). However, due to Fund Compounding, or the mathematical effects of leverage and daily rebalancing described in Risk Factor (2), the Leveraged Fund’s return (before fees, fund expenses and income) is likely to have been lower than or higher than but not equal to the Index Relative Return Multiple of +6% for the corresponding Index over the respective one month period.

While the returns of a Fund may track closely the Index Relative Return Multiple of its corresponding Index on any single trading day, for periods longer than a single trading day, the returns of a Fund (reflected by the cumulative percentage increase or decrease in the net asset value of the Shares of such Fund) are expected to diverge significantly from the Index Relative Return Multiple due to Fund Compounding.  As described under Risk Factor (2), the Funds do not seek to achieve their stated investment objectives over a period of time longer than a single trading day because the insufficient methodology of the Index Relative Return Multiple formula does not account for the effects of Fund Compounding, and therefore prevents the Funds from tracking the Index Relative Return Multiple of its corresponding Index for a period longer than a single trading day.

Solely to illustrate this point, the following Exhibit 4 reflects the frequency (or the probability) for various holding periods of a simulated Leveraged Fund’s returns compared to the Index Relative Return Multiple for the Long Sub-Index and the Short Sub-Index.  For one day holding periods, the Leveraged Fund’s return achieves its investment objective (before fees, fund expenses, income and roll yield) by equaling the daily Index Relative Return Multiple (i.e. +200% of the one day Index Relative Return between the Long Sub-Index and the Short Sub-Index).  However, Exhibit 4 indicates that as the holding period is extended, a Leveraged Fund’s return is more likely to be either lower or higher than (but not equal to) the multi-day Index Relative Return Multiple (i.e. lower or higher than +200% of the multi-day Index Relative Return between the Long Sub-Index and Short Sub-Index).  For instance, over a one year period, the results indicate there may be a 30.7% probability that a Leveraged Fund would return +300% or more of the Index Relative Return Multiple.  Exhibit 4 also reflects that over a one year period, the results indicate there may be a 11.3% probability that a Leveraged Fund would return less than 0% of the Index Relative Return Multiple.  No representation is being made that the Leveraged Funds, the Long Sub-Index or the Short Sub-Index have achieved or are likely to achieve the results below.

To isolate the impact of leverage, the graph assumes no fund expenses and borrowing/lending rates (to obtain required leverage) of zero percent.  If fund expenses were included, the results would be different.  The graph assumes a volatility rate of 14% per annum for each of the Long Sub-Index and Short Sub-Index and an Index volatility rate of 20%.  Other Sub-Indexes, and in turn, Index Futures Contracts and Indexes to which the Funds are benchmarked have different historical volatility rates; certain of the Funds’ Sub-Indexes, and in turn, Index Futures Contracts’ and Indexes’ historical volatility rates are substantially in excess of 14% and 20% per annum, respectively.  Index volatility is a statistical measure of the magnitude of fluctuations in the returns of an Index and is calculated as the standard deviation of the natural logarithms of one plus the Index Return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252).

Exhibit 4:

(4)
Market Volatility, Which Is Amplified By The Use Of Leverage, May Further Facilitate The Total Loss Of An Investor’s Investment Or May Adversely Impact A Fund’s Return For Time Periods Longer Than A Single Trading Day.

Certain financial instruments, such as futures contracts, forward contracts, and swap agreements, have a high degree of market, or price volatility and are subject to occasional rapid and substantial changes, which will be magnified by the leveraged positions of the Funds.  Consequently, investors could lose all or substantially all of their investment in a Fund in a short time period due to the combined effects of both market volatility and leverage.

Each Fund is “leveraged” in the sense that each Fund has a daily investment objective, as described in Risk Factor (2), to track the Index Return Multiple on each trading day.  For time periods greater than a single trading day, leverage combined with volatility and daily rebalancing increases the non-correlation between the return of a Fund and its corresponding Index Return Multiple.

As illustrated by Exhibit 5 below, assume that the one year Index Return is equal to +20%.  The Index Return Multiple for a Leveraged Fund, with a daily investment objective corresponding to twice (+200%) the daily Index Return, would equal +40% (+200% of +20%).  Assuming that the Leveraged Fund experienced volatility of

30% during the one year period, the median simulated Leveraged Fund return (before fees, fund expenses, income and roll yield) would have been +30% instead of the Index Return Multiple of +40%.  The 10% discrepancy is a result of both the Index volatility and the Fund Compounding as described in Risk Factor (2).  Furthermore, as the Index volatility increases, the discrepancy between the median simulated Leveraged Fund return (before fees, fund expenses, income and roll yield) and the Index Return Multiple would also increase.

Exhibits 5 and 6 below illustrate the impact of two factors, Index volatility and Index Returns, on the simulated returns of a leveraged fund.  Index volatility is a statistical measure of the magnitude of fluctuations in the returns of an Index and is calculated as the standard deviation of the natural logarithms of one plus the Index Return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252).  Exhibits 5 and 6 reflect median fund simulated returns for a number of combinations of Index Returns and Index volatility over a one year period.  Assumptions underpinning the Exhibits include no fund expenses, borrowing/lending rates (to obtain leverage) of zero percent and a zero roll yield.  If fund expenses were included, the fund’s results would be lower.  No representation is being made that any of the Indexes or Funds have achieved or are likely to achieve the results below.

Exhibit 5 reflects the median fund simulated returns over a one year period for a Leveraged Fund that has a daily investment objective to correspond to twice (+200%) the daily Index Returns.  Each column under “Index Volatility” reflects the median fund simulated return for a given level of volatility over a one year period.  The median fund simulated returns over a one-year period (252 trading days) assumed the annualized volatility for a simulated index.  For each Index Volatility assumption, the simulated fund returns were determined based upon 100,000 monte carlo simulations performed with randomly generated daily fund returns normally distributed around 0%.  The simulated fund returns represent the median leveraged final return for all samples within a range of +0.5% and -0.5% of the unleveraged final Index Return.  In the chart below, unshaded areas represent those scenarios where a Leveraged Fund may outperform (i.e., return more than) the Index Return Multiple; conversely, shaded areas represent those scenarios where the Leveraged Fund is likely to underperform (i.e., return less than) the Index Return Multiple.

Exhibit 5:

Exhibit 6 reflects the median fund simulated return over a one-year period for a Leveraged Inverse Fund that has a daily investment objective to correspond to twice (-200%) the inverse of the daily Index Returns.  Each column under “Index Volatility” reflects the median fund simulated return for a given level of volatility over a one year period.  The median fund simulated returns over a one-year period (252 trading days) assumed the annualized volatility for a simulated index.  For each Index Volatility assumption, the simulated fund returns were determined based upon 100,000 monte carlo simulations performed with randomly generated daily fund returns normally distributed around 0%.  The simulated fund returns represent the median leveraged final return for all samples within a range of +0.5% and -0.5% of the unleveraged final Index Return.  In the chart below, unshaded areas represent those scenarios where a Leveraged Inverse Fund may outperform (i.e., return more than) the Index Return Multiple; conversely, shaded areas represent those scenarios where the Leveraged Inverse Fund is likely to underperform (i.e., return less than) the Index Return Multiple.

Exhibit 6:

Each of the foregoing tables reflect simulated information and does not reflect the actual changes in the level of an Index or the actual returns of a Fund.  Each of the foregoing tables is only intended to isolate the effect of Index Volatility, Index Returns and Index Return Multiples on the simulated returns of a Leveraged Fund and Leveraged Inverse Fund, respectively.  The Funds’ actual returns may be significantly greater or less than the returns shown above as a result of any of the factors discussed above or under the preceding Risk Factor describing correlation risk.

(5)
Because A Fund’s Portfolio Turnover Rate Is Expected To Be Very High Due To Holding Both Long And Short Futures Contracts, Daily Rebalancing, Leverage And Index And/Or Market Volatility, A Fund Will Incur Additional Brokerage Costs, Operating Costs And May Generate Increased Taxable Capital Gains, Which, In Turn, Would Adversely Affect The Value Of Your Shares.

In order to achieve its investment objective, a Fund will rebalance its portfolio each day in response to daily changes in the levels of either the Long Index Futures Contracts, the Short Index Futures Contracts or both Index Futures Contracts.  This will lead to a higher portfolio turnover than a fund that does not use leverage, does not hold both a long and short futures positions, or a fund that rebalances its positions less frequently, such as on a weekly or monthly basis.  Because each Fund employs leverage, any price movements in the underlying holdings comprising the Long Index Futures Contracts and the Short Index Futures Contracts is amplified by the leverage and will, in turn, increase portfolio turnover in order to ensure that a Fund’s portfolio is rebalanced daily to restore a portfolio that is composed of holdings of both the Long Index Futures Contracts and the Short Index Futures Contracts in an aggregate notional amount equal to the Fund Multiple (e.g., +200% with respect to the Leveraged Funds or -200%

with respect to the Leveraged Inverse Funds, as applicable).  Both a Fund’s volatility rate and turnover rate increase in response to any of the following: a) an increase in the daily volatility of the Long Sub-Index, and in turn, the Long Index Futures Contract, b) an increase in the daily volatility of the Short Sub-Index, and in turn, the Short Index Futures Contracts; or c) a decrease in the daily tendency of the Long Sub-Index and Short Sub-Index to move together; d) a decrease in the daily tendency of the Long and Short Index Futures Contracts to move together, or Index Futures Contracts Correlation.

(6)	The Risk Of Total Loss In The Value Of Your Shares Exists In The Event Of A Significant Index Movement.

Each Leveraged Fund and Leveraged Inverse Fund seeks a daily exposure equal to +200% or -200% of the corresponding Index Return, respectively.  As a consequence, a potential risk of total loss exists if a corresponding Index Return changes 50% or more over a single trading day or less, in a direction adverse to the applicable Fund (i.e., meaning a decline of 50% or more in the value of the Index Return of a Leveraged Fund, or a gain of 50% or more in the value of the Index Return of a Leveraged Inverse Fund).  The risk of total loss exists in a short period of time as a result of significant Index movements.

(7)	A Fund Is Likely To Experience A Loss Even If Its Index Level Remains Unchanged Due To Volatility And Compounding Arising From A Fund’s Use Of Leverage And Daily Rebalancing.

Assuming that an Index for a Leveraged Fund is flat during a one year period, daily rebalancing will impair a Fund’s return if the corresponding Index experiences volatility.  For instance, a simulated Leveraged Fund with an investment objective of twice (+200%) the daily Index Returns would be expected to lose  -4% (as reflected in Exhibit 7 below) if its Index provided no return over a one year period and experienced volatility of 20% per annum.  A simulated Leveraged Inverse Fund with an investment objective of twice the inverse (-200%) of the daily Index Returns would be expected to lose -11% (as reflected in Exhibit 7 below) if its Index provided no return over a one year period and experienced volatility of 20% per annum.  If an Index’s volatility were to rise to 40% per annum, the simulated loss for a one year period for a Leveraged Fund increases to approximately -14% while the loss for a Leveraged Inverse Fund increases to -37%.  As volatility increases, the probability increases that a Leveraged Inverse Fund will suffer a complete or near complete loss of its value even if the corresponding Index is flat.  For example, if annualized volatility of an Index is 90%, the corresponding Leveraged Inverse Fund would be expected to lose approximately -89% of its value even if the cumulative Index Return for the year was 0%.  An Index’s volatility rate is a statistical measure of the magnitude of fluctuations in the Index Returns.  Assumptions used in the table include no fund expenses borrowing/lending rates (to obtain leverage) of zero percent.  If fund expenses were included, the fund’s results would be lower.

Exhibit 7:

(8)
A Fund Is Likely To Experience A Loss Even If The Difference In Multi-Day Cumulative Percentage Return Between The Long Sub-Index And The Short Sub-Index Is Zero Due To Volatility And Compounding Arising From A Fund’s Use Of  Leverage And Daily Rebalancing.

The Index Relative Return is the difference in cumulative percentage return between the Long Sub-Index and the Short Sub-Index.  Assuming that the Index Relative Return is unchanged during a one year period (i.e. the one year percentage difference in cumulative return between the Long Sub-Index and the Short Sub-Index is zero), daily rebalancing will impair a Fund’s return if either of the corresponding Long Sub-Index or Short Sub-Index experiences volatility.  For instance, a simulated Leveraged Fund with an investment objective of twice (+200%) the daily Index Returns would be expected to lose -13% (as reflected in Exhibit 8 below) if its Index Relative Return was zero over a one year period and if the corresponding Long Sub-Index and Short Sub-Index each experienced volatility of 20% per annum.  A simulated Leveraged Inverse Fund with an investment objective of twice the inverse (-200%) of the daily Index Returns would be expected to lose -14% (as reflected in Exhibit 8 below) if its Index Relative Return was zero over a one year period and if the corresponding Long Sub-Index and Short Sub-Index each experienced volatility of 20% per annum.  If the Long Sub-Index’s and Short Sub-Index’s volatility were to each rise to 40% per annum, the simulated loss for a one year period for a Leveraged Fund increases to approximately -46% while the loss for a Leveraged Inverse Fund increases to -44%.  As volatility increases for either the Long Sub-Index or Short Sub-Index, the probability increases that both a Leveraged Fund and a Leveraged Inverse Fund will suffer a complete or near complete loss of its value even if the corresponding Index Relative Return is zero.  For example, if annualized volatility for each of the Long Sub-Index and Short Sub-Index is 90%, the corresponding Leveraged Fund would be expected to lose approximately -95% and the Leveraged Inverse Fund would be expected to lose approximately  -94% of its value even if the one year difference in return between the Long Sub-Index and Short Sub-Index was 0%.  An Index Futures Contract’s volatility rate is a statistical measure of the magnitude of fluctuations in the Index Futures Contract.  Assumptions used in the table include no fund expenses, a zero roll yield and borrowing/lending rates (to obtain leverage) of zero percent.  If fund expenses were included, the fund’s results would be lower.

Exhibit 8:

(9) The Funds’ Leverage Ratio Of 4:1 Increases The Potential For Both Trading Profits And Losses And May Exceed The Amount Of Leverage Typically Employed By Other Similar Exchange Traded Products.

The use of leverage increases the potential for both trading profits and losses, depending on the changes in the levels in the Sub-Indexes, and in turn, in the market value of the Long Index Futures Contracts positions and the Short Index Futures Contracts positions of each Fund.  Holding futures positions with a notional amount in excess of each Fund’s net asset value constitutes a form of leverage.  Because the notional value of each Fund’s Index Futures Contracts will rise or fall throughout each trading day and prior to rebalancing, the leverage ratio could be higher or lower than the 4:1 leverage ratio.  As the ratio increases, your losses will increase correspondingly.  For example, your investment in a Leveraged Fund with a Fund Multiple of +200% assumes a 4:1 leverage ratio, upon rebalancing and excluding the return on United States Treasuries and other high credit quality short-term fixed income securities, since it will be reduced by an amount equal to -4% daily when both of the following occur on the same trading day: 1) the Long Sub-Index decreases -1% and 2) the Short Sub-Index increases +1%.  Similarly, your investment in a Leveraged Inverse Fund with a Fund Multiple of -200% assumes a 4:1 leverage ratio, upon rebalancing and excluding the return on United States Treasuries and other high credit quality short-term fixed income securities, since it will be reduced by an amount equal to -4% daily when both of the following occur on the same trading day: 1) the Long Sub-Index increases +1% and 2) the Short Sub-Index decreases -1%.

The Funds’ amount of leverage may exceed the amount of leverage typically employed by other similar exchange traded products.

(10) Use Of Leverage Increases Brokerage Expenses.

The aggregate notional value of a Fund’s underlying positions in its Index Futures Contracts will be equal to 4:1 at the time of establishing such positions and upon daily rebalancing.

As a result of its use of leverage, each Fund will be required to deposit a greater proportion of its net assets as margin, not expected to exceed [25-30]% of its net assets, as applicable.  This represents margin deposit requirements approximately four times as great as would be required if each Fund did not use leverage. Similarly, as a result of its use of leverage, each Fund will trade more futures contracts and incur more brokerage commission expense than it would if it did not use leverage.

(11) Each Fund Seeks To Track A Multiple Or Inverse Multiple Of A Corresponding Index On A Daily Basis At All Times, Even During Periods In Which The Corresponding Index Is Flat As Well As When A Corresponding Index Is Moving In A Manner Which Causes The Applicable Fund’s NAV To Decline, Thereby Causing Losses To Such Fund.

The Funds are not actively managed by traditional methods, which typically involve effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions.  If positions in one or both of its Index Futures Contracts are moving in a manner which causes the applicable Fund’s net asset value to decline, such Fund will not close out such positions, except in connection with a change in the composition or rebalancing of the Index, or the Sub-Index, as applicable.  Rather, the Managing Owner will seek to cause the net asset value of each Fund to track its Index during periods in which the Index is flat or declining as well as when the Index is rising.  If an Index is flat or if the changes in an Index are not sufficient for the corresponding Fund to cover its fees and expenses, such Fund may lose money due to the effects of daily rebalancing, volatility and compounding.

(12)  Investors Who Invest Only In Either The Equity/Treasury Intercommodity Spread Fund Or The Treasury/Equity Intercommodity Spread Fund May Not Be Able To Profit If The Market Value Of The Equity/Treasury Intercommodity Spread Index Moves Against Such Investment.

The Equity/Treasury Intercommodity Spread Fund is expected to rise as a result of any upward movement in the Equity/Treasury Intercommodity Spread Index.  The Treasury/Equity Intercommodity Spread Fund is expected to rise as a result of any downward movement in the Equity/Treasury Intercommodity Spread Index.  Therefore, the investment experience of investors who plan to invest in either the Equity/Treasury Intercommodity Spread Fund or the Treasury/Equity Intercommodity Spread Fund will depend upon selection of the appropriate Fund in light of the price movements of the Equity/Treasury Intercommodity Spread Index in order to profit or avoid losses.  Such selection may be unprofitable if the price of the Equity/Treasury Intercommodity Spread Index changes direction.

Certain investors who decide to invest in both the Equity/Treasury Intercommodity Spread Fund Shares and the Treasury/Equity Intercommodity Spread Fund Shares may, nevertheless, suffer losses if the investor’s investment mix between the Equity/Treasury Intercommodity Spread Fund Shares and the Treasury/Equity Intercommodity Spread Fund Shares is biased in one direction and the Equity/Treasury Intercommodity Spread Index moves in the opposite direction.  Additionally, investors should not invest in equal amounts in both the Equity/Treasury Intercommodity Spread Fund and the Treasury/Equity Intercommodity Spread Fund simultaneously.  The net effect of such an investment will be the income from the underlying 6-month U.S. Treasury bills, or other short-term high quality fixed income securities, less fees and expenses.

(13)  Net Asset Value May Not Always Correspond To Market Price And, As A Result, Baskets May Be Created Or Redeemed At A Value That Differs From The Market Price Of The Shares.

The net asset value per share of the Shares of a Fund will change as fluctuations occur in the market value of its portfolio.  Investors should be aware that the public trading price of a Basket of Shares of a Fund may be different from the net asset value of a Basket of Shares of the Fund (i.e., 100,000 Shares may trade at a premium over, or a discount to, net asset value of a Basket) and similarly the public trading price per Share of a Fund may be different from the net asset value per Share of the Fund.  Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares of a Fund at a discount or a premium to the public trading price per Share of the Fund.  This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund is closely related, but not identical to, the same forces influencing the prices of the Index Futures Contracts comprising a Fund’s corresponding Index, trading individually or in the aggregate, at any point in time.  Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a creation Basket at a discount to the public trading price of the Shares  of a Fund or can redeem a redemption Basket at a premium over the public trading price of the Shares of the Fund.  The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share of each Fund closely.

The value of a Share of a Fund may be influenced by non-concurrent trading hours between the NYSE Arca and the various futures exchanges on which the Index Futures Contracts corresponding to such Fund are traded.  As a result, during periods when the NYSE Arca is open and the futures exchanges on which the Index Futures Contracts are traded are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the market price of the Shares and the net asset value of the Shares.

(14)  Regulatory And Exchange Position Limits And Other Rules May Restrict The Creation Of Baskets And The Operation Of One Or More Of The Funds.

CFTC and futures exchange rules impose speculative position limits on market participants, including each Fund, trading in certain futures contracts on physical commodities and financial instruments. These position limits prohibit any person from holding a position of more than a specific number of such futures contracts.

As of the date of this prospectus, each Index Future Contract, or Affected Index Futures Contracts, is subject to the speculative position limits as provided below except the U.S. Dollar Index® futures contract, which is traded on ICE Futures U.S.®, Inc.  The purposes of speculative position limits are to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts.  Generally, speculative position limits in the physical delivery markets are set at a stricter level during the spot month, when the futures contract matures and becomes deliverable, versus the limits set for all other months.  Subject to any relevant exemptions, traders, such as the Funds, may not exceed speculative position limits, either individually, or in the aggregate with other persons with whom they are under common control or ownership. If the Managing Owner determines that a Fund's trading may be approaching any of these speculative position limits, a Fund may reduce its trading in that commodity or trade in other commodities or instruments that the Managing Owner reasonably determines, in its discretion, comply with the rules and goals of the applicable Index. Below is a chart that sets forth certain relevant information, including current speculative position limits for each Affected Index Futures Contract that any person may hold, separately or in combination, net long or net short, for the purchase or sale of any commodity futures contract, financial futures contract, or, on a futures-equivalent basis, options thereon. Speculative position limit levels are subject to change by the CFTC or the relevant exchanges.

Affected Index Futures Contract	Exchange (Symbol)[1]	Exchange Position Limits
Light Sweet Crude Oil Futures	NYMEX (CL)	10,000 – Single Month 20,000 – All Months Combined But not to exceed 3,000 contracts in the last three days of trading in the spot month
Gold Futures	COMEX (GC)	3,000 – Spot Month 6,000 – Single Month 6,000 – All Months Combined
E-mini Standard and Poor's 500 Stock Price Index™ Futures	CME (ES)	100,000 E-mini Standard and Poor's 500 Stock Price Index™ Futures contracts or equivalent contracts net long or net short in all contract months combined, subject to the next sentences. (20,000 Standard and Poor's 500 Stock Price Index contracts or equivalent contracts net long or net short in all contract months combined. For purposes of this rule an E-Mini Standard and Poor's 500 Stock Price Index futures contract will be deemed to be equivalent to one-fifth (0.20) of a Standard and Poor's 500 Stock Price Index futures contract.)
30-Year U.S. Treasury Bond Futures	CME (ZB)	25,000 contracts in an expiring contract during the last 10 trading days

[1] **Legend:**
"NYMEX" means the New York Mercantile Exchange or its successor.
"COMEX" means the Commodity Exchange Inc., New York or its successor.
"CME" means Chicago Mercantile Exchange, Inc., or its successor.

It is possible that in the future, the CFTC may propose new rules with respect to position limits in agricultural, energy and any other physical commodities or financial instruments for traders engaged in indexed-based trading, such as the trading engaged in by each Fund. Depending on the outcome of any future CFTC rulemaking, the rules concerning position limits may be amended in a manner that is either detrimental or favorable to a Fund. For example, if the amended rules are detrimental to a Fund, such Fund's ability to issue new Baskets, or its ability to reinvest income in additional futures contracts corresponding to the Affected Index Futures Contracts, may be limited to the extent these activities would cause the Fund to exceed the applicable position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares of a Fund, as traded on the NYSE Arca, and the net asset value of such Fund. That is, the inability to create additional Baskets could result in Shares in a Fund trading at a premium or discount to net asset value of such Fund.

(15) While Close Tracking Of Any Fund To Its Corresponding Index May Be Achieved On Any Single Trading Day, A Number Of Factors May Affect Their Ability To Consistently Achieve This Daily Tracking, Or Correlation.

There is no guarantee that a Fund will achieve its daily target. While the Funds do not expect that their daily returns will deviate significantly from their respective daily investment objectives, and in turn their ability to track and to correlate with the corresponding Index, a number of factors may affect their ability to achieve this daily tracking, or correlation.

It is possible that a Fund’s performance may not fully replicate the daily changes in levels of the Index to which it corresponds due to disruptions in the markets for the relevant Index Futures Contracts, the imposition of speculative position limits (as discussed under Risk Factor (14)), or due to other extraordinary circumstances.  As a Fund approaches or reaches position limits with respect to certain futures contracts comprising its corresponding Index, the Fund may commence investing in other futures contracts based on commodities or financial instruments that comprise the corresponding Index and in futures contracts based on commodities or financial instruments other than commodities or financial instruments that comprise the corresponding Index that, in the commercially reasonable judgment of the Managing Owner, tend to exhibit trading prices that correlate with a futures contract that comprises the corresponding Index.  In addition, the Funds are not able to replicate exactly the daily changes in the levels of their respective Indexes because the total return generated by the Funds are reduced by additional expenses and transaction costs, including those incurred in connection with the Funds’ trading activities and additional associated costs due to the use of leverage, and increased by interest income from the Funds’ holdings of short-term high credit quality fixed income securities.  A Fund may not have the correct amount of an investment exposure that matches its corresponding Index because its holdings of the Index Futures Contracts (on an upleveraged basis as determined by each Fund’s investment objective) may be different from that of the Index.  In addition, a Fund, when necessary, may invest in financial instruments not included in the corresponding Index.  A Fund may be subject to large movements of assets into and out of the Fund, potentially resulting in a Fund being either over- or under-exposed to its Index.

Tracking the applicable Index requires trading and daily rebalancing of the relevant Fund’s portfolio with a view to tracking the Index on a daily basis and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(16)  A Fund’s Performance Will Not Correlate To The Changes In The Corresponding Index For Periods Of Longer Than A Single Trading Day.

A Fund may have difficulty achieving its daily target due to fees and expenses, high portfolio turnover, transaction costs, and/or a temporary lack of liquidity in the markets for the instruments held by a Fund.  A failure to achieve a daily target may cause a Fund to provide returns for a longer period that are worse than expected.  In addition, even though a Fund may meet its daily target over a period of time, this will not necessarily produce the returns that might be expected in light of the returns of its corresponding Index for that period due to the insufficient nature of the Index formula as described under Risk Factor (2).

(17)  Investors Who Invest Intra-Day Are Subject To The Risk That The Performance Of Their Intra-Day Investment Will Not Reflect A Return That Equals The Fund’s Leveraged Daily Investment Objective.

Each Fund seeks daily leveraged investment results which should not be equated with seeking a leveraged goal for shorter than a day.  An investor who purchases a Fund’s Shares after the close of the markets on one trading day and before the close of the markets on the next trading day will likely have more, or less, than 200% leveraged investment exposure to the corresponding Index, depending upon the movement of such Index from the end of one trading day until the time of purchase.  Investors may consult the Funds’ website (http://www.[_________].com) at any point during the day to determine how the current level of the applicable Index relates to the level of the applicable Index at the end of the previous day.

(18)  Because Each Fund Seeks To Track The Changes, As Closely As Possible, In An Amount Equal To 200% (Either +200% With Respect To The Leveraged Funds Or -200% With Respect To The Leveraged Inverse Funds, As Applicable) Of The Daily Changes Of The Corresponding Index, A Fund Could Theoretically Lose An Amount Greater Than Its Net Assets If The Corresponding Index Moved More Than 50% In A Direction That Is Adverse To The Fund.

Because each Fund seeks to track the changes, as closely as possible, in an amount equal to 200% (either +200% with respect to the Leveraged Funds or -200% with respect to the Leveraged Inverse Funds, as applicable) of the daily changes of the corresponding Index, you are exposed to the risk that a decline in the daily changes of the corresponding Index will be leveraged by approximately 200% with respect to a Fund’s corresponding losses.  This means that your investment in a Leveraged Fund will be reduced by an amount equal to -2% for every -1% daily decline of its corresponding Index, not including the cost of financing the portfolio and the impact of operating expenses, which would further decrease the value of your Shares.  Likewise, your investment in a Leveraged Inverse Fund will be reduced by an amount equal to -2% for every +1% daily rise of its corresponding Index, not including the cost of financing the portfolio and the impact of operating expenses, which would further decrease the value of your Shares.  A Fund could theoretically lose an amount greater than its net assets if the corresponding Index moved more than 50% within a single trading day and in a direction that was adverse to the Fund.  Further, purchasing Shares during a day will likely result in greater than or less than 200% exposure to the changes of the corresponding Index.

To fully understand the risks of using leverage in a Fund, see Risk Factors (2) – (10) above.

(19)  Leverage and Short Selling Theoretically Exposes The Funds To Unlimited Losses.

Each Index is comprised of a Long Sub-Index with a corresponding Long Index Futures Contract and a Short Sub-Index with a corresponding Short Index Futures Contract.  In turn, each Fund will establish both leveraged long and leveraged short positions in the underlying Index Futures Contracts accordingly.

Each Leveraged Fund will profit if the level of the Long Sub-Index rises.  Each Leveraged Fund will suffer a loss if the level of the Long Sub-Index falls.  By multiplying the Long Sub-Index by the Fund Multiplier,  a Leveraged Fund would own a portfolio of Long Index Futures Contracts with a notional value equal to +200% of the Leveraged Fund’s Fund Equity upon daily rebalancing.  A Leveraged Fund would be exposed to a loss in excess of its Fund Equity if the Long Index Futures Contract declines -50% or more between an initial and subsequent Leveraged Fund rebalancing (i.e., if the Long Index Futures Contract declines -50% or more intraday).

Each Leveraged Fund will profit if the level of the Short Sub-Index falls.  Each Leveraged Fund will suffer a loss if the level of the Short Sub-Index rises.  Because the value of the Short Index Futures Contracts could, in theory, rise infinitely, a short position in the Short Index Futures Contracts exposes each Fund to theoretically unlimited liability.

Each Leveraged Inverse Fund will profit if the level of the Long Sub-Index falls.  Each Leveraged Inverse Fund will suffer a loss if the level of the Long Sub-Index rises.  By multiplying the Long Sub-Index by the Fund Multiplier, a Leveraged Inverse Fund would own a portfolio of Long Index Futures Contracts with a notional value equal to -200% of the Leveraged Inverse Fund’s Fund Equity upon daily rebalancing.  A Leveraged Inverse Fund would be exposed to a loss in excess of its Fund Equity if the Long Index Futures Contract increases +50% or more between an initial and subsequent Leveraged Inverse Fund rebalancing (i.e., if the Long Index Futures Contract increases +50% or more intraday).  Furthermore, because the value of the Long Index Futures Contracts could, in theory, rise infinitely, a long position in the Long Index Futures Contracts exposes each Leveraged Inverse Fund to theoretically unlimited liability.

Each Leveraged Inverse Fund will profit if the level of the Short Sub-Index rises.  Each Leveraged Inverse Fund will suffer a loss if the level of the Short Sub-Index falls.  By multiplying the Short Sub-Index by the Fund Multiplier, a Leveraged Inverse Fund would own a portfolio with a notional value equal to -200% of the Leveraged Inverse Fund’s Fund Equity upon daily rebalancing.  A Leveraged Inverse Fund would be exposed to a loss in excess of its Fund Equity if the Short Index Futures Contract declines -50% or more between an initial and subsequent Leveraged Inverse Fund rebalancing (i.e., if the Short Index Futures Contract declines -50% or more intraday).

A Fund’s losses on the Long Index Futures Contracts and/or the Short Index Futures Contracts may result in the total loss of your investment.

(20)  The NYSE Arca May Halt Trading In The Shares Of A Fund Which Would Adversely Impact Your Ability To Sell Shares.

It is expected that the Shares of the Funds will be listed on the NYSE Arca.  Trading in Shares of a Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline.  There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged.  A Fund will be terminated if its Shares are delisted.

(21)  The Lack Of An Active Trading Market For The Shares Of A Fund May Result In Losses On Your Investment In Such Fund At The Time Of Disposition Of Your Shares.

Although it is expected that the Shares of each Fund will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of a Fund will develop or be maintained.  If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.

(22)  The Shares Of Each Fund Are New Securities Products And Their Value Could Decrease If Unanticipated Operational Or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products.  Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Funds and the trading of the Shares that could have a material adverse effect on an investment in the Shares.  In addition, although the Funds are not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s qualifications and the past experience of its principals may not be suitable for solving these problems or issues.

(23)  The Liquidity Of The Shares Of A Certain Fund May Also Be Affected By The Withdrawal From Participation Of One Or More Authorized Participants With Respect To Such Fund, Which Could Adversely Affect The Value Of Your Shares.

If one or more Authorized Participants which have substantial interests in the Shares of a Fund were to withdraw from participation, the liquidity of the affected Shares may decrease, which may adversely affect the value of your Shares or lead to tracking error between the market price per Share and the net asset value per Share.

(24)  As The Managing Owner And Its Principals Have No History Of Operating Investment Vehicles Like The Funds, Their Experience May Be Inadequate Or Unsuitable To Manage The Funds.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Funds and has no history of past performance.  The Managing Owner has not managed any other commodity pools or other positions, and therefore there is no indication of its ability to manage investment vehicles such as the Funds.  If the experience of the Managing Owner and its principals is not adequate or suitable to manage investment vehicles such as the Funds, the operations of the Funds may be adversely affected.

(25)  A Computer Systems Failure Could Result In Losses For The Funds.

The Managing Owner’s strategies are dependent to a significant degree on the proper functioning of its internal computer systems.  Accordingly, systems failures, whether due to failures by third parties upon which such systems are dependent or the failure of the Managing Owner’s hardware or software, could disrupt trading or make trading impossible until such failure is remedied.  Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, combined with each Fund’s use of leverage, cause a Fund to experience significant trading losses or to miss opportunities for profitable trading.  Any such failures could also cause a temporary delay in reports to investors.  Similarly, a systems failure of a Fund’s futures brokers or of any exchange on which the Fund is trading could cause a Fund to experience significant trading losses or to miss opportunities for profitable trading.

(26)  You May Not Rely On Past Performance Of A Fund Or Index Results In Deciding Whether To Buy Shares Of A Fund.

The Funds have not commenced trading and do not have a performance history upon which to evaluate your investment in any of the Funds. Although past performance is not necessarily indicative of future results, if the Funds had performance histories, such performance histories may (or may not) provide you with more information on which to evaluate an investment in the Funds.  Likewise, each Index has no history which may (or may not) be indicative of the future Index results, or of the future performance of a corresponding Fund.  Therefore, you will have to make your decision to invest in the Funds on the basis of limited information.

(27)Asset Class Concentration May Result In Greater Index Volatility, Which Could Adversely Affect The Value Of Your Shares.

Each Index is comprised of a Long Sub-Index and a Short Sub-Index, and in turn, a Long Index Futures Contract and a Short Index Futures Contract, respectively.  Additionally, each Index is equally weighted with respect to its Equity Exposure and Other Exposure, each term as defined below.

Each Index gains either a long or a short exposure, as applicable, to a large-cap U.S. equities benchmark, or the Equity Exposure.  Therefore, half of each Index, and in turn, half of each Fund’s portfolio, is limited to its Equity Exposure.  In addition to the Equity Exposure, the remaining half of each of the Indexes is limited to an exposure to one of the following, or the Other Exposure: 30-year U.S. Treasury Bonds, Gold, Light Sweet Crude Oil or the changes of the U.S. dollar relative to a basket of certain major foreign currencies.  As a result, each Index gains either a long or a short exposure to two asset classes, the Equity Exposure and the Other Exposure.  Such a concentration in asset classes may result in a greater degree of volatility in each Index and in ultimately, the net asset value of your Shares.

(28)  Gains, If Any, From A Fund’s Holdings With Respect To The First Of Its Index Futures Contracts May Be Offset By Losses On The Second Index Futures Contracts It Invests In; Gains, If Any, On The Second Index Futures Contracts May Be Offset By Losses From Its Holdings Of Its First Index Futures Contract, Resulting In No Gains Or Aggregate Losses For The Fund.

Each Fund will invest in two Index Futures Contracts – the Long Index Futures Contracts and the Short Index Futures Contracts, along with its investment in United States Treasury and other high credit quality short-term fixed income securities, or the Portfolio.  In order for a Fund to be profitable, the performance of its Portfolio must exceed its aggregate fees and expenses.  Because each Fund invests in two Index Futures Contracts, the net gains on the two Index Futures Contracts and the interest income must exceed the Fund’s aggregate fees and expenses in order to avoid losses.  If the net gains on the two Index Futures Contracts and the interest income do not exceed the Fund’s aggregate fees and expenses, the Fund will lose money, and in turn, adversely affect the value of your Shares.

(29)  Price Volatility May Possibly Cause The Total Loss Of Your Investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes.  Consequently, you could lose all or substantially all of your investment in any Fund.

(30)  A Fund’s Exposure To Physical Commodities Or Financial Instruments Through Its Investment In Index Futures Contracts May Subject The Fund To Greater Volatility Than Investments In Traditional Securities, Which May Adversely Affect The Value Of Your Shares In The Applicable Fund.

A Fund’s exposure to physical commodities or financial instruments through its investments in the Index Futures Contracts markets may subject such Fund to greater volatility than investments in traditional securities.  The value of commodity-linked financial instruments, fixed income-linked financial instruments, or currency-linked financial instruments may be affected by changes in overall market movements, the applicable Index, volatility, changes in interest rates, or factors affecting a particular industry, commodity or currency, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic political and regulatory developments.

(31)  Fees And Commissions Are Charged Regardless Of Profitability And May Result In Depletion Of Assets.

Each Fund is subject to the fees and expenses described herein which are payable irrespective of profitability.  See “Breakeven Table” on page 17 and Risk Factor (8).  Both the effects of leverage and the daily rebalancing of each Fund increases each Fund’s fees and expenses significantly.  Consequently, depending upon the performance of each Fund relative to the fees and expenses charged to each Fund, the fees and expenses of each Fund could result in losses to your investment in the Fund.  You may never achieve profits, significant or otherwise by investing in a Fund.

(32)  A Fund Will Experience A Loss If It Is Required To Sell Treasuries At A Price Lower Than The Price At Which They Were Acquired.

The value of Treasuries generally moves inversely with movements in interest rates.  If a Fund is required to sell Treasuries at a price lower than the price at which they were acquired, the Fund will experience a loss.

(33)  You Cannot Be Assured Of The Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental To The Funds.

You cannot be assured that the Managing Owner will be willing or able to continue to service the Funds for any length of time.  If the Managing Owner discontinues its activities on behalf of the Funds, the Funds may be adversely affected.

(34)  Possible Illiquid Markets May Exacerbate Losses.

Futures positions cannot always be liquidated at the desired price.  It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market.  A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, may also make it difficult to liquidate a position.

There can be no assurance that market illiquidity will not cause losses for the Funds.  The large size of the positions which a Fund may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

(35)  You May Be Adversely Affected By Redemption Orders That Are Subject To Postponement, Suspension Or Rejection Under Certain Circumstances.

Each Fund may, in its discretion, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders of a Fund.  In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order might be unlawful.  Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant.  For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the applicable Fund declines during the period of delay.  The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement.  Moreover, any such postponement, suspension, or rejection could cause tracking error between the market price per Share and the net asset value per Share.

(36)  Because Futures Contracts Have No Intrinsic Value, The Positive Performance Of Your Investment Is Wholly Dependent Upon An Equal And Offsetting Loss.

Futures trading is a risk transfer economic activity.  For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth.  Unlike most alternative investments, an investment in Shares of a Fund does not involve acquiring any asset with intrinsic value.  Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares of a Fund trade unprofitably.

(37)  Failure Of Commodity Or Currency Futures Markets To Exhibit Low To Negative Correlation To General Financial Markets Will Reduce Benefits Of Diversification And May Exacerbate Losses To Your Portfolio.

Historically, commodity and currency futures’ returns have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds.  Although commodity or currency futures trading may provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that an Index with respect to commodities or currencies is not 100% negatively correlated with financial assets such as stocks and bonds means that each corresponding Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice-versa.  If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset your losses from other investments.  Furthermore, there is no historical data regarding the correlation of daily rebalanced leveraged and inverse investments in intercommodity spread futures to other asset classes.

(38)  Shareholders Will Not Have The Protections Associated With Ownership Of Shares In An Investment Company Registered Under The Investment Company Act Of 1940.

None of the Funds are registered as an investment company under the Investment Company Act of 1940, and none of them are required to register under such Act.  Consequently, Shareholders will not have the regulatory protections provided to investors in registered and regulated investment companies.

(39)  Each Fund May Trade In Foreign Markets Which May Not Be Subject To The Same Level Of Regulatory Oversight As Trading In Domestic Markets.

A portion of a Fund’s trades may take place on markets or exchanges outside the United States.  The risk of loss in trading foreign futures contracts and foreign options can be substantial.  Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts.  None of the CFTC, National Futures Association, or NFA, or any

domestic exchange regulates activities of any foreign boards of trade or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws.  In addition, some foreign exchanges are “principals markets” in which performance is the responsibility only of the individual exchange member counterparty, not of the exchange or a clearing facility.  In such cases, the applicable Fund will be subject to the risk that the member with whom the Fund has traded is unable or unwilling to perform its obligations under the transaction.

Trading on foreign exchanges also presents the risk of loss due to the possible imposition of exchange controls (making it difficult or impossible for a Fund to repatriate some or all of the Fund’s assets held by foreign counterparties), government expropriation of assets, taxation, government intervention in markets, limited rights in the event of bankruptcy of a foreign counterparty or exchange and variances in foreign exchange rates between the time a position is entered and the time it is exited.

(40)  Various Actual And Potential Conflicts Of Interest May Be Detrimental To Shareholders.

The Funds are subject to actual and potential conflicts of interest involving the Managing Owner, various commodity futures brokers and Authorized Participants.  The Managing Owner and its principals, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Funds, which also presents the potential for numerous conflicts of interest with the Funds.  As a result of these and other relationships, parties involved with the Funds have a financial incentive to act in a manner other than in the best interests of the Funds and the Shareholders.  The Managing Owner has not established any formal procedure to resolve conflicts of interest.  Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably.  Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

An affiliate of the Commodity Broker is a member of Factor Advisors, LLC, the parent and the sole owner of the Managing Owner.  Therefore, the Managing Owner has a disincentive to replace the Commodity Broker as the Funds’ broker due to this relationship.  The Funds may be subject to certain conflicts with respect to the Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker.

(41)  Failure Of Futures Commission Merchants Or Commodity Brokers To Segregate Assets May Increase Losses; Despite Segregation Of Assets, The Funds Remain At Risk Of Significant Losses Because The Funds May Only Receive A Pro-Rata Share Of Certain Assets, Or No Assets At All.

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets.  If the Commodity Broker fails to do so, the assets of the Funds might not be fully protected in the event of the Commodity Broker’s bankruptcy.  Furthermore, in the event of the Commodity Broker’s bankruptcy, any Fund could be limited to recovering either a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts or the Fund may not recover any assets at all, even though certain property specifically traceable to a particular Fund was held by the Commodity Broker.  The Commodity Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action.  Such material actions, if any, are described under “The Commodity Broker.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its Commodity Broker as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

(42)  Regulatory Changes Or Actions May Alter The Nature Of An Investment In The Funds.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States.  There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in a Fund or the ability of a Fund to continue to implement its investment strategy.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements.  In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading.  The regulation of futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action.  The effect of any future regulatory change on a Fund is impossible to predict, but could be substantial and adverse.

(43)  Lack Of Independent Advisers Representing Investors.

The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Funds.  No counsel has been appointed to represent you in connection with the offering of the Shares.  Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

(44)  Possibility Of Termination Of A Fund May Adversely Affect Your Portfolio.

The Managing Owner may withdraw from a Fund upon 120 days’ notice, which would cause a Fund to terminate unless a substitute managing owner were obtained.  Owners of 50% of the Shares of any Fund have the power to terminate such Fund.  If it is so exercised, investors who may wish to continue to invest in a Fund’s corresponding Index through a fund vehicle will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund.  See “Description of the Shares; The Funds; Certain Material Terms of the Trust Declarations – Termination Events” for a summary of termination events.  Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio.  If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Funds.

(45)  Shareholders Do Not Have The Rights Enjoyed By Investors In Certain Other Vehicles.

As beneficial interests in a Delaware statutory trust, the Shares do not have all of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” actions).  In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect management and the Funds are not required to pay regular distributions, although the Funds may pay distributions in the discretion of the Managing Owner).

(46)  An Investment In Shares Of The Funds May Be Adversely Affected By Competition From Other Methods Of Investing In Futures Contracts On Commodities And Financial Instruments.

The Funds constitute a relatively new, and thus initially untested, type of investment vehicle.  They compete with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities or financial instruments, and direct investments in the underlying commodities, commodity futures contracts or financial instrument futures contracts.  Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities or financial instruments directly, which could limit the market for the Shares of each Fund and reduce the liquidity of the Shares of each Fund.

(47)  Competing Claims Over Ownership Of Intellectual Property Rights Related To The Funds Could Adversely Affect The Funds And An Investment In Shares.

While the Managing Owner believes that all intellectual property rights needed to operate the Funds are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of a Fund.  To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect a Fund and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Funds.

(48)  The Value Of The Shares Will Be Adversely Affected If The Funds Are Required To Indemnify The Trustee Or The Managing Owner.

Under the Trust Declarations, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense either incurs without gross negligence, bad faith or willful misconduct.  That means the Managing Owner may require the assets of one or more of the Funds to be sold in order to cover losses or liability suffered by it or by the Trustee with respect to the applicable Fund.  Any sale of that kind would reduce the value of the Shares of a Fund.

(49)  The Net Asset Value Calculation Of  The Funds May Be Overstated Or Understated Due To The Valuation Method Employed When A Settlement Price Is Not Available On The Date Of Net Asset Value Calculation.

Calculating the net asset value of each Fund includes, in part, any unrealized profits or losses on open futures contracts.  Under normal circumstances, the net asset value of each Fund reflects the settlement price of open futures contracts on the date when the net asset value is being calculated.  However, if a futures contract traded on an exchange (both U.S. and, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise), the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day.  In such a situation, there is a risk that the calculation of the net asset value of the applicable Fund on such day will not accurately reflect the realizable market value of such futures contract.  For example, daily limits are generally triggered in the event of a significant change in market price of a futures contract.  Therefore, as a result of the daily limit, the current settlement price is unavailable.  Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the applicable Fund could be under or overstated, perhaps to a significant degree.

(50)  Although The Shares Of Each Fund Are Limited Liability Investments, Certain Circumstances Such As Bankruptcy Of A Fund Or Indemnification Of Such Fund By The Shareholders Will Increase A Shareholder’s Liability.

The Shares of each Fund are limited liability investments; investors may not lose more than the amount that they invest plus any undistributed profits recognized on their investment.  However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Declaration.  In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of

•  Shareholders’ actions unrelated to the business of the Fund, or

•  taxes imposed on the Shares by the states or municipalities in which such investors reside.

(51)  “Backwardation” Or “Contango” In The Market Prices Of The Index Futures Contracts Linked To Physical Commodities Underlying The Commodities Indexes Will Affect The Value Of Your Shares.

As the commodity futures contracts that underlie the commodity portion of each applicable Index near expiration, they are replaced by contracts that have a later expiration.  Thus, for example, a contract purchased and held in June 2011 may specify a July 2011 expiration.  As that contract nears expiration, it may be replaced by selling the July 2011 contract and purchasing the contract expiring in August 2011.  This process is referred to as “rolling.”  Historically, for example, the prices of Light Sweet Crude Oil have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.”  In these circumstances, absent other factors, the sale of the July 2011 contract would take place at a price that is higher than the price at which the August 2011 contract is purchased, thereby creating a gain in connection with rolling. While Light Sweet Crude Oil has historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times.  The absence of backwardation in Light Sweet Crude Oil will adversely affect the value of the corresponding Index Futures Contracts, and, accordingly, decrease the value of your Shares in the Oil/Equity Intercommodity Spread Fund.

Conversely, commodities may also experience “contango” markets from time to time rather than backwardated markets.  Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors.  Contango will adversely affect the value of the corresponding Index Futures Contracts, and, accordingly, decrease the value of your Shares in the Oil/Equity Intercommodity Spread Fund.

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Risks Related to Taxation

(52)  Shareholders Of A Fund Will Be Subject To Taxation On Their Allocable Share Of The Fund’s Taxable Income, Whether Or Not They Receive Cash Distributions.

Shareholders of a Fund will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund.  Shareholders of a Fund may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

(53)  Items Of Income, Gain, Loss And Deduction With Respect To Shares Of A Fund Could Be Reallocated If The IRS Does Not Accept The Assumptions Or Conventions Used By The Fund In Allocating Fund Tax Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships.  A Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to Shareholders in the Fund in a manner that reflects the Shareholders’ beneficial interest in such tax items, but these assumptions and conventions may not be considered to be in compliance with all aspects of the applicable tax requirements.  It is possible that the IRS will successfully assert that the conventions and assumptions used by a Fund do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely you.

(54)  The Current Treatment Of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed Or Repealed In The Future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15%.  This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER FOR DIFFERENT INVESTORS.

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Risks Related to Investments in the Equity Index Futures Contracts

The following Risk Factors apply to each Fund.

(55)  Investment In The Equity Index Futures Contracts Involve The Risks Inherent In An Investment In Any Equity Security.

Each Fund’s investment in the Equity Index Futures Contracts is subject to the risks of any investment in a broadly based portfolio of common stocks, including the risk that the general level of stock prices may decline, thereby adversely affecting the value of such investment.  The value of Shares may fluctuate in accordance with changes in the financial condition of the issuers of Shares, the value of common stocks generally and other factors.  The identity and weighting of component stocks of the underlying index and the Shares also change from time to time.

The financial condition of the issuers may become impaired or the general condition of the stock market may deteriorate which may then cause a decrease in the value of the Equity Index Futures Contracts and thus in the value of your Shares.  Common stocks are susceptible to general stock market fluctuations and to volatile increases and decreases in value as market confidence in and perceptions of their issuers change.  These investor perceptions are based on various and unpredictable factors including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic and banking crises.

Holders of common stocks of any given issuer incur more risk than holders of preferred stocks and debt obligations of the issuer because the rights of common stockholders, as owners of the issuer, generally are inferior to the rights of creditors of, or holders of debt obligations or preferred stocks issued by, such issuer.  Further, unlike debt securities that typically have a stated principal amount payable at maturity, or preferred stocks that typically have a liquidation preference and may have stated optional or mandatory redemption provisions, common stocks have neither a fixed principal amount nor a maturity. Common stock values are subject to market fluctuations as long as the common stock remains outstanding.

There can be no assurance that the issuers of Shares will pay dividends.  Distributions generally depend upon the declaration of dividends by the issuers of Shares and the declaration of such dividends generally depends upon various factors, including the financial condition of the issuers and general economic conditions.

If an issuer discontinues the payment of dividends, the issuer’s shares may decrease in value, which may then adversely impact both the Underlying Index (as such term is defined under “Risks Related to the Underlying Indexes” below) of the Equity Index Futures Contracts and ultimately the value of the Shares of the Funds.

(56)  Because Each Fund Invests Approximately Half Of Its Portfolio In The Equity Index Futures Contracts, Each Fund Is Subject To The Non-Diversification Risks Associated With The Equity Index Futures Contracts, Which May Adversely Affect The Value Of Your Shares.

Because each Fund invests approximately half of its portfolio in the Equities Index Futures Contracts, each Fund may be considered to be relatively non-diversified in that each Fund is, in effect, investing in the securities of a limited number of issuers (i.e., 500).  Because each Fund invests a significant percentage of its assets in the Equity Index Futures Contracts, and in effect, a limited number of issuers, each Fund is subject to the risks of investing in those few issuers, and therefore, may be more susceptible to a single adverse economic or regulatory occurrence.  As a result, through an investment in the Equity Index Futures Contracts, changes in the market value of a small number of underlying securities may ultimately cause greater fluctuations in the value of each Fund’s Shares than would occur in a diversified fund.

Furthermore, because the objective of the Underlying Index of the Equity Index Futures Contracts is to provide an exposure to large-cap U.S. equities, the Funds will be non-diversified in that the Funds will not gain an exposure to other types of equities (e.g., mid-cap equities, small-cap equities, foreign equities, etc.).  As a result, the value of your Shares may be adversely affected.

(57)  To The Extent That The Underlying Index Of The Equity Index Futures Contracts Is Concentrated In Certain Securities, Such Concentration May Amplify The Potentially Adverse Effects Upon Each Of The Funds.

To the extent that the Underlying Index of the Equity Index Futures Contracts is concentrated in the securities of companies in a particular market, industry, group of industries, sector or asset class, the Funds may be adversely affected by the performance of those securities, may be subject to increased price volatility and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that market, industry, group of industries, sector or asset class.

(58)  The Funds Are Subject To Issuer Risk.

The performance of the Equity Index Futures Contracts with respect to each Fund depends upon the performance of individual companies comprising the Underlying Index.  Any issuer may perform poorly, causing the value of its securities to decline.  Poor performance may be caused by poor management decisions, competitive pressures, changes in technology, disruptions in supply, labor problems or shortages, corporate restructurings, fraudulent disclosures or other factors.  Issuers may, in times of distress or on their own discretion, decide to reduce or eliminate dividends, which may also cause their stock prices to decline, which may negatively impact the Equity Index Futures Contracts, and in turn, the Funds.

(59)  The Funds Are Subject To Stock Market Risk.

The Funds’ net asset values are based, in part, upon the changes in the value of the Equity Index Futures Contracts, which in turn, react to securities market movements.  Historically, the equities markets have moved in cycles, and the value of the Equity Index Futures Contracts may fluctuate significantly on a daily basis, which would affect the net asset value of your Shares.

You could lose money due to fluctuations in the Funds’ net asset values in response to short term market movements during market downturns.  Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the markets.  The value of a security may decline due to general market conditions, economic trends or events that are not specifically related to the issuer of the security or to factors that affect a particular industry or industries. Equity securities are subject to volatile changes in value that may be attributable to market perception of an individual issuer or to general stock market fluctuations that affect all issuers.  Investments in equity securities may be more volatile than investments in other asset classes.  During a general economic downturn in the securities markets, multiple asset classes may be negatively affected, which would adversely affect the Equity Index Futures Contracts, and ultimately the Shares of the Funds.

(60)  A Liquid Trading Market For Shares Of The Issuers Underlying The Equity Index Futures Contracts May Not Develop Or Exist, Which In Turn, May Adversely Affect The Value Of The Shares Of The Funds.

Although most of the shares of the issuers that comprise the Underlying Index of the Equity Index Futures Contracts, or Portfolio Securities, are listed on national securities exchanges, the existence of a liquid trading market for certain of the Portfolio Securities may depend upon whether dealers will make a market in such Portfolio Securities.

There can be no assurance that a market will be made for any Portfolio Securities, that any market will be maintained or that any such market will be or remain liquid with respect to the Portfolio Securities.  The price at which Portfolio Securities may be sold will be adversely affected if trading markets for Portfolio Securities are limited or absent, which would then adversely affect the value of the Equity Index Futures Contracts, and in turn, the Funds.

Risks Related to the Underlying Indexes

Each Fund invests in the Equity Index Futures Contract.  In addition to the Equity Index Futures Contract, the Equity/Currency Intercommodity Spread Fund also invests in the Currency Index Futures Contract.  Because the value of both the Equity Index Futures Contract and the Currency Index Futures Contract are derived from a corresponding and underlying index, or Underlying Index, certain risks relating to the Underlying Index may adversely affect the value of the both the Equity Index Futures Contract and the Currency Index Futures Contract, which in turn may affect either all the Funds (if such adverse risk affected the Equity Index Futures Contract) or only the Equity/Currency Intercommodity Spread Fund (if such adverse risk only affected the Currency Index Futures Contract).

(61)  You Have No Recourse To The Index Sponsors Or Their Successors Of Each Underlying Index.

The Shares of each Fund are not sponsored, endorsed, sold or promoted by the index sponsors or their successors, or the Index Sponsors, of each Underlying Index.  The Index Sponsors make no representation or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly or the ability of the corresponding Underlying Index including, without limitation, all sub-indexes, to track the appropriate market performance. The Underlying Indexes are determined and composed by the Index Sponsors and calculated by the Index Sponsors or their agents without regard to the Funds. The Index Sponsors have no obligation to take the needs of the Funds or the Shareholders into consideration in determining, composing or calculating the Underlying Indexes. The Index Sponsors are not responsible for and have not participated in the determination of the prices and the number of Shares or the timing of the issuance of sale of Shares or in the determination or calculation of the Baskets. The Index Sponsors have no obligation or liability in connection with the administration, marketing or trading of the Shares.

The Index Sponsors do not guarantee the accuracy or the completeness of the relevant Underlying Index or any data included therein, and the Index Sponsors would disclaim any and all liability for any errors, omissions, or interruptions therein.  The Index Sponsors make no warranty, express or implied, as to the results to be obtained by the Funds, the Shareholders or any other person or entity from use of the relevant Underlying Index or any data included therein.  The Index Sponsors make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the relevant Underlying Index or any data included therein.  Without limiting any of the foregoing, the Index Sponsors would expressly disclaim any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

(62)  A Change In The Ownership Of The Underlying Index May Change The Determination, Valuation Methodology Or Any Other Aspect Of The Underlying Index In A Manner That May Be Adverse To The Corresponding Index Futures Contract, And Ultimately, The Value Of Your Shares.

The Underlying Indexes may be sold from time-to-time.  Upon completion of a sale of an Underlying Index, there can be no assurance that a new index sponsor will not change the determination, valuation methodology or any other aspect of the applicable Underlying Index in a manner that may be adverse to the Index Futures Contracts, and ultimately, the value of your Shares.

(63)  Cessation Of Publication Of An Underlying Index May Materially And Adversely Affect The Activities Of The Applicable Index Futures Contracts, And In Turn, The Managing Owner May Terminate The Affected Fund.

Each Underlying Index is administered, calculated and published by an Index Sponsor, which has the right to cease publication of such Underlying Index at its discretion at any time.  Certain Index Sponsors have agreed with the futures exchange upon which the Index Futures Contracts trade to negotiate in good faith with the futures exchange if the Index Sponsor has determined to cease publication of the relevant Underlying Index in order to permit the futures exchange to continue to calculate the discontinued Underlying Index and in turn to permit the Index Futures Contracts to continue to trade on such futures exchange.  However, even if the Index Sponsor satisfied its obligations under its agreement with the futures exchange, the Managing Owner may, nevertheless, determine that, upon cessation of publication of an Underlying Index, it may become inadvisable to invest in the Index Futures Contracts.  Furthermore, if the Managing Owner also determined that no adequate substitute to the Index Futures Contracts exists, the Managing Owner may ultimately decide to liquidate the affected Fund.

(64)  The Asset Class Underlying The Index Futures Contracts May Either Underperform Or Outperform The Sector Of The Applicable Fund.

The securities, commodities, or currencies in the Underlying Index of each Index Futures Contracts may underperform the returns of other securities, commodities, or currencies or related indexes that track other industries, groups of industries, markets, asset classes or sectors.  Various types of securities, commodities, or currencies or related indexes tend to experience cycles of outperformance and underperformance in comparison to the general securities, commodities and/or currencies markets, as applicable.

Equity/Treasury Intercommodity Spread Fund and the Treasury/Equity Intercommodity Spread Fund Risk Factor:

We refer to the Equity/Treasury Intercommodity Spread Fund and the Treasury/Equity Intercommodity Spread Fund collectively as the Equity/Bond Intercommodity Spread Funds.

(65)  The Equity/Bond Intercommodity Spread Funds Are Subject To Interest Rate Risk.

The value of the Equity/Bond Intercommodity Spread Funds’ fixed income related investments in the Treasury Index Futures Contracts will fall when interest rates rise.

As a general matter, the effect of increasing interest rates is more pronounced for any intermediate-term or longer-term fixed income obligation.  Because the Equity/Bond Intercommodity Spread Funds’ portfolios will own Treasury Index Futures Contracts which are related to the changes in the 30 year U.S. Treasury Bonds, the value of the Equity/Bond Intercommodity Spread Funds’ Treasury Index Futures Contracts may be adversely affected on a more pronounced basis, and in turn, increasing interest rates may impact the value of the Treasury Index Futures Contracts, and in turn, the value of your Equity/Bond Intercommodity Spread Funds’ Shares may be affected adversely.

(66)  Price Fluctuations Of U.S. Government Securities Such As 30 Year U.S. Treasury Bonds Will Affect The Value Of The Treasury Index Futures Contracts, And Ultimately, The Value Of Your Shares.

A security backed by the U.S. Treasury or the full faith and credit of the United States such as the 30 year U.S. Treasury Bond is guaranteed only as to the timely payment of interest and principal when held to maturity.  In addition, because many types of U.S. government securities trade actively outside the United States, their prices may rise and fall as changes in global economic conditions affect the demand for these securities.

The market prices for the 30 year U.S. Treasury Bonds are not guaranteed and will generally fluctuate inversely with changes in market interest rates.  An increase in interest rates, therefore, would generally reduce the market value of a 30 year U.S. Treasury Bond, while a decline in interest rates would generally increase the market value of a 30 year U.S. Treasury Bond.  In turn, such price fluctuations will affect the value of the Treasury Index Futures

Contracts, and ultimately, the value of your Equity/Bond Intercommodity Spread Funds’ Shares.

Equity/Currency Intercommodity Spread Fund Risk Factors:

(67)  The Equity/Currency Intercommodity Spread Fund’s Performance May Not Always Replicate Exactly The Changes In The Level Of Its Corresponding Index.

The Index corresponding to the Equity/Currency Intercommodity Spread Fund is comprised of two equally weighted components: a long position on the Equity Index Futures Contract and a short position on the Currency Index Futures Contract.  As a result, the Equity/Currency Intercommodity Spread Fund’s performance will not replicate the changes in the level of the index underlying the Currency Index Futures Contracts.  Additional factors that may cause deviations between the Equity/Currency Intercommodity Spread Fund’s performance and the changes in the level of the index underlying the Currency Index Futures Contracts may be due to disruptions in the markets for the Currency Index Futures Contracts, the currencies that compose the index underlying the Currency Index Futures Contracts, or due to other extraordinary circumstances.

As of the date of this prospectus, the Currency Index Futures Contracts are not subject to speculative position limits.  There can be no assurance that the Currency Index Futures Contracts will not become subject to speculative position limits.  Should the Equity/Currency Intercommodity Spread Fund become subject to speculative position limits with respect to its Currency Index Futures Contracts holdings, the Equity/Currency Intercommodity Spread Fund’s ability to issue new Baskets or the Equity/Currency Intercommodity Spread Fund’s ability to reinvest income in additional Currency Index Futures Contracts may be limited to the extent that these activities would cause the Equity/Currency Intercommodity Spread Fund to exceed the potential future position limits.  Limiting the size of the Equity/Currency Intercommodity Spread Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of the Equity/Currency Intercommodity Spread Fund.  That is, the inability to create additional Baskets could result in Shares of the Equity/Currency Intercommodity Spread Fund trading at a premium or discount to net asset value of the Equity/Currency Intercommodity Spread Fund, and in turn, increasing the Equity/Currency Intercommodity Spread Fund’s tracking error with respect to its corresponding Index.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Equity/Currency Intercommodity Spread Fund to gain full or partial exposure to the Currency Index Futures Contracts, the Equity/Currency Intercommodity Spread Fund may:

•  invest in a different month Currency Index Futures Contract other than the specific Currency Index Futures Contract that was originally required by the Index, or

•  invest in another futures contract substantially similar to the Currency Index Futures Contracts, if available, or

•  invest in the futures contracts referencing the currencies that compose the index underlying the Currency Index Futures Contracts, or

•  invest in a forward agreement, swap, or other OTC derivative referencing the currencies that compose the index underlying the Currency Index Futures Contracts, if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices that correlate with the Currency Index Futures Contract.

Any of the substitute instruments may potentially increase tracking error between the Equity/Currency Intercommodity Spread Fund and its Index.

Furthermore, the Equity/Currency Intercommodity Spread Fund is not able to replicate exactly the changes in the level of the applicable Index because the total return is reduced by expenses and transaction costs, including those incurred in connection with the Fund’s rebalancing and trading activities, and increased by interest income from the Fund’s holdings of short-term high quality fixed income securities.  Tracking the Index requires trading of the Fund’s portfolio with a view to tracking the Index on a daily basis and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(68)  Because The Price Of Currency Index Futures Contracts Are Primarily Influenced By Short-Term Interest Rate Differentials, You May Sell Your Shares In The Equity/Currency Intercommodity Spread Fund At A Time When The Currency Index Futures Contracts Are Being Traded At A Discount, And Therefore Receive An Amount That Would Be Lower Than If The Currency Index Futures Contracts Were Trading At A Premium.

The price of Currency Index Futures Contracts responds directly to, but not limited to, short-term interest rate differentials.  For example, if interest rates in the U.S. are broadly higher than international interest rates, then Currency Index Futures Contracts will trade at a discount to the spot index.  If U.S. rates are lower, Currency Index Futures Contracts will trade at a premium to the spot index.  This relationship also holds for long-dated futures versus nearby futures.  Because interest rates move up and down, Currency Index Futures Contracts may trade at a premium some of the time and at a discount at other times.  In turn, if you sell your Shares in the Equity/Currency Intercommodity Spread Fund during a period when the Currency Index Futures Contracts are trading at a discount, you may receive less than you may have received if you sold your Shares in the Equity/Currency Intercommodity Spread Fund during a period when the Currency Index Futures Contracts are trading at a premium.

(69)  Exchange Rates On The Currencies That Compose The Index Underlying The Currency Index Futures Contracts Could Be Volatile And Could Materially And Adversely Affect The Performance Of The Shares Of The Equity/Currency Intercommodity Spread Fund.

Foreign exchange rates are influenced by national debt levels and trade deficits, domestic and foreign inflation rates and investors’ expectations concerning inflation rates, domestic and foreign interest rates and investors’ expectations concerning interest rates, currency exchange rates, investment and trading activities of mutual funds, hedge funds and currency funds; and global or regional political, economic or financial events and situations.  Additionally, foreign exchange rates on the currencies that compose the index underlying the Currency Index Futures Contracts, or Index Currencies, may also be influenced by changing supply and demand for a particular Index Currency, monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), changes in balances of payments and trade, trade restrictions, currency devaluations and revaluations.  Also, governments from time-to-time intervene in the currency markets, directly and by regulation, in order to influence prices directly.  Additionally, expectations among market participants that a currency’s value soon will change may also affect exchange rates on the Index Currencies, and in turn, the Currency Index Futures Contracts.  These events and actions are unpredictable.  The resulting volatility in the exchange rates on the underlying Index Currencies may materially and adversely affect the market value of the Currency Index Futures Contracts, which would then negatively impact the value of your Equity/Currency Intercommodity Spread Fund Shares.

(70)  Substantial Sales Of Index Currencies By The Official Sector Could Adversely Affect An Investment In The Shares Of The Equity/Currency Intercommodity Spread Fund.

The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold certain Index Currencies as part of their reserve assets.  The official sector holds a significant amount of Index Currencies that can be mobilized in the open market.  In the event that future economic, political or social conditions or pressures require members of the official sector to sell their Index Currencies simultaneously or in an uncoordinated manner, the demand for Index Currencies might not be sufficient to accommodate the sudden increase in the supply of certain Index Currencies to the market.  Consequently, the price of an Index Currency may decline, which may materially and adversely affect the market value of the Currency Index Futures Contracts, which would then negatively impact the value of your Equity/Currency Intercommodity Spread Fund Shares.

Oil/Equity Intercommodity Spread Fund Risk Factors:

(71)  The Value Of The Shares Of The Oil/Equity Intercommodity Spread Fund Relates Directly To The Value Of The Oil Index Futures Contracts And Other Assets Held By The Oil/Equity Intercommodity Spread Fund And Fluctuations In The Price Of These Assets Could Materially Adversely Affect An Investment In The Oil/Equity Intercommodity Spread Fund’s Shares.

Through its investment in the Oil Index Futures Contracts, the Oil/Equity Intercommodity Spread Fund is subject to the risks and hazards of the crude oil industry.  The risks and hazards that are inherent in the oil industry may cause the price of oil to widely fluctuate, and in turn, may adversely affect the value of the Oil/Equity Intercommodity Spread Fund’s Shares.

The risks of crude oil drilling and production activities include the following:

•  no commercially productive crude oil or natural gas reservoirs will be found;

•  crude oil and natural gas drilling and production activities may be shortened, delayed or canceled;

•  the ability of an oil producer to develop, produce and market reserves may be limited by title problems, political conflicts, including war, weather conditions, compliance with governmental requirements, refinery capacity, and mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment;

•  decisions of the cartel of oil producing countries (e.g., OPEC, the Organization of the Petroleum Exporting Countries), to produce more or less oil;

•  increases in oil production due to price rises may make it more economical to extract oil from additional sources and may later temper further oil price increases; and

•  economic activity of users, as certain economies expand, oil consumption and prices increase (e.g., China, India), and as economies contract (in a recession or depression), oil demand and prices fall.

The crude oil industry experiences numerous operating risks.  These operating risks include the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards.  Environmental hazards include oil spills, natural gas leaks, ruptures and discharges of toxic gases.

Crude oil operations also are subject to various U.S. federal, state and local regulations that materially affect operations.  Matters regulated include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells and pooling of properties and taxation.  At various times, regulatory agencies have imposed price controls and limitations on production.  In order to conserve supplies of crude oil and natural gas, these agencies have restricted the rates of flow of crude oil and natural gas wells below actual production capacity.  Federal, state, and local laws regulate production, handling, storage, transportation and disposal of crude oil and natural gas, by-products from crude oil and natural gas and other substances and materials produced or used in connection with crude oil and natural gas operations.

(72)  The Impact Of Environmental And Other Governmental Laws And Regulations May Affect The Price Of Crude Oil.

Environmental and other governmental laws and regulations have increased the costs to plan, design, drill, install, operate and abandon oil wells.  Other laws have prevented exploration and drilling of oil in certain environmentally sensitive federal lands and waters.  Several environmental laws that have a direct or an indirect impact on the price of crude oil include, but are not limited to, the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

(73)  The Occurrence Of A Terrorist Attack, Or The Outbreak, Continuation Or Expansion Of War Or Other Hostilities Could Disrupt Trading In The Oil Index Futures Contracts Markets, And In Turn Adversely Affect The Value Of The Oil/Equity Intercommodity Spread Fund Shares.

The terrorist attacks of September 11, 2001, the war in Iraq, global anti-terrorism initiatives, political unrest in the Middle East and Southeast Asia, and the potential occurrence of future major terrorist attacks, outbreaks, continuation or expansion of current or future wars or other hostilities may disrupt trading in the Oil Index Futures Contracts markets, and in turn adversely affect the value of your Oil/Equity Intercommodity Spread Fund Shares.

(74)  The Price Of Crude Oil Is Volatile Which Could Cause Large And Adverse Fluctuations In The Price Of The Oil Index Futures Contracts Markets, And In Turn, Adversely Affect The Value Of Your Oil/Equity Intercommodity Spread Fund Shares.

Movements in the price of crude oil may be the result of factors outside of the Managing Owner’s control and may not be anticipated by the Managing Owner.  For example, price movements for barrels of crude oil are influenced by, among other things:

•  changes in interest rates;

•  actions by oil producing countries such as the OPEC countries;

•  governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

•  weather and climate conditions;

•  changing supply and demand relationships, including but not limited to levels of demand domestically or by other countries such as China;

•  terrorist activities or attacks on drilling and refining installations may disrupt oil production for extended periods of time;

•  changes in balances of payments and trade;

•  U.S. and international rates of inflation;

•  currency risk, including devaluations and revaluations;

•  U.S. and international political and economic events; and

•  changes in philosophies and emotions of market participants.

Gold/Equity Intercommodity Spread Fund Risks

(75)  The Price Of Gold Has Fluctuated Widely Over The Past Several Years And A Decline In The Price Of Gold May Result In A Decline In The Value Of The Shares.

While generally advancing, the price of gold has fluctuated widely over the past several years.  Several factors may affect the price of gold, including: global gold supply and demand, which is influenced by such factors as forward selling by producers, purchases made by producers to unwind hedge positions, central bank purchases and sales, and production and cost levels in major gold producing countries such as South Africa, the United States and Australia; investors’ expectations with respect to the rate of inflation; currency exchange rates; interest rates; investment and trading activities of investment funds; and global or regional political, economic or financial events and situations.  There can be no assurance that the price of gold will continue to advance or not decline.  Unless offset by trading profits from the Equity Index Futures Contracts and interest income, a decline in the price of gold will result in a decline in the net asset value of your Gold/Equity Intercommodity Spread Fund Share.

(76)  Large-Scale Sales Of Gold May Lead To A Decline In The Price Of Gold And A Decline In The Value Of The Shares Of The Gold/Equity Intercommodity Spread Fund.

The possibility of large-scale distress sales of gold in times of crisis may have a short-term negative impact on the price of gold and adversely affect the value of the Shares of the Gold/Equity Intercommodity Spread Fund.  For example, the 1997 Asian financial crisis resulted in significant sales of gold by individuals which depressed the price of gold.  Crises in the future may impair gold’s price performance which may, in turn, adversely affect an investment in the Shares of the Gold/Equity Intercommodity Spread Fund.  Moreover, substantial sales of gold by the official sector could adversely affect an investment in the Shares of the Gold/Equity Intercommodity Spread Fund.  The official sector consists of central banks, other governmental agencies and multilateral institutions that buy, sell and hold gold as part of their reserve assets.  Since 1999, most gold sales by the official sector have been made in a coordinated manner under the terms of the Central Bank Gold Agreement.  In the event that future economic, political or social conditions or pressures result in members of the official sector liquidating their gold assets all at once or in an uncoordinated manner, the demand for gold might not be sufficient to accommodate the sudden increase in supply.  Consequently, the price of gold could decline significantly, which would adversely affect the value of the Shares of the Gold/Equity Intercommodity Spread Fund.

(77)  Widening Interest Rate Differentials Between The Cost Of Money And The Cost Of Borrowing Gold Could Result In Increased Sales And A Decline In The Price Of Gold, Possibly Resulting In A Decline In The Value Of The Shares Of The Gold/Equity Intercommodity Spread Fund.

A combination of rising interest rates and a continuation of the current low cost of borrowing gold (the gold lease rate) could improve the economics of selling gold forward.  This could result in increased hedging by gold mining companies and short selling by speculators, which could adversely affect the price of gold and thus the value of the Shares of the Gold/Equity Intercommodity Spread Fund.

INVESTMENT OBJECTIVES OF THE FUNDS

BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD UNDERSTAND THAT THE OBJECTIVE OF EACH FUND IS TO TRACK ITS CORRESPONDING INDEX ON A LEVERAGED BASIS FOR A MAXIMUM PERIOD OF A SINGLE TRADING DAY.  DUE TO A NUMBER OF REASONS AS DESCRIBED THROUGHOUT THE PROSPECTUS, INCLUDING, BUT NOT LIMITED TO, MATHEMATICAL COMPOUNDING, DAILY REBALANCING AND VOLATILITY, EACH FUND WILL NOT TRACK ITS CORRESPONDING INDEX FOR A PERIOD LONGER THAN A SINGLE TRADING DAY.

Each Fund intends to track its corresponding Index on a leveraged and daily basis in order to reflect the “intercommodity spread,” positive or negative, between the corresponding sub-indexes constructed from futures contracts, or Index Futures Contracts, of each Index.  Each Index is comprised of a long sub-index, or Long Sub-Index, and a short sub-index, or Short Sub-Index, individually a Sub-Index, collectively, the Sub-Indexes.  The Long Sub-Index is composed of one long front Index Futures Contract, or the Long Index Futures Contract.  The Short Sub-Index is composed of one short front Index Futures Contract, or the Short Index Futures Contract.  Each Index is calculated to reflect the corresponding “intercommodity spread,” which is the difference in the daily changes, positive or negative, between the value of the Long Sub-Index and the value of the Short Sub-Index.  The objective of each Leveraged Fund is to potentially benefit from a positive difference in the daily price return between the Long Sub-Index and the Short Sub-Index on a leveraged basis.  The objective of each Leveraged Inverse Fund is to potentially benefit from a negative difference in the daily price return between the Long Sub-Index and the Short Sub-Index on a leveraged basis.

The Indexes have been designed with the intent that the Long Sub-Index, and in turn, the underlying Long Index Futures Contract, may generally move in the same direction as its corresponding Index, therefore advancing when the Index advances and declining when the Index declines.  The Short Sub-Index, and in turn, the underlying Short Index Futures Contract of each Index, may generally move in the opposite direction of the Index, advancing when the Index declines and declining when the Index advances.  There can be no assurance that these relationships will not reverse from time-to-time, resulting in losses on both Sub-Indexes and the underlying Index Futures Contracts simultaneously, and in turn, the Funds.

As of the base date, or Base Date, and upon daily rebalancing, the Long Sub-Index base weight, or the Long Sub-Index Base Weight, is +100%.  As of the Base Date and upon daily rebalancing, the Short Sub-Index base weight, or the Short Sub-Index Base Weight, is also +100%.  The Long Sub-Index Base Weight and the Short Sub-Index Base Weight were each assigned a value of +100% as of the Base Date and upon daily rebalancing in order to enable the Index to reflect the aggregate intercommodity spread between each Sub-Index, and in turn, between each corresponding underlying Index Futures Contract.  Each of the underlying Sub-Index Base Weights represents the proportion that each corresponding Sub-Index contributes to the aggregate daily changes, positive or negative, as reflected by the Index.

The Index base weight, or Index Base Weight, of each Index is equal to the sum of the Long Sub-Index Base Weight and the Short Sub-Index Base Weight, or +200%, which represents each Index’s exposure to the underlying Sub-Indexes, and in turn, to each of the Index Futures Contracts as of the Base Date and upon daily rebalancing.

Each Fund seeks to track changes, as closely as possible, in an amount equal to +200% or -200% of the daily changes (either +200% with respect to the Leveraged Funds, -200% with respect to the Leveraged Inverse Funds, as applicable, or the Fund Multiple), whether positive or negative, in the level of its corresponding Index through each respective Fund’s portfolio of exchange traded futures contracts on its underlying Index Futures Contracts, plus the excess, if any, of its interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of each Fund.

Upon daily rebalancing, the portfolio of each Fund will be comprised of approximately equally valued positions with respect to each of its Long Index Futures Contracts and Short Index Futures Contracts.  The notional value of a Fund’s underlying positions in each of its Long Index Futures Contracts and its Short Index Futures Contracts will be approximately equal to twice the value of each Fund’s holdings of United States Treasury and other high credit quality short-term fixed income securities, or the Fund’s Equity, upon establishment of each of these positions and upon rebalancing on a daily basis.

As a result, the notional value of a Fund’s underlying positions in each of its Long Index Futures Contracts and its Short Index Futures Contracts will equal to +200% of the Fund’s Equity.  Therefore, the aggregate notional value of a Fund’s futures contracts portfolio upon establishment of each of these positions and upon rebalancing on a daily basis will equal to +400% of the Fund’s Equity, or Leveraged Fund Positions.  The Leveraged Fund Positions are rebalanced daily in order to ensure that each Fund tracks its corresponding Index for a single trading day in accordance with its respective Fund Multiple.

The use of leverage increases the potential for both trading profits and losses, depending on the changes in market value of the Long Index Futures Contracts positions and the Short Index Futures Contracts positions of each Fund.  Because the notional value of each Fund’s Index Futures Contracts will rise or fall throughout each trading day and prior to rebalancing, the leverage ratio could be higher or lower than the 4:1 leverage ratio.  As the ratio increases, your losses will increase correspondingly.  For example, your investment in a Leveraged Fund with a Fund Multiple of +200% assumes a 4:1 leverage ratio, upon rebalancing and excluding the return on United States Treasuries and other high credit quality short-term fixed income securities, since it will be reduced by an amount equal to -4% daily when both of the following occur on the same trading day: 1) the Long Sub-Index decreases -1% and 2) the Short Sub-Index increases +1%.  Similarly, your investment in a Leveraged Inverse Fund with a Fund Multiple of -200% assumes a 4:1 leverage ratio, upon rebalancing and excluding the return on United States Treasuries and other high credit quality short-term fixed income securities, since it will be reduced by an amount equal to -4% daily when both of the following occur on the same trading day: 1) the Long Sub-Index increases +1% and 2) the Short Sub-Index decreases -1%.

Each Leveraged Fund and Leveraged Inverse Fund seeks a daily exposure equal to +200% or -200% of the corresponding Index Return, respectively.  As a consequence, a potential risk of total loss exists if a corresponding Index Return changes 50% or more over a single trading day or less, in a direction adverse to the applicable Fund (i.e., meaning a decline of 50% or more in the value of the Index Return of a Leveraged Fund, or a gain of 50% or more in the value of the Index Return of a Leveraged Inverse Fund).  The risk of total loss exists in a short period of time as a result of significant Index movements.

The value of the Shares of each Fund relates directly to the value of its portfolio, less the liabilities (including estimated accrued but unpaid expenses) of such Fund.

For periods longer than a single trading day, no Fund attempts to and should not be expected to, provide returns that are equal to the Fund Multiple (i.e. +200% with respect to the Leveraged Funds, or -200% with respect to the Leveraged Inverse Funds, as applicable), of the cumulative percentage return of the Index, or Index Return.  For periods longer than a single trading day, and before accounting for fees, fund expenses, income and roll yield of the applicable Fund, it is unlikely that a Fund’s returns will equal the Fund Multiple times the Index Return, or the Index Return Multiple, of its corresponding Index.

For periods longer than a single trading day, investors should not attempt to calculate the anticipated or actual return of a Fund by simply multiplying the Fund Multiple by the Index Return of the corresponding Index because such a result is an insufficient methodology and does not account for the mathematical effects arising from the interaction of leverage (in the amount of the Fund Multiple) and the rebalancing experienced daily by each Fund, or the Fund Compounding.  The Funds do not seek to achieve their stated investment objectives over a period of time longer than a single trading day because the Index Return Multiple formula does not account for Fund Compounding, and therefore, by definition, prevents the Funds from tracking the Index Return Multiple for a period longer than a single trading day.

The Shares of each Fund are designed for investors who want a cost-effective and convenient way to invest daily in leveraged intercommodity spread futures on U.S. and non-U.S. markets, as applicable.

Advantages of investing in the Shares include:

•  Ease and Flexibility of Investment.  The Shares of each Fund will trade intraday on the NYSE Arca and provide institutional and retail investors with indirect access to the intercommodity spread futures markets.  The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities.  Retail investors may purchase and sell Shares through traditional brokerage accounts.

•  Shares May Provide A More Cost Effective Alternative.  Investing in the Shares of a Fund may be easier and less expensive for an investor than constructing and trading a comparable intercommodity spread futures portfolio, or investing in other financial products with a similar investment objective as the Shares of a Fund.

•  Margin.  Shares are eligible for margin accounts.

•  Transparency.  The Shares provide a more direct investment in commodities and certain financial instruments than mutual funds and other financial products that may invest in commodity-linked notes or financial instrument-linked notes, which have implicit imbedded costs, credit risk and unspecified leverage.

•  Hedging.  Shares of a Fund may serve to hedge or partially hedge a portfolio on a daily basis to the extent the Shares exhibit negative correlation with other securities in an investor’s portfolio.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

Each Fund intends to track the below Indexes, and in turn, to reflect the following intercommodity spreads:

•  FactorShares S&P 2x US Equity Premium, or the Equity/Treasury Intercommodity Spread Fund, is designed to seek daily investment results, before fees and expenses, corresponding to +200% of the daily differences in the changes, positive or negative, of the S&P U.S. Equity Risk Premium Total Return Index, or the Equity/Treasury Intercommodity Spread Index.  The Equity/Treasury Intercommodity Spread Index is intended to reflect the daily differences in the changes, positive or negative, between the value of the S&P 500® Futures Excess Return Index, which is constructed from the front Long Index Futures Contract on the E-mini Standard and Poor’s 500 Stock Price IndexTM Futures, or the Equity Index Futures Contract, and the value of the S&P 30-Year Treasury Bond Futures Excess Return Index, which is constructed from the front Index Futures Contract on the 30-Year U.S. Treasury Bond Futures, or the Treasury Index Futures Contract.

•  FactorShares S&P 2x US Anti-Equity Premium, or the Treasury/Equity Intercommodity Spread Fund, is designed to seek daily investment results, before fees and expenses, corresponding to -200% (the inverse) of the daily differences in the changes, positive or negative, of the

Equity/Treasury Intercommodity Spread Index.  The Treasury/Equity Intercommodity Spread Fund is intended to reflect the inverse of the daily differences in the changes, positive or negative, of the Treasury/Equity Intercommodity Spread Index by constructing a portfolio which will be comprised of the front Long Index Futures Contract on the Treasury Index Futures Contract, and the front Short Index Futures Contract on the Equity Index Futures Contract.

•  FactorShares S&P 2x US Equity Anti-USD, or the Equity/Currency Intercommodity Spread Fund, is designed to seek daily investment results, before fees and expenses, corresponding to +200% of the daily price differences in the changes, positive or negative, of the S&P 500® Non-US Dollar Index, or the Equity/Currency Intercommodity Spread Index.  The Equity/Currency Intercommodity Spread Index is intended to reflect the daily differences in the changes, positive or negative, between the value of the S&P 500® Futures Excess Return Index, which is constructed from the near quarter Long Index Futures Contract on the Equity Index Futures Contract, and the value of the [____________] Index, which is constructed from the near quarter contract on the U.S. Dollar Index® Futures, or the Currency Index Futures Contract.

•  FactorShares S&P GSCI® 2x Crude Oil Premium, or the Oil/Equity Intercommodity Spread Fund, is designed to seek daily investment results, before fees and expenses, corresponding to +200% of the daily differences in the changes, positive or negative, of the S&P Crude Oil - Equity Spread Total Return Index, or the Oil/Equity Intercommodity Spread Index.  The Oil/Equity Intercommodity Spread Index is intended to reflect the daily differences in the changes, positive or negative, between the value of the S&P GSCI® Crude Oil Excess Return Index, and the value of the S&P 500® Futures Excess Return Index, which is constructed from the front Short Index Futures Contract on the Equity Index Futures Contract.

●FactorShares S&P GSCI® 2x Gold Premium, or the Gold/Equity Intercommodity Spread Fund, is designed to seek daily investment results, before fees and expenses, corresponding to +200% of the daily differences in the changes, positive or negative, of the S&P Gold - Equity Spread Total Return Index, or the Gold/Equity Intercommodity Spread Index.  The Gold/Equity Intercommodity Spread Index is intended to reflect the daily differences in the changes, positive or negative, between the value of the S&P GSCI® Gold Excess Return Index, and the value of the S&P 500® Futures Excess Return Index, which is constructed from the front Short Index Futures Contract on the Equity Index Futures Contract.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Funds to gain full or partial exposure to any Index Futures Contracts, the Funds may:

•  invest in a futures contract referencing the particular Index Futures Contract other than the specific Index Futures Contract that underlies the applicable Index, or

•  invest in a forward agreement, swap, or other OTC derivative referencing the particular Index Futures Contract, or

•  in the alternative, invest in another futures contract, forward agreement, swap or OTC derivative not based on the particular Index Futures Contract, if, in the commercially reasonable judgment of the Managing Owner, such substitute instruments tend to exhibit trading prices that correlate with the “impaired” Index Futures Contract.

Each Fund will make distributions at the discretion of the Managing Owner.  To the extent that a Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of such Fund, the Managing Owner expects periodically to make distributions of the amount of such excess.  The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

The sponsor of each Index, or the Index Sponsor, is Standard & Poor’s Financial Services LLC.  Standard & Poor’s®, S&P® and GSCI® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by the Managing Owner.  The Funds are not sponsored, endorsed, sold or promoted by S&P or its affiliates, and S&P and its affiliates make no representation, warranty or condition regarding the advisability of buying, selling or holding shares in the Funds.

Under the Trust Declarations of each Fund, the Managing Owner has the exclusive management and control of all aspects of the business of each Fund.  The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The value of the Shares of each Fund is expected to fluctuate in relation to changes in the value of its portfolio.  The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these two valuations are expected to be very close.  See Risk Factor (13) under the section “The Risks You Face.”

In order to calculate the indicative Index value of each Index on a total return basis, the Index Sponsor polls Reuters every 15 seconds of each trading day to determine the real time value of each of the following components of each Index:

•  price of the underlying Long Index Futures Contracts,

•  price of the underlying Short Index Futures Contracts, and

•  the pro rated risk free rate, which is the 3-month U.S. Treasury bill,

with respect to each applicable Index. The Index Sponsor then applies a set of rules to the above values to create the indicative level of each Long Sub-Index and each Short Sub-Index, and in turn, each Index. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the Closing Level of each Index. A similar polling process is applied to the

U.S. Treasury bills, or any other applicable high credit quality short-term fixed income securities, or Fixed Income Instruments, to determine the indicative value of the Fixed Income Instruments held by each Fund every 15 seconds throughout the trading day.

The intra-day indicative value per Share of each Fund is calculated by adding the intra-day Fixed Income Instruments level plus the intra-day level of the applicable Index which will then be applied to the last published net asset value of such Fund, less accrued fees.

The current trading price per Share of each Fund (quoted in U.S. dollars) will be published continuously under its own ticker symbol as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner's website at http://www.[ ].com, or any successor thereto.

The Managing Owner publishes the net asset value of each Fund and the net asset value per Share of each Fund daily. Additionally, the Index Sponsor publishes the intra-day level of each Index, and the Managing Owner publishes the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner's website at http://www.[ ].com, or any successor thereto.

The Index Sponsor publishes the Closing Level of each Index daily. The most recent end-of-day Closing Level of each Index is published under its own symbol as of the close of business for the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner's website at http://www.[ ].com, or any successor thereto. The most recent end-of-day net asset value of each Fund is published under its own symbol as of the close of business on Reuters and/or Bloomberg and on the Managing Owner's website at http://www.[ ].com, or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund is published the following morning on the consolidated tape.

The following tables list the NYSE Arca symbols and their meanings with respect to the Funds and the Indexes:

FactorShares S&P 2x US Equity Premium	
NYSE Arca Ticker Symbol	[ ]
End of Day Index Closing Level Symbol	[ ]
End-of-Day Net Asset Value Symbol	[ ]
Intra-Day Index Level Symbol	[ ]
Intra-Day Indicative Values Per Share Symbol	[ ]

FactorShares S&P 2x US Anti-Equity Premium	
NYSE Arca Ticker Symbol	[ ]
End of Day Index Closing Level Symbol	[ ]
End-of-Day Net Asset Value Symbol	[ ]
Intra-Day Index Level Symbol	[ ]
Intra-Day Indicative Values Per Share Symbol	[ ]

FactorShares S&P 2x US Equity Anti-USD	
NYSE Arca Ticker Symbol	[ ]
End of Day Index Closing Level Symbol	[ ]
End-of-Day Net Asset Value Symbol	[ ]
Intra-Day Index Level Symbol	[ ]
Intra-Day Indicative Values Per Share Symbol	[ ]

FactorShares S&P GSCI® 2x Crude Oil Premium	
NYSE Arca Ticker Symbol	[ ]
End of Day Index Closing Level Symbol	[ ]
End-of-Day Net Asset Value Symbol	[ ]
Intra-Day Index Level Symbol	[ ]
Intra-Day Indicative Values Per Share Symbol	[ ]

FactorShares S&P GSCI® 2x Gold Premium	
NYSE Arca Ticker Symbol	[ ]
End of Day Index Closing Level Symbol	[ ]
End-of-Day Net Asset Value Symbol	[ ]
Intra-Day Index Level Symbol	[ ]
Intra-Day Indicative Values Per Share Symbol	[ ]

All of the foregoing information with respect to each Index, including each Index's history, is also available at the Index Sponsor's website at http://www.[ ].com.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Indexes from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Funds or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of any of the Indexes or any data included in any of the Indexes.

There can be no assurance that each Fund will achieve its investment objective or avoid substantial losses.  The Funds have no performance histories.

 Role of Managing Owner

The Managing Owner will serve as the commodity pool operator of the Funds.

Specifically, the Managing Owner:

•  selects the Trustee, administrator, distributor, [marketing agent] and auditor of the Funds;

•  negotiates various agreements and fees for the Funds;

•  performs such other services as the Managing Owner believes that the Funds may from time-to-time require;

•  selects the Commodity Broker for the Funds; and

•  monitors the performance results of each Fund’s portfolio and reallocates and rebalances assets within the portfolio with a view to causing the performance of such Fund’s portfolio to track its respective Index daily.

The Managing Owner is registered as a commodity pool operator with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The principal office of the Managing Owner is located at 2500 Plaza 5, Harborside Financial Center, Jersey City, New Jersey 07311.  The telephone number of the Managing Owner is (201) 309-3077.

[Remainder of page left blank intentionally.]

DESCRIPTION OF THE S&P FACTOR INDEX™ SERIES

Standard & Poor’s®, S&P® and GSCI® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by the Managing Owner.  The Funds are not sponsored, endorsed, sold or promoted by S&P or its affiliates, and S&P and its affiliates make no representation, warranty or condition regarding the advisability of buying, selling or holding shares in the Funds.

THE FUNDS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR’S AND ITS AFFILIATES (“S&P”).  S&P MAKES NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE SHAREHOLDERS OF ANY FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE FUNDS PARTICULARLY OR THE ABILITY OF THE INDEXES TO TRACK THE PERFORMANCE OF CERTAIN FINANCIAL MARKETS AND/OR SECTIONS THEREOF AND/OR OF GROUPS OF ASSETS OR ASSET CLASSES.  S&P’S ONLY RELATIONSHIP TO THE MANAGING OWNER IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE INDEXES WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO THE MANAGING OWNER OR THE FUNDS.  S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF THE MANAGING OWNER OR THE SHAREHOLDERS OF THE FUNDS INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEXES.  S&P IS NOT RESPONSIBLE FOR AND HAS NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE FUNDS OR THE TIMING OF THE ISSUANCE OR SALE OF THE FUNDS OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE FUNDS’ SHARES ARE TO BE CONVERTED INTO CASH.  S&P HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE FUNDS.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO

WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE MANAGING OWNER, SHAREHOLDERS OF THE FUNDS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

ALL REFERENCES TO A COMMODITY FUTURES EXCHANGES’ DATA, AS APPLICABLE, ARE USED WITH THE PERMISSION OF THAT EXCHANGE, AS APPLICABLE, AND SUCH EXCHANGE HAS NO INVOLVEMENT WITH AND ACCEPTS NO RESPONSIBILITY FOR THE FUNDS, ITS SUITABILITY AS AN INVESTMENT OR ITS FUTURE PERFORMANCE.

 General

The Standard & Poor’s Factor Index Series, or the Indexes, are intended to reflect the differences in the intercommodity spreads, positive or negative, between the corresponding sub-indexes constructed from futures contracts, or Index Futures Contracts, of each Index.  Each Index is comprised of a long sub-index, or Long Sub-Index, and a short sub-index, or Short Sub-Index, individually a Sub-Index, collectively, the Sub-Indexes.  The Long Sub-Index is composed of the long front Index Futures Contract, or the Long Index Futures Contract.  The Short Sub-Index is composed of the short front Index Futures Contract, or the Short Index Futures Contract.  Each Index is calculated to reflect the corresponding “intercommodity spread,” which is the difference in the daily changes, positive or negative, between the value of the Long Sub-Index and the value of the Short Sub-Index.  The objective of each Index is to potentially benefit from the price difference between the Sub-Indexes, and in turn, the underlying Index Futures Contracts.

As of the base date, or Base Date, and upon daily rebalancing, the Long Sub-Index base weight, or the Long Sub-Index Base Weight, is +100%.  As of the Base Date and upon daily rebalancing, the Short Sub-Index base weight, or the Short Sub-Index Base Weight, is also +100%.  The Long Sub-Index Base Weight and the Short Sub-Index Base Weight were each assigned a value of +100% as of the Base Date and upon daily rebalancing in order to enable the Index to reflect the aggregate intercommodity spread between each Sub-Index, and in turn, between each corresponding underlying Index Futures Contract.  Each of the underlying Sub-Index Base Weights represents the proportion that each corresponding Sub-Index contributes to the aggregate daily changes, positive or negative, as reflected by the Index.

The Index base weight, or Index Base Weight, of each Index is equal to the sum of the Long Sub-Index Base Weight and the Short Sub-Index Base Weight, or +200%, which represents each Index’s exposure to the underlying Sub-Indexes, and in turn, to each of the Index Futures Contracts as of the Base Date and upon daily rebalancing.

The Base Date of each Index is [September 9, 1997].

Indexes are calculated to reflect either an excess return or a total return.  An excess return calculation reflects the change in market value, whether positive or negative, of the applicable underlying index components only.  A total return calculation reflects the sum of the change in market value, whether positive or negative, of the applicable underlying index components plus the return on a risk free component.  Although each Index is calculated to reflect both an excess return and a total return, each Fund tracks an Index that is calculated to reflect a total return.

Each Index is rebalanced daily in order to ensure that each Sub-Index will reflect the initial Sub-Index Base Weight as of the Base Date.

An index may be calculated on either an unleveraged or a leveraged basis.  By definition, an unleveraged index requires that each underlying sub-index component is assigned an index base weight of up to 100%.  As a result, the aggregate sum of all the underlying sub-index base weights (or, the index base weight) of an unleveraged index does not exceed 100%.

Each Index is inherently leveraged whenever its Index Base Weight (which reflects the sum of the Sub-Index Base Weights) exceeds an aggregate index base weight of 100%, which reflects the index base weight of an unleveraged index.  As of the Base Date and upon daily rebalancing, each Index reflects a leverage ratio of 2:1, or the 2:1 Ratio.  The 2:1 Ratio will increase or decrease throughout each trading day prior to daily rebalancing because the prices of the Index Futures Contract underlying each Sub-Index will vary intraday.

Each Index has been calculated back to the Base Date.  On the Base Date, the closing level of each Index, or Closing Level, was 100.

The Index Futures Contracts of each Index are rolled either monthly or quarterly, as applicable.

 Indexes

The Indexes intend to reflect the following intercommodity spreads:

•  S&P U.S. Equity Risk Premium Total Return Index, or the Equity/Treasury Intercommodity Spread Index, is intended to reflect the daily differences in the changes, positive or negative, between the value of the S&P 500® Futures Excess Return Index, which is constructed from the front Long Index Futures Contract on the E-mini Standard and Poor’s 500 Stock Price IndexTM Futures, or the Equity Index Futures Contract, and the value of the S&P 30-Year Treasury Bond Futures Excess Return Index, which is constructed from the front Index Futures Contract on the 30-Year U.S. Treasury Bond Futures, or the Treasury Index Futures Contract.

•  S&P 500® Non-US Dollar Index, or the Equity/Currency Intercommodity Spread Index, is intended to reflect the daily differences in the changes, positive or negative, between the value of the S&P 500® Futures Excess Return Index, which is constructed from the near quarter Long Index Futures Contract on the Equity Index Futures Contract, and the value of the [____________] Index, which is constructed from the near quarter contract on the U.S. Dollar Index® Futures, or the Currency Index Futures Contract.

•  S&P Crude Oil - Equity Spread Total Return Index, or the Oil/Equity Intercommodity Spread Index, is intended to reflect the daily differences in the changes, positive or negative, between the value of the S&P GSCI® Crude Oil Excess Return Index, and the value of the S&P 500® Futures Excess Return Index, which is constructed from the front Short Index Futures Contract on the Equity Index Futures Contract.

•  S&P Gold - Equity Spread Total Return Index, or the Gold/Equity Intercommodity Spread Index, is intended to reflect the daily differences in the changes, positive or negative, between the value of the S&P GSCI® Gold Excess Return Index, and the value of the S&P 500® Futures Excess Return Index, which is constructed from the front Short Index Futures Contract on the Equity Index Futures Contract.

The sponsor of each Index is Standard & Poor’s Financial Services LLC, or Index Sponsor.

An index committee maintains the Indexes, or the Index Committee.  The Index Committee may revise Index policy covering rules for including Index Futures Contracts, timing of rebalancing or other Index matters.  Standard & Poor’s considers information about changes to its Indexes and related matters to be potentially market moving and material.  Therefore, all Index Committee discussions are confidential.

OVERVIEW OF THE INDEXES

Index	Sub-Indexes and Sub-Index Futures Contracts	Exchange* (Symbol)	Base Date	Sub-Index Base Weight (%)	Contract Months
S&P U.S. Equity Risk Premium Total Return Index	_Long Sub-Index:_ S&P 500® Futures Excess Return Index _Long Sub-Index Futures Contract:_ E-mini Standard and Poor's 500 Stock Price Index™ Futures	CME (ES)	[9.9.1997]	100	March June September December
	Short Sub-Index: S&P 30-Year Treasury Bond Futures Excess Return Index _Short Sub-Index Futures Contract:_ 30-Year U.S. Treasury Bond Futures	CME (ZB)	[9.9.1997]	100	
S&P 500® Non-US Dollar Index**	_Long Sub-Index:_ S&P 500® Futures Excess Return Index _Long Sub-Index Futures Contract:_ E-mini Standard and Poor's 500 Stock Price Index™ Futures	CME (ES)	[9.9.1997]	100	March June September December
	Short Sub-Index: [__________] Index _Short Sub-Index Futures Contract:_ U.S. Dollar Index® Futures	ICE (DX)	[9.9.1997]	100	
S&P Crude Oil - Equity Spread Total Return Index	_Long Sub-Index:_ S&P GSCI® Crude Oil Excess Return Index _Long Sub-Index Futures Contracts:_ Light Sweet Crude Oil Futures	NYMEX (CL)	[9.9.1997]	100	Front Month
	Short Sub-Index: S&P 500® Futures Excess Return Index _Short Sub-Index Futures Contract:_ E-mini Standard and Poor's 500 Stock Price Index™ Futures	CME (ES)	[9.9.1997]	100	March, June, September, December
S&P Gold - Equity Spread Total Return Index	_Long Sub-Index:_ S&P GSCI® Gold Excess Return Index _Long Sub-Index Futures Contract:_ Gold Futures	COMEX (GC)	[9.9.1997]	100	Rolled pursuant to COMEX schedule
	Short Sub-Index: S&P 500® Futures Excess Return Index _Short Sub-Index Futures Contract:_ E-mini Standard and Poor's 500 Stock Price Index™ Futures	CME (ES)	[9.9.1997]	100	March, June, September, December

*Connotes the exchanges on which the underlying Index Futures Contracts are traded. **Calculated on Total Return basis.

Legend:

"CME" means the Chicago Mercantile Exchange, Inc., or its successor.

"ICE" means the Intercontinental Exchange, Inc. or its successor.

"NYMEX" means the New York Mercantile Exchange or its successor.

"COMEX" means the COMEX division of NYMEX or its successor.

Composition of Indexes

Each Index is composed of notional amounts of each of the underlying Sub-Indexes, and in turn, the corresponding Index Futures Contracts.  The notional amount of each Index is calculated to reflect the corresponding “intercommodity spread,” which is the difference in the daily changes, positive or negative, between the value of the Long Sub-Index and the value of the Short Sub-Index.  Each Fund, which will employ either a +200% or  -200% daily ‘Fund Multiple’ as described in this prospectus, will track its corresponding Index, each of which reflects the 2:1 Ratio on the Base Date and upon daily rebalancing.  The Closing Level of each Index is calculated on each business day by the Index Sponsor based on the closing price of the Index Futures Contracts underlying each Sub-Index and the notional amounts of such corresponding Sub-Index.

Each Index is rebalanced daily to ensure that the Sub-Index Base Weights for the Long Sub-Index and the Short Sub-Index remain equal.  As a result, the daily return of each Index would continue to reflect the daily intercommodity spread between the Sub-Indexes.

The composition of each Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Futures Contracts.

Each Sub-Index, which is constructed from futures contracts, includes provisions for the replacement (also referred to as “rolling”) of the Index Futures Contracts as they approach maturity.  For Financial Instrument Index Futures Contracts (as defined below), this replacement occurs quarterly, on the trading day that is 5 business days before the expiration of the Index Futures Contracts.

For Commodity Index Futures Contracts (as defined below), the roll convention follows the established S&P GSCI® methodology, as disclosed at [www.__________.com].

Each of the Equity Index Futures Contract, the Treasury Index Futures Contract, and the Currency Index Futures Contract reflects the changes of an underlying financial instrument.  Therefore, we will refer to the Equity Index Futures Contract, the Treasury Index Futures Contract, and the Currency Index Futures Contract collectively as the Financial Instrument Index Futures Contracts.

Financial Instrument Index Futures Contracts may trade at either a discount or at a premium.  If the spot price of a Financial Instrument Index Futures Contract is lower than the price of the Financial Instrument Index Futures Contract as it approaches its expiration date, the Financial Instrument Index Futures Contract is trading at a discount and this differential would result in a negative implied roll yield.  The opposite is true if the Financial Instrument Index Futures Contract is trading at a premium.  Rolling in a discount market will tend to cause a drag on a Financial Instrument Index Futures Contract’s contribution to a Fund’s return while rolling in a premium market will tend to cause a push on a Financial Instrument Index Futures Contract’s contribution to a Fund’s return.

Each of the Oil Index Futures Contract and the Gold Index Futures Contract reflects the changes of an underlying physical commodity.  Therefore, we will refer to the Oil Index Futures Contract and the Gold Index Futures Contract collectively as the Commodity Index Futures Contracts.

A “contangoed market” is a market situation in which prices in succeeding delivery months are progressively higher than in the nearest delivery month.  A “backwardated market” is a market situation in which prices in succeeding delivery months are progressively lower in the distant delivery months.

In general, as a Commodity Index Futures Contract approaches its expiration date, its price will move towards the spot price in a contangoed market.  Assuming the spot price does not change, this would result in the Commodity Index Futures Contract price decreasing and a negative implied roll yield.  The opposite is true in a backwardated market.  Rolling in a contangoed market will tend to cause a drag on a Commodity Index Futures Contract’s contribution to a Fund’s return while rolling in a backwardated market will tend to cause a push on a Commodity Index Futures Contract’s contribution to a Fund’s return.

Each Index is calculated in U.S. dollars.

Each Index is calculated daily when the exchange is open, excluding holidays and weekends.

 Change in the Methodology of an Index

The Index Sponsor employs the methodology described above and its application of such methodology will be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate each Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting one or more Index Futures Contracts) will not arise that would, in the view of the Index Committee, necessitate a modification of or change to such methodology and in such circumstances the Index Committee may make any such modification or change as it determines appropriate. The Index Committee may also make modifications to the terms of an Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of an Index. The Index Sponsor will publish notice of any such modification or change and the effective date thereof as set forth below.

Publication of Closing Levels and Adjustments

The intra-day indicative value per Share of each Fund is calculated by adding the intra-day Fixed Income Instruments level plus the intra-day level of the applicable Index which will then be applied to the last published net asset value of such Fund, less accrued fees.

The current trading price per Share of each Fund (quoted in U.S. dollars) will be published continuously under its own ticker symbol as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner's website at http://www.[ ].com, or any successor thereto.

The Managing Owner publishes the net asset value of each Fund and the net asset value per Share of each Fund daily. Additionally, the Index Sponsor publishes the intra-day level of each Index, and the Managing Owner publishes the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner's website at http://www.[ ].com, or any successor thereto.

The Index Sponsor publishes the Closing Level of each Index daily. The most recent end-of-day Closing Level of each Index is published under its own symbol as of the close of business for the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner's website at http://www.[ ].com, or any successor thereto. The most recent end-of-day net asset value of each Fund is published under its own symbol as of the close of business on Reuters and/or Bloomberg and on the Managing Owner's website at http://www.[ ].com, or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund is published the following morning on the consolidated tape.

The following tables list the NYSE Arca symbols and their meanings with respect to the Funds and the Indexes:

FactorShares S&P 2x US Equity Premium	
NYSE Arca Ticker Symbol	[ ]
End of Day Index Closing Level Symbol	[ ]
End-of-Day Net Asset Value Symbol	[ ]
Intra-Day Index Level Symbol	[ ]
Intra-Day Indicative Values Per Share Symbol	[ ]

FactorShares S&P 2x US Anti-Equity Premium	
NYSE Arca Ticker Symbol	[___]
End of Day Index Closing Level Symbol	[___]
End-of-Day Net Asset Value Symbol	[___]
Intra-Day Index Level Symbol	[___]
Intra-Day Indicative Values Per Share Symbol	[___]

FactorShares S&P 2x US Equity Anti-USD	
NYSE Arca Ticker Symbol	[___]
End of Day Index Closing Level Symbol	[___]
End-of-Day Net Asset Value Symbol	[___]
Intra-Day Index Level Symbol	[___]
Intra-Day Indicative Values Per Share Symbol	[___]

FactorShares S&P GSCI® 2x Crude Oil Premium	
NYSE Arca Ticker Symbol	[___]
End of Day Index Closing Level Symbol	[___]
End-of-Day Net Asset Value Symbol	[___]
Intra-Day Index Level Symbol	[___]
Intra-Day Indicative Values Per Share Symbol	[___]

FactorShares S&P GSCI® 2x Gold Premium	
NYSE Arca Ticker Symbol	[___]
End of Day Index Closing Level Symbol	[___]
End-of-Day Net Asset Value Symbol	[___]
Intra-Day Index Level Symbol	[___]
Intra-Day Indicative Values Per Share Symbol	[___]

All of the foregoing information with respect to each Index, including each Index's history, is also available at the Index Sponsor's website at http://www.[________].com.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Indexes from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Funds or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of any of the Indexes or any data included in any of the Indexes.

Announcements

Rebalancing announcements, if needed, are made two days prior to the rebalancing date. Any adjustments made to the Indexes will be published on the Index Sponsor's website http://www.[_______].com, or any successor thereto, and on the Managing Owner's website http://www.[_______].com, or any successor thereto.

Interruption of Index Calculation

In situations where an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, Standard & Poor's will calculate the value of the affected Index based on the most recent prior closing futures price published by the exchange and the roll for that day will be carried to the next exchange business day. If an exchange fails to open due to unforeseen circumstances, Standard & Poor's may determine not to publish the affected Index for that day.

In situations where an exchange introduces a holiday during the month of an Index calculation, the affected Index will not be published and the roll for that day will be carried to the next exchange business day.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with U.S. generally accepted accounting principles requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Funds' application of these policies involves judgments and actual results may differ from the estimates used. Each Fund holds a significant portion of its assets in futures contracts and treasury securities, both of which are held at fair value.

Liquidity and Capital Resources

As of the date of this Prospectus, the Funds have not begun trading activities. Once the Funds begin trading activities, it is anticipated that all of their total net assets will be allocated to futures trading. A significant portion of the net asset value of each Fund will be held in 6-month U.S. Treasury bills and other high credit quality short-term fixed income securities and cash, which will be used as margin for each Fund's trading in commodity futures contracts. The percentage that 6-month U.S. Treasury bills and other high credit quality short-term fixed income securities bears to the total net assets of each Fund varies from period to period as the market values of the futures contracts change. The balance of the net assets of each Fund is held in its futures trading account.  Interest earned on each Fund’s interest-bearing funds is paid to such Fund.

Each Fund’s futures contracts will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons.  For example, futures exchanges may limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily limits.”  During a single day, no trades may be executed at prices beyond the daily limit.  Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, such positions can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit.  Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading.  Such market conditions could prevent a Fund from promptly liquidating its futures positions.

Because each Fund will trade futures contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Market Risk

Trading in futures contracts involves each Fund entering into contractual commitments to purchase or sell a particular physical commodity or financial instrument at a specified date and price.  The market risk to be associated with each Fund’s commitments to purchase commodities or financial instruments will be limited to the gross or face amount of the futures contracts held.  However, should a Fund enter into a contractual commitment to sell commodities or financial instruments, it would be required to make delivery of the underlying commodity (or, if applicable, the financial instrument) at the contract price and then repurchase the contract at prevailing market prices or settle in cash.  Since the repurchase price to which the commodity or the financial instrument can rise is unlimited, entering into commitments to sell a commodity or a financial instrument exposes a Fund to theoretically unlimited risk.

Each Fund’s exposure to market risk is influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the futures contracts held.  The inherent uncertainty of each Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When a Fund enters into futures contracts, the Fund is exposed to credit risk that the counterparty to the contract will not meet its obligations.  The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearing house associated with the particular exchange.  In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk.  In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges, which may become applicable in the future), it may be backed by a consortium of banks or other financial institutions.  There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to a Fund.

The Managing Owner attempts to minimize these market and credit risks by requiring each Fund to abide by various trading limitations and policies, which include limiting margin accounts and trading only in liquid markets.  The Managing Owner has implemented procedures which include, but are not be limited to:

•  executing and clearing trades with creditworthy counterparties;

•  limiting the amount of margin or premium required for any one futures contract or all futures contracts combined; and

•  generally limiting transactions to futures contracts which are traded in sufficient volume to permit the taking and liquidating of positions.

The Commodity Broker, when acting as a Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, is required by CFTC regulations to separately account for and segregate as belonging to the Fund, all assets of the Fund relating to domestic futures trading and the Commodity Broker is not allowed to commingle such assets with other assets of the Commodity Broker.  In addition, CFTC regulations also require the Commodity Broker to hold in a secure account assets of each Fund related to foreign futures trading.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, the Funds have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Funds.  While each Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on either a Fund’s or a Fund’s financial position.

Each Fund’s contractual obligations are with the Managing Owner and the commodity brokers.  Management Fee payments made to the Managing Owner are calculated as a fixed percentage of each Fund’s Net Asset Value.  Commission payments to the Commodity Broker are on a contract-by-contract, or round-turn basis.  As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date.  [These agreements are effective for one year terms, renewable automatically for additional one year terms unless terminated.]  Additionally, these agreements may be terminated by either party for various reasons.

USE OF PROCEEDS

Each Fund seeks to track changes, as closely as possible, in an amount equal to 200% of the daily changes (either +200% with respect to the Leveraged Funds, -200% with respect to the Leveraged Inverse Funds, as applicable, or the Fund Multiple), whether positive or negative, in the level of its corresponding Index through each respective Fund’s portfolio of exchange traded futures contracts on its underlying Index Futures Contracts, plus the excess, if any, of its interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of each Fund.  Each Fund’s holdings of United States Treasury and other high credit quality short-term fixed income securities will be deposited with such Fund’s Commodity Broker as margin.

To the extent, if any, that a Fund trades in futures contracts on United States exchanges, the assets deposited by such Fund with its Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC.  Such segregated funds may be invested only in a limited range of instruments — principally U.S. government obligations.

To the extent, if any, that a Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges will be invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of  “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, each Fund estimates:

(i)  up to approximately 25-30% of the net asset value of the Fund is placed in segregated accounts in the name of such Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash or 6-month U.S. Treasury bills and other high credit quality short-term fixed income securities to margin positions of all futures contracts combined.  Such funds are segregated pursuant to CFTC rules;

(ii)  approximately 70-75% of the net asset value of the Fund is maintained in segregated accounts in the name of such Fund in bank deposits or United States Treasury and United States Government Agencies issues.

[The Managing Owner, a registered commodity pool operator, is responsible for the cash management activities of each Fund, including investing in United States Treasury and United States Government Agencies issues.]

In addition, assets of each Fund not required to margin positions may be maintained in United States bank accounts opened in the name of such Fund and may be held in United States Treasury bills (or other securities approved by the CFTC for investment of customer funds).

Each Fund receives 100% of the interest income earned on its fixed income assets.

CHARGES

See “Summary – Breakeven Amounts” and “Summary – ‘Breakeven Table’” for additional breakeven related information.

Management Fee

Each Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of such Fund.  The Management Fee will be paid in consideration of the Managing Owner’s futures advisory services.  From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the applicable Indexes.

Organization and Offering Expenses

Expenses incurred in connection with organizing each Fund and up to the offering of its Shares upon commencement of its trading operations will be paid by the Managing Owner.  Expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its trading operations will be paid by each Fund.

Organization and offering expenses relating to each Fund means those expenses incurred in connection with their formation, the qualification and registration of the Shares of such Fund and in offering, distributing and processing the Shares of such Fund under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of such Fund or the offering of the Shares of such Fund, including, but not limited to, expenses such as:

•  initial and ongoing registration fees, filing fees and taxes;

•  costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus;

•  the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•  travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares; and

•  accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

The Managing Owner will not allocate to the Funds the indirect expenses of the Managing Owner.

The aggregate amount of organization and offering expenses is estimated to be approximately $[_______].

Brokerage Commissions and Fees

Each Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities.  On average, total charges paid to the Commodity Broker are expected to be less than $7.50 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis.  The Managing Owner does not expect brokerage commissions and fees to exceed, (i) 0.08% of the net asset value of FactorShares S&P 2x US Equity Premium, (ii) 0.11% of the net asset value of FactorShares S&P 2x US Anti-Equity Premium, (iii) 0.10% of the net asset value of FactorShares S&P 2x US Equity Anti-USD, (iv) 0.19% of the net asset value of FactorShares S&P GSCI® 2x Crude Oil Premium, and (v) 0.13% of the net asset value of FactorShares S&P GSCI® 2x Gold Premium, in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.  The effects of trading spreads, financing costs associated with financial instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities are not included in the forgoing analysis.

Routine Operational, Administrative and Other Ordinary Expenses

Each Fund will pay all of the routine operational, administrative and other ordinary expenses of such Fund, including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, Administrator, Custodian, Transfer Agent and Distributor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.40% of the net asset value of such Fund in any year.

Extraordinary Fees and Expenses

Each Fund will pay all the extraordinary fees and expenses, if any, of itself.  Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses.  Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First Out of Interest Income

The Management Fee and the brokerage commissions and fees of each Fund are paid first out of interest income from each Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise.   To the extent interest income is not sufficient to cover the fees and expenses of a Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of a Fund’s fixed income securities.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts.  Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor.  Investors are encouraged to review the terms of their brokerage accounts for applicable charges.  Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the Financial Industry Regulatory Authority, or FINRA, Corporate Financing Department.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser.  Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Funds and the Managing Owner, or a Participant Agreement.  Each Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions.  A list of the current Authorized Participants may be obtained from the Administrator.  See “Creation and Redemption of Shares” for more details.

CREATION AND REDEMPTION OF SHARES

Each Fund creates and redeems Shares from time-to-time, but only in one or more Baskets.  A Basket is a block of 100,000 Shares.  Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser.  Except when aggregated in Baskets, the Shares are not redeemable securities.  Authorized Participants pay a transaction fee of $[__] in connection with each order to create or redeem a Basket.  Authorized Participants may sell the Shares included in the Baskets they purchase from the Funds to other investors.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker dealers to engage in securities transactions, and (2) participants in DTC.  To become an Authorized Participant, a person must enter into a Participant Agreement with the Funds and the Managing Owner.  The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions.  The Managing Owner may delegate its duties and obligations under the Participant Agreement to the Distributor or the Administrator without consent from any Shareholder or Authorized Participant.  The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant.  To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $[__] per order to create or redeem Baskets.  Authorized Participants who purchase Baskets from a Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, or the Securities Act, as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker dealer under the Securities Exchange Act of 1934, or the Exchange Act, and regulated by the FINRA, or is exempt from being, or otherwise is not required to be, so regulated or registered, and  is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires.  Certain Authorized Participants may be regulated under federal and state banking laws and regulations.  Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Persons interested in purchasing Baskets should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants.  Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.  The Managing Owner has agreed to reimburse the Authorized Participants, solely from and to the extent of the Funds’ assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Declaration and the form of Participant Agreement for more detail.  The Trust Declarations and the form of Participant Agreement will be filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Managing Owner to create one or more Baskets.  For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed.  Purchase orders must be placed by 2:00 p.m., New York time.  The day on which the Managing Owner receives a valid purchase order is the purchase order date.  Purchase orders are irrevocable.  By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Basket is the net asset value of 100,000 Shares of the applicable Fund as of the closing time of the NYSE Arca or the last to close of the exchanges on which its futures contracts are traded, whichever is later, on the purchase order date.  Baskets are issued as of noon, New York time, on the Business Day immediately following the purchase order date at the applicable net asset value per Share as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the purchase order date, but only if the required payment has been timely received.

Because orders to purchase Baskets must be placed by 2:00 p.m., New York time, but the total payment required to create a Basket will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket.  The net asset value of a Fund and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Managing Owner may reject a purchase order if:

•  It determines that the purchase order is not in proper form;

•  The Managing Owner believes that the purchase order would have adverse tax consequences to any Fund or its Shareholders; or

•  Circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets.

The Managing Owner will not be liable for the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets.  On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets.  Redemption orders must be placed by 2:00 p.m., New York time.  The day on which the Managing Owner receives a valid redemption order is the redemption order date.  Redemption orders are irrevocable.  The redemption procedures allow Authorized Participants to redeem Baskets.  Individual Shareholders may not redeem directly from a Fund.  Instead, individual Shareholders may only redeem Shares in integral multiples of 100,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon, New York time, on the business day immediately following the redemption order date.  By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount.  The cash redemption amount is equal to the net asset value of the number of Basket(s) of such Fund requested in the Authorized Participant’s redemption order as of the closing time of the NYSE Arca or the last to close of the exchanges on which such Fund’s futures contracts are traded, whichever is later, on the redemption order date.  The Managing Owner will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed.  If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received.  Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day.  Any further outstanding amount of the redemption order will be cancelled.  The Managing Owner will also be authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders.  The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $[__] per order to create or redeem Baskets.  An order may include multiple Baskets.  The transaction fee may be reduced, increased or otherwise changed by the Managing Owner.  The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

________________________

Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at www.[_____].com.  Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

THE COMMODITY BROKER

A variety of executing brokers will execute futures transactions on behalf of the Funds.  Such executing brokers will give-up all such transactions to Interactive Brokers LLC, a Connecticut limited liability company, which will serve as each Fund’s clearing broker, or Commodity Broker.  The Commodity Broker is an affiliate of Interactive Brokers Group LLC and the Managing Owner.  In its capacity as clearing broker, the Commodity Broker will execute and clear each Fund’s futures transactions and will perform certain administrative services for each Fund.  The Commodity Broker is also registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

In 2007, Interactive submitted an Offer of Settlement in anticipation of a CFTC administrative proceeding involving a former customer of Interactive.  The customer had maintained an account with Interactive in his own name, but the frequency, magnitude and pattern of deposits and withdrawals to the individual's account, relative to his stated liquid net worth, suggested he might be operating as an unregistered commodity pool operator.  In the Offer of Settlement, which was accepted by the CFTC in July 2007, the firm consented to a CFTC order that included a finding that Interactive violated CFTC regulation 166.3 (17 CFR 166.3) in that its procedures for determining the source of funds received through wire transfers were inadequate to meet its supervisory responsibilities.  The order required that Interactive cease and desist from violating CFTC regulation 166.3, disgorge $175,000 in commissions earned and comply with an undertaking not to deny, directly or indirectly, any finding in the order.

In a related proceeding, the NFA issued a complaint charging Interactive with failure to maintain required books and records, failure to cooperate promptly and fully with NFA in an NFA audit, and doing business with a non-Member of NFA that was required to be registered with the CFTC.  Interactive submitted an offer of settlement to the NFA Business Conduct Committee, which the hearing panel accepted in May 2007.  The firm was ordered to pay up to $325,000 into a restitution fund at NFA and pay a fine of $125,000 to NFA.  The panel ordered the dismissal of the charge of failure to cooperate promptly and fully with an NFA examination and inquiry.

On November 9, 2007, Interactive was named as a defendant in a complaint related to the above matter, filed in the Circuit Court of Cook County, Illinois by a number of clients seeking compensatory and punitive damages for plaintiffs’ alleged losses.  The action was removed to the U.S. District Court for the Northern District of Illinois and, on January 11, 2008, Interactive filed a motion to dismiss the complaint.  The court granted the motion and dismissed some of the claims with prejudice, but permitted the plaintiffs to file an amended complaint with respect to the other counts.  The parties agreed to settle the remaining disputes without admitting liability or the validity of the respective claims and the litigation was dismissed with prejudice.  Payment was made on July 22, 2009 in settlement of the above-mentioned matter in the amount of $1,500,000.

________________________

Additional or replacement Commodity Brokers may be appointed in respect of any Fund in the future.

CONFLICTS OF INTEREST

General

The Managing Owner has not established formal procedures to resolve all potential conflicts of interest.  Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably.  Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Funds.

Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of a Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures.  Additionally, the professional staff of the Managing Owner may also service other affiliates of the Managing Owner and their respective clients.  Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Funds, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Funds.

Relationship of the Managing Owner to the Commodity Broker

An affiliate of the Commodity Broker is a member of Factor Advisors, LLC, the parent and the sole owner of the Managing Owner.  Therefore, the Managing Owner has a disincentive to replace the Commodity Broker as the Funds’ broker due to this relationship.

The Commodity Broker receives a brokerage commission for futures interests transactions effected for each Fund.  Customers of the Commodity Broker who maintain commodity and foreign exchange trading accounts may pay commissions at negotiated rates which are greater or less than the rate paid by the Funds.  In connection with this conflict of interest, Shareholders should understand that the Commodity Broker receives a round-turn brokerage fee from each of the Funds for serving as such Funds’ commodity broker.  A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Managing Owner and the Commodity Broker may, from time-to-time, have conflicting demands in respect of their obligations to the Funds and, in the future, to other commodity pools and accounts.  It is possible that future pools that the Managing Owner may become involved with may generate larger brokerage commissions, resulting in increased payments to employees.

There is an absence of arm’s length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with respect to this offering.

The Commodity Broker

The Commodity Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest.  The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to each Fund.  In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of each Fund or may compete with each Fund for the same positions.  The Commodity Broker may have a conflict of interest in its execution of trades for each Fund and for other customers.  The Managing Owner will, however, not retain any commodity broker for a Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over a Fund with respect to the execution of commodity trades.

The Commodity Broker will benefit from executing orders for other clients, whereas each Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to such Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Commodity Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations.  In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of a Fund.

Proprietary Trading/Other Clients

The Managing Owner, the Commodity Broker and their respective affiliates may trade in the futures markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by a Fund or may compete with a Fund for positions in the marketplace.  Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to each Fund.  Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the Managing Owner, the Commodity Broker and their respective affiliates may trade for their own accounts at the same time that they are managing the account of each Fund, prospective investors should be aware that — as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty — such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for a Fund.

DESCRIPTION OF THE SHARES; THE
FUNDS; CERTAIN MATERIAL TERMS OF
THE FUND DECLARATIONS

The following summary describes in brief the Shares and certain aspects of the operation of each Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Funds and the material terms of the Declarations of Trust, each of which are substantially identical except as set forth below.  Prospective investors should carefully review the Forms of Declarations of Trust filed as exhibits to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust.  Capitalized terms used in this section and not otherwise defined will have such meanings assigned to them under the applicable Trust Declaration.

Description of the Shares

Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund.  The Shares of each Fund will be listed on the NYSE Arca under the following symbols:

•  FactorShares S&P 2x US Equity Premium – [___];

•  FactorShares S&P 2x US Anti-Equity Premium – [__];

•  FactorShares S&P 2x US Equity Anti-USD – [__];

•  FactorShares S&P GSCI® 2x Crude Oil Premium – [__]; and

•  FactorShares S&P GSCI® 2x Gold Premium – [___].

The Shares may be purchased from each Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 100,000 Shares, or Baskets.  Individual Shares may not be purchased from each Fund or redeemed.  Shareholders that are not Authorized Participants may not purchase from each Fund or redeem Shares or Baskets.

Principal Office; Location of Records

Each of the Funds is organized as a statutory trust under the Delaware Statutory Trust Act.  The Funds are managed by the Managing Owner, whose office is located at, 2500 Plaza 5, Harborside Financial Center, Jersey City, New Jersey 07311, telephone: (201) 309-3077.

The books and records of each Fund are maintained as follows:  Basket creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants are maintained by [______], [ADDRESS], telephone number (-) [______].  All other marketing materials, books and records of each Fund (including minute books and other general corporate records, trading records and related reports and other items received from each Fund’s Commodity Brokers) are maintained at each Fund’s principal office, c/o Factor Capital Management, LLC, 2500 Plaza 5, Harborside Financial Center, Jersey City, New Jersey 07311; telephone number (201) 309-3077.

The books and records of each Fund are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders of such Fund or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Fund during regular business hours as provided in the Declarations of Trust.  The Managing Owner will maintain and preserve the books and records of each Fund for a period of not less than six years.

The Funds

The Funds are organized as series statutory trusts under the Delaware Statutory Trust Act.  The existence of a trustee should not be taken as an indication of any additional level of management or supervision over a Fund.  To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, with all authority over the operation of each Fund vested in the Managing Owner.

Although Shares in a Fund need not carry any voting rights, the Trust Declaration of each Fund gives its Shareholders voting rights in respect of the business and affairs of such Fund comparable to those typically extended to limited partners in publicly-offered futures funds.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of each Fund.  The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.  The Trustee is unaffiliated with the Managing Owner.  The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Funds are limited to its express obligations under the Trust Declarations.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the applicable Trust Declaration.

The Trustee will serve as the sole trustee of the Funds in the State of Delaware.  The Trustee will accept service of legal process on the Funds in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act.  The Trustee does not owe any other duties to the Funds, the Managing Owner or the Shareholders of the Funds.  The Trustee

is permitted to resign upon at least sixty (60) days' notice to the Funds, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. Each of the Trust Declarations provides that the Trustee is compensated by each Fund, as appropriate, and is indemnified by each Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Declarations, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Funds and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee's liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in each Trust Declaration.

Under each Trust Declaration, the Managing Owner has the exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day to day management of the business and operations of the Funds, other than certain limited voting rights as set forth in each Trust Declaration. In the course of its management of the business and affairs of the Funds, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Funds, as appropriate.

Because the Trustee has no authority over the operation of the Funds, the Trustee itself is not registered in any capacity with the CFTC.

The Managing Owner

Background and Principals

Factor Capital Management, LLC, a Delaware limited liability company, is the Managing Owner of each Fund. The Managing Owner will serve as the commodity pool operator of each Fund. The Managing Owner has been registered with the CFTC as a commodity pool operator and has been a member of the National Futures Association, or the NFA, in such capacity since December 17, 2009. Its principal place of business is 2500 Plaza 5, Harborside Financial Center, Jersey City, New Jersey 07311, telephone number (201) 309-3077. The Managing Owner is a wholly-owned subsidiary of Factor Advisors, LLC. Factor Advisors, LLC has been a principal of the Managing Owner since November 13, 2009. *The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner or any Fund.*

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts.

Principals and Key Employees

The following principals serve in the below capacities on behalf of the Managing Owner:

Name	**Capacity**
Karlheinz Muhr	Chairman
Stuart Rosenthal	Chief Executive Officer, Principal Financial Officer and Secretary

Richard Roll serves as Director of Research of the Managing Owner.

The Managing Owner is managed by a Board of Managers. The Board of Managers is comprised of Messrs. Muhr and Rosenthal.

Karlheinz Muhr co-founded Factor Advisors, LLC, the sole member of the Managing Owner, or

Factor, in May 2009 and serves as Chairman of the Managing Owner.  Mr. Muhr has been a principal and associated person of the Managing Owner since December 4, 2009 and December 21, 2009 respectively, and a member of the NFA since December 21, 2009.  Since March 2009, Mr. Muhr has also served as Chairman and Chief Executive Officer of Cenario Capital Management LLC (“Cenario”) in New York City.  Prior to joining Cenario, Mr. Muhr worked as a Managing Director and head of Volaris for Credit Suisse Securities (USA) LLC from June 2003 to March 2009.  Mr. Muhr received his M.B.A. from UCLA Anderson in 1985 and M.S. in Finance from Vienna University of Economics and Business of Austria in 1982.

Stuart Rosenthal co-founded Factor in May 2009 and serves as Chief Executive Officer, Principal Financial Officer and Secretary of the Managing Owner.  Mr. Rosenthal has been a principal and associated person of the Managing Owner since December 4, 2009 and December 17, 2009 respectively, and a member of the NFA since December 17, 2009.  Prior to joining Factor, Mr. Rosenthal worked as a Director and Portfolio Manager for Credit Suisse Securities (USA) LLC from February 2005 to April 2009.  From November 2003 to January 2005, Mr. Rosenthal worked at Rampart Investment Management as a Trader and Assistant Portfolio Manager.  Mr. Rosenthal received his M.S. in Operations Research from Northeastern University in 1998 and B.S. in Applied Statistics from Rochester Institute of Technology in 1995.  Mr. Rosenthal received his Chartered Financial Analyst (“CFA”) designation in 2002.  Mr. Rosenthal is a member of the CFA Institute (formerly AIMR).

Richard Roll co-founded Factor in May 2009 and serves as Director of Research of the Managing Owner.  Mr. Roll is the Japan Alumni Chair Professor of Finance at UCLA Anderson, California where he has been a Professor since 1976.  Mr. Roll earned his Bachelor's degree in Aeronautical Engineering from Auburn University in 1961, and his M.B.A. in 1963 from the University of Washington.  In 1968, Mr. Roll received his Ph.D. from the Graduate School of Business at the University of Chicago in economics, finance, and statistics.

Factor Advisors, LLC is the sole member and a principal of the Managing Owner since November 13, 2009.

Fiduciary and Regulatory Duties of the Managing Owner

The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make its operation of the Funds as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Declarations (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Declarations provide that the Managing Owner and its affiliates will have no liability to the Fund or to any Shareholder for any loss suffered by each Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Managing Owner Related Parties”) if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund, as applicable, and such course of conduct did not constitute gross negligence, bad faith or willful misconduct by the Managing Owner Related Parties.  Each Fund has agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to each Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence, bad faith or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund, as applicable.

Under Delaware law, a beneficial owner of a statutory trust (such as a Shareholder of each Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages.  In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, or the SEC.  Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Managing Owner where the losses result from a violation by the Managing Owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator), the Commodity Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.  Private rights of action are conferred by the Commodity Exchange Act, as amended.  Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of each Fund.  One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts.  Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Funds.  The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus.  This is a rapidly developing and changing area of the law.  Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

The Managing Owner expects to maintain an aggregate investment of $1,000 in each Fund.  As of the date of this Prospectus, no principal has an ownership or beneficial interest in any Fund.

Management; Voting by Shareholders

The Shareholders of each Fund take no part in the management or control, and have no voice in the operations or the business of such Fund.  Shareholders, may, however, remove and replace the

Managing Owner as the managing owner of the Funds, and may amend the Trust Declaration of each Fund, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates).  The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Funds.  The owners of [10%] of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders.  The Managing Owner has no power under the Trust Declaration to restrict any of the Shareholders’ voting rights.  Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general liability interest in each Fund, are non-voting.

The Managing Owner has the right unilaterally to amend the Trust Declaration of either Fund provided that any such amendment is for the benefit of and not adverse to the Shareholders of such Fund or the Trustee and also in certain unusual circumstances — for example, if doing so is necessary to comply with certain regulatory requirements or in response to regulatory changes (including, but not limited to, proposals by regulatory bodies, self-regulatory organizations, legislative bodies or any other applicable lawmaking, rulemaking or similar body), such as, but not limited to, adverse changes in speculative positions limits applicable to the Funds’ Index Futures Contracts.

Recognition of the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Funds have been formed in the State of Delaware.  It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.  To protect Shareholders against any loss of limited liability, the Trust Declarations provide that no written obligation may be undertaken by any Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally.  Furthermore, each Fund indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment.  However, Shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Declaration.  In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders of each Fund agree in the applicable Trust Declaration that they will indemnify such Fund for any harm suffered by it as a result of

•  Shareholders’ actions unrelated to the business of such Fund, or

•  taxes separately imposed on the Fund by any state, local or foreign taxing authority.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders of a Fund indemnifying such Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of a Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares of each Fund will trade on the NYSE Arca and provide institutional and retail investors with direct access to each Fund.  Each Fund holds no investment assets other than futures contracts and U.S. Treasury bills and other high credit quality short-term fixed income securities with a view to tracking their applicable Index.  The Shares of each Fund may be bought and sold on the NYSE Arca like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares.  Instead, global certificates will be deposited with DTC and registered in the name of Cede & Co.,

as nominee for DTC.  The global certificates evidence all of the Shares outstanding at any time.  Under each Fund’s Trust Declaration, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies, or DTC Participants, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant, or Indirect Participants, and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants.  The Shares are only transferable through the book-entry system of DTC.  Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares.  Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of each Fund within 90 calendar days after the end of its fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities each Fund.  You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares.  Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at www.[_____].com.  Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.

The Managing Owner will notify Shareholders of any change in the fees paid by the Funds or of any material changes to either Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Managing Owner’s website at www.[____].com.  Any such notification will include a description of Shareholders’ voting rights.

Net Asset Value

Net asset value, in respect of a Fund, means the total assets of the Fund including, but not limited to,

all cash and cash equivalents or other debt securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.  In particular, net asset value includes any unrealized profit or loss on open futures contracts, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund.  All open futures contracts traded on a United States exchange are calculated at their then current market value, which are based upon the settlement price for that particular futures contract traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day.  The current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, are based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day.  The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of a Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards.  Interest earned on any Fund’s futures brokerage account will be accrued at least monthly.  The amount of any distribution will be a liability of such Fund from the day when the distribution is declared until it is paid.

Net asset value per Fund Share, in respect of a Fund is the net asset value of the Fund divided by the number of its outstanding Fund Shares.

Termination Events

A Fund will dissolve at any time upon the happening of any of the following events:

•  The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of a Fund and to select, effective as of the date of such event, one or more successor managing owners.  If a Fund is dissolved as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the net asset value of each Fund (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Declaration.  Any such election must also provide for the election of a managing owner to the reconstituted trust.  If such an election is made, all Shareholders of a Fund will be bound thereby and continue as Shareholders of the reconstituted trust.

•  The occurrence of any event which would make unlawful the continued existence of a Fund, as the case may be.

•  In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated.

•  A Fund, as the case may be, becomes insolvent or bankrupt.

•  The Shareholders holding Shares representing at least a majority (over 50%) of the net asset value (which excludes the Shares of the Managing Owner) vote to dissolve a Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

•  The determination of the Managing Owner that the aggregate net assets of a Fund in relation to the operating expenses of such Fund make it unreasonable or imprudent to continue the business of such Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Fund because the aggregate net asset value of the Fund as of the close of business on any business day declines below [$10] million.

•  A Fund is required to be registered as an investment company under the Investment Company Act of 1940.

•  DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

DISTRIBUTIONS

The Managing Owner has discretionary authority over all distributions made by each Fund.  To the extent that a Fund’s actual and projected interest income from its holdings of 6-month U.S. Treasury bills and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess.  The Funds currently do not expect to make distributions with respect to capital gains.  Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR

The Funds have appointed [_______________] as the administrator of each Fund, or the Administrator, and has entered into an Administration Agreement in connection therewith.

Information regarding the net asset value of each Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from [_____] by calling the following telephone number:  (-) [_____].  A copy of the Administration Agreement is available for inspection at the [_____].

The Administrator retains, separately for each Fund, certain financial books and records, including:  Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o [_______], [______], telephone number (-) [_______].

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

The Administrator’s monthly fees will be paid by each Fund.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as will then be acting.

The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $[__] per order.  These transaction processing fees are paid indirectly by the Authorized Participants and not by any Fund.

Each Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of each Fund and its Shareholders.

THE DISTRIBUTOR

Each Fund has appointed [_______________], or the Distributor, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including [_______________].  The Distributor will not open or maintain customer accounts or handle orders for each Fund.

The Distributor will retain all marketing materials separately for each Fund, at c/o [_______________], [Address]; telephone number (___) ____ ____.  Investors may contact the Distributor toll-free in the U.S. at (__) ___ ____.  The Managing Owner, on behalf of each Fund, has entered into a [Distribution Services Agreement] with the Distributor.  The Distributor is affiliated with [if necessary].  The Distributor provides distribution services to approximately $[___] billion in client assets.

Each Fund will pay the Distributor for performing its duties on behalf of each Fund as provided under the Distribution Services Agreement.

The Distributor is not a sponsor or promoter of any of the Funds and has no responsibility for the performance of any of the Funds or the decisions made or actions taken by the Managing Owner.

“800” Number for Investors

Investors may contact the Managing Owner toll free in the U.S. at [(____) ___-____].

THE SECURITIES DEPOSITORY; BOOK-
ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares.  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act.  DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes.  This eliminates the need for physical movement of securities certificates.  DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC.  Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares.  Instead, global certificates are signed by the Managing Owner on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with DTC.  The global certificates evidence all of the Shares of each Fund outstanding at any time.  The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants.  The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants.  Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants).  Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares.  Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC.  Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares of each Fund by giving notice to the Managing Owner. Under such circumstances, the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.  Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section.  Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Managing Owner may declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares of such Fund constituting a Basket.

MATERIAL CONTRACTS
Brokerage Agreement

[TBD]

Administration Agreement

[TBD]

Global Custody Agreement

[TBD]

Transfer Agency and Service Agreement

[TBD]

Distribution Services Agreement

[TBD]

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below).  Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•  dealers in securities, commodities or currencies;

•  financial institutions;

•  regulated investment companies (“RICs”), other than the status of the Funds as qualified publicly traded partnerships (“qualified PTPs”) within the meaning of the Code;

•  real estate investment trusts;

•  tax-exempt organizations;

•  insurance companies;

•  persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•  traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•  persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•  an individual citizen or resident of the United States;

•  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership.  If you are a partner in a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes.  As a result, we cannot assure you that the United States Internal Revenue Service (the “IRS”) or the courts will agree with the tax consequences described herein.  A different treatment from that described below could adversely affect the amount, timing and character of income, gain, loss or deduction in respect of an investment in the Shares.  If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.
Status of the Funds

Under current law and assuming full compliance with the terms of the Trust Declaration and applicable law (and other relevant documents), in the opinion of Sidley Austin llp, each Fund will be classified as a partnership for U.S. federal income tax purposes.  Accordingly, subject to the discussion below regarding publicly traded partnerships, none of the Funds will be a taxable entity for U.S. federal income tax purposes and none of the Funds will incur U.S. federal income tax liability.

 Special Rules for Publicly Traded Partnerships

A partnership is not a taxable entity and incurs no U.S. federal income tax liability.  Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations.  However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”).  Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as each Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities.  Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the IRS will not assert that a Fund should be treated as a publicly traded partnership taxable as a corporation.  No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of any Fund for U.S. federal income tax purposes or whether any Fund’s operations generate “qualifying income” under Section 7704(d) of the Code.  Whether a Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations.  However, each Fund’s Managing Owner will use its reasonable efforts to cause each Fund to operate in such manner as is necessary for the Fund to meet the qualifying income exception.

If a Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders in the Fund, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations.  In addition, if a Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero.  Taxation of a Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares in the Fund.

The discussion below is based on Sidley Austin llp’s opinion that each Fund will be classified as a partnership for U.S. federal income tax purposes that is not subject to corporate income tax for U.S. federal income tax purposes.

 U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability.  Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership.  Accordingly, each Shareholder in a Fund will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year.  In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership.  Thus, Shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Fund’s expenses or capital losses.  Each Fund’s taxable year will end on December 31 unless otherwise required by law.  Each Fund will use the accrual method of accounting.

Shareholders in a Fund will take into account their share of ordinary income realized by the Fund from accruals of interest on United States Treasury securities held in the Fund’s portfolio.  Each Fund may hold United States Treasury securities or other debt instruments with “acquisition discount” or “original issue discount”, in which case Shareholders in the Fund will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year.  Each Fund may also acquire debt instruments with “market discount.”  Upon disposition of market discount obligations, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders in a Fund will be required to include as ordinary income their share of the market discount that accrued during the period the obligations were held by the Fund.

It is expected that the Funds’ investments in the Index Futures Contracts will be Section 1256 Contracts.  The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts.  A Section 1256 Contract includes certain regulated futures contracts.  Section 1256 Contracts held by a Fund at the end of the Fund’s taxable year will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year.  The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year.  If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses.  Thus, Shareholders in a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund and taken into account by the Fund in computing its taxable income.  If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years.  A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

In addition to the Index Futures Contracts, a Fund may invest in other futures contracts, forward agreements, swaps or OTC derivatives, as described above under “Investment Objectives of the Funds”.  A Fund’s investment in these other futures contracts, forward agreements, swaps and OTC derivatives may have various tax consequences, requiring Shareholders in the Fund to recognize ordinary income or loss or capital gain or loss.  In addition, the proper tax treatment of certain investments may not be entirely free from doubt.  Potential investors should consult their tax advisors regarding an investment in the Funds.

Allocation of the Funds’ Profits and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items will be determined by the applicable Trust Declaration, unless an allocation under the Trust Declaration does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.”  Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Trust Declaration should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Declaration were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders in a Fund for U.S. federal income tax purposes under the Fund’s Trust Declaration could be increased or reduced or the character of the income or loss could be modified or both.

As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear.

Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships.  Each Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in the Fund in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders in a Fund.

Monthly Allocation and Revaluation Conventions

In general, each Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in the Fund in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares in a Fund takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders in the Fund with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing Shareholders in the Fund to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”).  The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the Shareholders that economically have earned such gain or loss.

As with the other allocations described above, each Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the average price of the Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”).  As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders in the Fund.  If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders in the Fund. The Managing Owner of each Fund is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

Section 754 Election

Each Fund intends to make the election permitted by Section 754 of the Code.  Such an election, once made, is irrevocable without the consent of the IRS.  The making of the Section 754 election by a Fund will generally have the effect of requiring a purchaser of Shares in the Fund to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets.  The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders in the Fund.  Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships.  Therefore, assuming a Fund makes the election under Section 754 of the Code, it is expected that the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs.  It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares.  Each Fund will seek the requested information from the record

Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that any Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that any Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares.

Constructive Termination

A Fund will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares in the Fund within a 12-month period.  A constructive termination results in the closing of a Fund’s taxable year for all Shareholders in the Fund.  In the case of a Shareholder reporting on a taxable year other than the taxable year used by a Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the Shareholder’s taxable income for the year of termination.  A Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest.  Thus, any cash distributions made by a Fund will be taxable to a Shareholder in the Fund only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see “— Tax Basis in Fund Shares” below).  Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “— Disposition of Shares” below).

Creation and Redemption of Share Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If a Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders in the Fund. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares in a Fund and the transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold.  The amount realized will include an amount equal to the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.  Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year.  Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income.  Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in its Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Fund’s liabilities.  A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities.  A U.S. Shareholder’s tax basis in its Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of that Shareholder’s “net investment income.”  Investment interest expense will generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares.  Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income.  For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder.  The Code imposes additional limitations (which limitations are reduced through 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•  3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•  80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder.  Each Fund will report its expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return.  A U.S. Shareholder’s inability to deduct all or a portion of the expenses could result in an amount of taxable income to such U.S. Shareholder with respect to a

Fund that exceeds the amount of cash actually distributed to the U.S. Shareholder for the year.  It is anticipated that management fees each Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months.  No fund has  yet determined whether it will make such an election.  A non-corporate U.S. Shareholder’s allocable share of the organizational expenses will constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code.  Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities.  Losses that cannot be currently used under this rule may generally be carried forward.  Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income.  Under current Regulations, income or loss from a Fund’s investments generally will not constitute income or losses from a passive activity.  Therefore, income or loss realized by Shareholders in a Fund will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses will be determined monthly and will be apportioned among the Fund’s Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month.  With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month.  As a result, a Shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis.  It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions.  In that event, a Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders in the Fund.  If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders.  Each Fund’s Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

Reporting by the Funds to their Shareholders

Each Fund will file a partnership tax return.  Accordingly, tax information will be provided to Shareholders on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but in no event later than March 15.  Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from United States Treasury securities, short-term and long-term capital gain or loss with respect to the futures contracts, and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.

Each Shareholder, by its acquisition of Shares of a Fund, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and such other information and forms as may be reasonably requested by the Fund for purposes of complying with its tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Given the lack of authority addressing structures similar to that of the Funds, it is not certain that the IRS will agree with the manner in which tax reporting by the Funds will be undertaken.  Therefore, Shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the  manner in which tax reporting by the Funds and any nominee will be undertaken.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level.  A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the governing documents, the Managing Owner will be appointed the “tax matters partner” of each Fund for all purposes of the Code.  The tax matters partner, which is required by the Trust Declaration to notify all U.S. Shareholders of any U.S. federal income tax audit of any Fund, will have the authority under the Trust Declaration to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings.  The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders in the Fund.  As the tax matters partner, the Managing Owner will have the right on behalf of all Shareholders in a Fund to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of a Fund’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund’s related items.  In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of a Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund.  A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments.  Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Non-U.S. Shareholders

Each Fund will conduct its activities in a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares of a Fund.  A non-U.S. Shareholder’s share of the interest income realized by a Fund on its holdings of United States Treasury securities will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN (or other applicable form) that the Shareholder is not a U.S. person,  provides name and address information and otherwise satisfies applicable documentation requirements.

Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares of a Fund or on the Shareholder’s share of the Fund’s gains.  However, in the case of an individual non-U.S. Shareholder, the Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the Shareholder’s distributive share of gains if the Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies).  It is unclear whether partnership interests (such as the Shares of a Fund) will be considered U.S. situs property.  Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares of a Fund.

 Regulated Investment Companies

Investment in the Oil/Equity Intercommodity Spread Fund or Gold/Equity Intercommodity Spread Fund

RICs may invest up to 25% of their assets in “qualified PTPs” and net income derived from an investment in a qualified PTP is qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code.  In addition, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code.  Each of the Oil/Equity Intercommodity Spread Fund and the Gold/Equity Intercommodity Spread Fund (collectively, the “qualified PTP Funds”) anticipates that it will be a qualified PTP for any taxable year in which the Fund realizes sufficient gross income from its Light Sweet Crude Oil Futures Contracts or Gold Futures Contracts, respectively.  However, qualification of a Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of the qualified PTP Fund will conform to prior experience.  Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of a Fund as a qualified PTP.

Investment in the Equity/Treasury Intercommodity Spread Fund, the Treasury/Equity Intercommodity Spread Fund or the Equity/Currency Intercommodity Spread Fund

Each of the Equity/Treasury Intercommodity Spread Fund, the Treasury/Equity Intercommodity Spread Fund and the Equity/Currency Intercommodity Spread Fund (collectively, the “non-qualified PTP Funds”) anticipates that it will not be a qualified PTP.  A RIC that invests in Shares of a non-qualified PTP Fund will be treated as owning a proportionate share of the non-qualified PTP Fund’s assets and will take into account its allocable share of the non-qualified PTP Fund’s items of income, gain, loss, and deduction when testing the various compliance requirements specifically applicable to RICs.  Under current interpretation of the RIC qualification rules, a RIC’s allocable share of income from a non-qualified PTP Fund’s Index Futures Contracts and interest income from its investment in debt obligations should be treated as qualifying income.  A RIC’s investment in the Shares of a non-qualifying PTP Fund will not be counted against the 25 percent limit on a RIC’s permitted investment in securities issued by qualified PTPs, and a RIC need not limit its investment in Shares of the non-qualified PTP Fund provided it otherwise can satisfy the RIC qualification requirements.

General

Each Fund will make available on the Managing Owner’s website periodic tax information designed to enable RIC investors in its Shares to make a determination as to the Fund’s status under the qualified PTP rules. RIC investors are urged to monitor their investment in a Fund and consult with a tax advisor regarding the treatment of its investment in Shares of a Fund and the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.

 Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”).  Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as a Fund) in which it is a partner.  This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.”  This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by a Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above.  None of the Funds will borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares of a Fund will not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit.  A Shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident.  Each Fund may have income in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business).  A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

Backup Withholding

Each Fund is required in certain circumstances to backup withhold on certain payments paid to non-corporate Shareholders who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding.  Backup withholding is not an additional tax.  Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law.  Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

____________________

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF ANY FUND.
____________________

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Funds will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan.  For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.”  See “Material U.S. Federal Income Tax Considerations — ‘Tax-Exempt Organizations’” at page 91.  In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Funds.

 General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Funds (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”).  The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries.  Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Funds, including the role that such an investment in the Funds would play in the Plan’s overall investment portfolio.  Each Plan Fiduciary, before deciding to invest in the Funds, must be satisfied that such investment in the Funds is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Funds, are diversified so as to minimize the risk of large losses and that an investment in the Funds complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.  NEITHER FUND IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

 “Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”).  Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.  The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances.  Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

The Shares of the Funds should be considered to be publicly-offered securities.  First, the Shares will be sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Shares will be timely registered under the Securities Exchange Act of 1934.  Second, it appears that the Shares will be freely transferable because the Shares of the Funds will be freely tradable on the NYSE Arca like any other exchange-listed security.  Finally, it is anticipated that the Shares will be owned by at least 100 investors independent of the Funds and of each other.  Therefore, the underlying assets of the Funds should not be considered to constitute assets of any Plan which purchases Shares.

 Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Broker, the Administrator, the Trustee, or any of their respective affiliates or any of their respective employees either:  (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan.  A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Funds are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder.  No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION
Initial Purchaser

[_______] is the Initial Purchaser of Shares of each Fund.  On [________], 2010, the Initial Purchaser agreed to purchase and take delivery of 100,000 Shares of each Fund, which comprise the initial Baskets of each Fund, at a purchase price of $25.00 per Share ($2,500,000 per Basket), pursuant to an Initial Purchaser Agreement.  The Initial Purchaser proposes to offer to the public these 100,000 Shares of each Fund at a per Share offering price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer.  Shares of a Fund offered by the Initial Purchaser at different times may have different offering prices.  The excess, if any, of the price at which the Initial Purchaser sells a Share over the price paid by the Initial Purchaser in connection with the initial purchase of such Share will be deemed to be underwriting compensation.  The Initial Purchaser will not receive from a Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with the sale of the Shares to the public.

No Fund will bear any expenses in connection with the offering or sales of the Shares composing the initial Basket.

The Managing Owner has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the Initial Purchaser may be required to make in respect thereof.

[The Initial Purchaser will not act as an Authorized Participant with respect to the initial Basket of a Fund, and its activities with respect to the initial Basket of a Fund will be distinct from those of an Authorized Participant.]

Authorized Participants

Each Fund will issue Shares in Baskets to Authorized Participants continuously as of noon New York time on the business day immediately following the date on which a valid order to create a Basket is accepted by the applicable Fund, at the net asset value of 100,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the applicable Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the applicable Fund.

Authorized Participants may offer to the public, from time-to-time, Shares of a Fund from any Baskets they create.  Shares of a Fund offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer.  Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.  The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the FINRA Corporate Financing Department.  Authorized Participants will not receive from either Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor.  Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, each of [_______] and [______] have each executed a Participant Agreement relating to each Fund and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

Each Fund issues Shares in Baskets to Authorized Participants from time-to-time in exchange for cash.  Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the Securities Act, will be occurring.  An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from any Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares.  A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter.  Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

[Remainder of page left blank intentionally.]

Nature of Payment	Payor	Amount of Payment	Services Provided
Selling Commission	Shareholders	No greater than [____]% of the gross offering proceeds.	[TBD.]
Distribution Services Fee	Shareholders	Approximately $[____] per annum, plus any fees or disbursements incurred; not to exceed [___]% of the gross offering proceeds.	[TBD.]

For additional details see below.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor's state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of each respective Fund's assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of the FINRA. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by a Fund will not exceed 10% plus 0.5% for bona fide due diligence.

The Authorized Participants will not charge a commission of greater than 1% (which represents a maximum of $[1,000,000] of the amount registered hereby with respect to each Fund) of the price per Share of each Fund in offering and selling the Shares comprising the Baskets of each Fund.

Pursuant to the Distribution Services Agreement, each Fund will pay $[____] per annum, plus any fees or disbursements incurred by [____] in connection with the performance by [____] of its duties.

The payments to the Distributor will not, in the aggregate (of the Funds, and not on a Fund-by-Fund basis), exceed [___]%, of the gross offering proceeds of the offering (or in an amount equal to $[___] of the $[500,000,000] registered on the initial Registration Statements on Form S-1 in respect of the Funds with registration numbers 333-[_____], 333-[_____], 333-[_____], 333-[_____] and 333-[_____]). The Funds will advise the Distributor and the Distributor will monitor compensation received in connection with the Funds to determine if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized by other FINRA members, in order to comply with the 10% limitation on total underwriters' compensation pursuant to FINRA Rule 2310.

•  FactorShares S&P GSCI® 2x Gold Premium – [___].

LEGAL MATTERS

Sidley Austin llp has advised the Managing Owner in connection with the Shares being offered hereby.  Sidley Austin llp also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to each Fund.  Sidley Austin llp has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. Federal income tax matters and “Purchases By Employee Benefit Plans” with respect to ERISA.  Sidley Austin llp has not represented, nor will it represent any Fund or the Shareholders in matters relating to the Funds or any Fund and no other counsel has been engaged to act on their behalf.  Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

Richards, Layton & Finger, P.A., special Delaware counsel to the Funds, has advised the Funds in connection with the legality of the Shares being offered hereby.

EXPERTS

[TO BE PROVIDED BY AMENDMENT]

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Funds with the SEC in Washington, D.C.  This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement).  The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees.   The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Managing Owner will furnish you with an annual report of each Fund within 90 calendar days after the end of its fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds.  You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares.  Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.[___].  Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

PRIVACY POLICY OF THE MANAGING OWNER

The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others.  The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation.  The Managing Owner may disclose non-public personal information about you to the funds in which you invest.  The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested.  The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent.  If you decide to close your account(s) or become an inactive customer, the Managing Owner will adhere to the privacy policies and practices as described in this notice.  The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

INDEX TO FINANCIAL STATEMENTS*

Page

FactorShares S&P 2x US Equity Premium

Report of Independent Public Accounting Firm dated [______].*	99
Statement of Financial Condition dated [_______].*	100
Notes to Statement of Financial Condition*	101

FactorShares S&P 2x US Anti-Equity Premium

Report of Independent Public Accounting Firm dated [______].*	102
Statement of Financial Condition dated [_______].*	103
Notes to Statement of Financial Condition*	104

FactorShares S&P 2x US Equity Anti-USD

Report of Independent Public Accounting Firm dated [______].*	105
Statement of Financial Condition dated [_______].*	106
Notes to Statement of Financial Condition*	107

FactorShares S&P GSCI® 2x Crude Oil Premium

Report of Independent Public Accounting Firm dated [______].*	108
Statement of Financial Condition dated [_______].*	109
Notes to Statement of Financial Condition*	110

FactorShares S&P GSCI® 2x Gold Premium

Report of Independent Public Accounting Firm dated [______].*	111
Statement of Financial Condition dated [_______].*	112
Notes to Statement of Financial Condition*	113

Factor Capital Management, LLC

Report of Independent Public Accounting Firm dated [______].*	114
Statement of Financial Condition dated [_______].*	115
Notes to Statement of Financial Condition*	116

  ________________________________
  * To be filed by amendment

Report of Independent Registered Public Accounting Firm*

FactorShares S&P 2x US Equity Premium:

_____________________________
* To be filed by amendment.

FACTORSHARES S&P 2X US EQUITY PREMIUM HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

FACTORSHARES S&P 2X US EQUITY PREMIUM HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

FactorShares S&P 2x US Equity Premium
Form of Statement of Financial Condition
dated [_______].*

_________________________

* To be filed by amendment.

FACTORSHARES S&P 2X US EQUITY PREMIUM HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

FACTORSHARES S&P 2X US EQUITY PREMIUM HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

FactorShares S&P 2x US Equity Premium
Notes to Statement of Financial Condition*
[____], 20[_]

___________________________

* To be filed by amendment.

FACTORSHARES S&P 2X US EQUITY PREMIUM HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

FACTORSHARES S&P 2X US EQUITY PREMIUM HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Report of Independent Registered Public Accounting Firm*

FactorShares S&P 2x US Anti-Equity Premium:

____________________________
* To be filed by amendment.

FACTORSHARES S&P 2X US ANTI-EQUITY PREMIUM HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

FACTORSHARES S&P 2X US ANTI-EQUITY PREMIUM HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

FactorShares S&P 2x US Anti-Equity Premium
Form of Statement of Financial Condition
dated [_______].*

_________________________

* To be filed by amendment.

FACTORSHARES S&P 2X US ANTI-EQUITY PREMIUM HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

FACTORSHARES S&P 2X US ANTI-EQUITY PREMIUM HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

FactorShares S&P 2x US Anti-Equity Premium
Notes to Statement of Financial Condition*
[____], 20[_]

___________________________

* To be filed by amendment.

FACTORSHARES S&P 2X US ANTI-EQUITY PREMIUM HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

FACTORSHARES S&P 2X US ANTI-EQUITY PREMIUM HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Report of Independent Registered Public Accounting Firm*

FactorShares S&P 2x US Equity Anti-USD:

____________________________
* To be filed by amendment.

FACTORSHARES S&P 2X US EQUITY ANTI-USD HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

FACTORSHARES S&P 2X US EQUITY ANTI-USD HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

FactorShares S&P 2x US Equity Anti-USD
Form of Statement of Financial Condition
dated [_______].*

_________________________

* To be filed by amendment.

FACTORSHARES S&P 2X US EQUITY ANTI-USD HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

FACTORSHARES S&P 2X US EQUITY ANTI-USD HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

FactorShares S&P 2x US Equity Anti-USD
Notes to Statement of Financial Condition*
[____], 20[_]

___________________________

* To be filed by amendment.

FACTORSHARES S&P 2X US EQUITY ANTI-USD HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

FACTORSHARES S&P 2X US EQUITY ANTI-USD HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Report of Independent Registered Public Accounting Firm*

FactorShares S&P GSCI® 2x Crude Oil Premium:

____________________________
* To be filed by amendment.

FACTORSHARES S&P GSCI® 2X CRUDE OIL PREMIUM HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

FACTORSHARES S&P GSCI® 2X CRUDE OIL PREMIUM HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

FactorShares S&P GSCI® 2x Crude Oil Premium
Form of Statement of Financial Condition
dated [_______].*

_________________________

* To be filed by amendment.

FACTORSHARES S&P GSCI® 2X CRUDE OIL PREMIUM HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

FACTORSHARES S&P GSCI® 2X CRUDE OIL PREMIUM HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

FactorShares S&P GSCI® 2x Crude Oil Premium
Notes to Statement of Financial Condition*
[____], 20[_]

___________________________

* To be filed by amendment.

FACTORSHARES S&P GSCI® 2X CRUDE OIL PREMIUM HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

FACTORSHARES S&P GSCI® 2X CRUDE OIL PREMIUM HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Report of Independent Registered Public Accounting Firm*

FactorShares S&P GSCI® 2x Gold Premium:

____________________________
* To be filed by amendment.

FACTORSHARES S&P GSCI® 2X GOLD PREMIUM HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

FACTORSHARES S&P GSCI® 2X GOLD PREMIUM HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

FactorShares S&P GSCI® 2x Gold Premium
Form of Statement of Financial Condition
dated [_______].*

_________________________

* To be filed by amendment.

FACTORSHARES S&P GSCI® 2X GOLD PREMIUM HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

FACTORSHARES S&P GSCI® 2X GOLD PREMIUM HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

FactorShares S&P GSCI® 2x Gold Premium
Notes to Statement of Financial Condition*
[____], 20[_]

___________________________

* To be filed by amendment.

FACTORSHARES S&P GSCI® 2X GOLD PREMIUM HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

FACTORSHARES S&P GSCI® 2X GOLD PREMIUM HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Report of Independent Registered Public Accounting Firm*

Factor Capital Management, LLC:

_________________________

* To be filed by amendment.

FACTOR CAPITAL MANAGEMENT, LLC HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

Factor Capital Management, LLC
Form of Statement of Financial Condition dated [_______].*

_________________________

* To be filed by amendment.

FACTOR CAPITAL MANAGEMENT, LLC HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

Factor Capital Management, LLC
Notes to Statement of Financial Condition*
[____], 20[_]

___________________________

* To be filed by amendment.

FACTOR CAPITAL MANAGEMENT, LLC HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

FactorShares S&P 2x US Equity Premium
 FactorShares S&P 2x US Anti-Equity Premium
FactorShares S&P 2x US Equity Anti-USD
FactorShares S&P GSCI® 2x Crude Oil Premium
FactorShares S&P GSCI® 2x Gold Premium

Shares of Beneficial Interest

The Shares are speculative securities which involve the risk of loss.
Past performance is not necessarily indicative of future results.

See “The Risks You Face” beginning at page  21 in Part One.

THIS PROSPECTUS IS IN TWO PARTS:
A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION.
THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN
IMPORTANT INFORMATION.  YOU MUST READ THE
STATEMENT OF ADDITIONAL INFORMATION
IN CONJUNCTION WITH THE
DISCLOSURE DOCUMENT.

[______], 2010

FACTOR CAPITAL MANAGEMENT, LLC
Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

General Information Relating to
Factor Capital Management, LLC	119

The Futures Markets	119

Futures Contracts	119
Hedgers and Speculators	119
Futures Exchanges	119
Daily Limits	120
Regulations	120
Margin	121
Exhibit A—Privacy Notice	P–1

GENERAL INFORMATION RELATING TO FACTOR ADVISORS, LLC

Factor Advisors, LLC is a Delaware limited Liability Company formed on May 15, 2009.  Factor Advisors, LLC has its registered office at 300 Delaware Avenue, Suite 800, Wilmington, Delaware 19801, c/o SR Services, LLC.  Factor Advisors, LLC has its principal office at 2500 Plaza 5, Harborside Financial Center, Jersey City, New Jersey 07311; telephone number (201) 309-3077.

Factor Advisors, LLC is the parent company of the Managing Owner.

The activities of Factor Advisors, LLC include [_________________________________________].

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place.  The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery.  As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2011 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2011 wheat on the same exchange.  The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader.  Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.”  Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging.  Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract.  The futures markets enable the hedger to shift the risk of price fluctuations to the speculator.  The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts.  Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts.  Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts).  Members of, and trades executed on, a particular exchange are subject to the rules of that exchange.  Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.

Each futures exchange in the United States has an associated “clearing house.”  Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market.  Thereafter, each party to a trade looks only to the clearing house for performance.  The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts.  Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations.  Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house.  The clearing house “guarantee” of performance on open positions does not run to customers.  If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts.  In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation.  These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.”  The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price.  Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit.  See Risk Factor (49) under the section “The Risks You Face.”

The terms and conditions of the Index Futures Contracts that a Fund will invest in determine if such contracts are subject to “daily limits.”

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.  (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities.  Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates.  The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances.  Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds.  The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors.  The Funds themselves are not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct.  Shareholders may also be able to maintain a private right of action for certain violations of the CEAct.  The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.”  At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals.  NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection.  As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards.  The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers.  The Commodity Broker and the Managing Owner are members of the NFA (the Funds themselves are not required to become members of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts.  “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin.  A margin deposit is like a cash performance bond.  It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells.  Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded.  Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.  The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker.  When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker.  If the margin call is not met within a reasonable time, the broker may close out a Fund’s position.  With respect to the Managing Owner’s trading, only the Managing Owner, and not a Fund or its Shareholders personally, will be subject to margin calls.

EXHIBIT A

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by each of FactorShares S&P 2x US Equity Premium, FactorShares S&P 2x US Anti-Equity Premium, FactorShares S&P 2x US Equity Anti-USD, FactorShares S&P GSCI® 2x Crude Oil Premium and FactorShares S&P GSCI® 2x Gold Premium (collectively, the “Funds”) and Factor Capital Management, LLC (the “Managing Owner”).  The Funds and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected.   In the normal course of business, the Funds and the Managing Owner may collect the following types of information concerning investors in the Funds who are natural persons:

Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used.  Any and all nonpublic personal information received by the Funds or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Funds by such an investor in the Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the any of the Funds or the Managing Owner without prior notice to such investors.  Such service providers include but are not limited to the Selling Agents, the Commodity Broker, administrators, auditors and the legal advisers of the Funds.  Additionally, the Funds and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order.  The same privacy policy will also apply to the Shareholders who have fully redeemed.

For questions about the privacy policy, please contact the appropriate Fund.

P-1

PART II
Information Not Required in Prospectus

Item 13.                      Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares (other than selling commissions).

Approximate Amount

Securities and Exchange Commission Registration Fee	$ 7,130
FINRA Filing Fee	10,500
Printing Expenses	[____]*
Fees of Certified Public Accountants	[___]*
Fees of Counsel	[____]*
Total	$[____]**

* To be provided by amendment.
** Represents an estimate of the portion of fees and expenses of the Fund that are common to this Registration Statement and the Registration Statement for each of FactorShares S&P 2x US Equity Premium (SEC File No. 333-[-]), FactorShares S&P 2x US Anti-Equity Premium (SEC File No. 333-[-]), FactorShares S&P GSCI® 2x Crude Oil Premium (SEC File No. 333-[-]) and FactorShares S&P GSCI® 2x Gold Premium (SEC File No. 333-[-]), which are being filed concurrently with this Registration Statement.

Item 14.                      Indemnification of Directors and Officers.

Section 4.7 of the Amended and Restated Declaration of Trust and Trust Agreement of each of the Funds filed as exhibits to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the Managing Owner.  The Managing Owner (including Covered Persons as provided under each Amended and Restated Declaration of Trust and Trust Agreement) shall be indemnified by the Funds, as the case may be, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Funds, as the case may be, provided that (i) the Managing Owner was acting on behalf of or performing services for the Funds, as the case may be, and has determined, in good faith, that such course of conduct was in the best interests of the Funds, as the case may be, and such liability or loss was not the result of gross negligence, bad faith or willful misconduct, or a breach of the Amended and Restated Declaration of Trust and Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement).  All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner.  The source of payments made in respect of indemnification under either Amended and Restated Declaration of Trust and Trust Agreement shall be from assets of the Funds, as the case may be.

Item 15.                      Recent Sales of Unregistered Securities.

None.

Item 16.                      Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)   Exhibits.  The following exhibits are filed herewith:

Exhibit
Number                                Description of Document

1.1	Form of Initial Purchaser Agreement*
4.1	Form of Amended and Restated Declaration of Trust and Trust Agreement of FactorShares S&P 2x US Equity Anti-USD*
4.2	Form of Participant Agreement*

4.3	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1	Opinion of Richards, Layton & Finger, P.A., as to legality*

8.1	Opinion of Sidley Austin LLP as to income tax matters*
10.1	Form of Customer Agreement*

10.2	Form of Administration Agreement*

10.3	Form of Global Custody Agreement*

10.4	Form of Transfer Agency and Service Agreement*

10.5	Form of Distribution Services Agreement*

10.6	Form of Marketing Agreement*

23.1	Form of Consent of Sidley Austin llp is included as part of this Registration Statement*

23.2	Form of Consent of Richards, Layton & Finger, P.A., is included as part of Exhibit 5.1 to this Registration Statement*

23.3	Form of Consent of Sidley Austin llp as tax counsel is included as part of this Registration Statement*

23.4	Consent of [___________,] Independent Registered Public Accounting Firm, is included as part of this Registration Statement*

*To be filed by amendment.

(b)  The following financial statements are included in the Prospectus:

(1)	FactorShares S&P 2x US Equity Anti-USD

(i) Report of Independent Public Accounting Firm dated [______].*	[__]
(ii) Statement of Financial Condition dated [_______].*	[__]
(iii) Notes to Statement of Financial Condition*	[__]

(2)	Factor Capital Management, LLC

(i) Report of Independent Public Accounting Firm dated [______].*	[__]
(ii) Statement of Financial Condition dated [_______].*	[__]
(iii) Notes to Statement of Financial Condition*	[__]
________________________________
* To be filed by amendment

Item 17.                      Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if  the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:

(A)             Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)             Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)             Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(a) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)        The undersigned registrant hereby undertakes that:

(1)        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement on Form S-1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey on the 5th day of February, 2010.

FactorShares S&P 2x US Equity Anti-USD

By:	Factor Capital Management, LLC,
its Managing Owner

By:	/s/ Karlheinz Muhr
Name: Karlheinz Muhr
Title: Chairman

By:	/s/ Stuart J. Rosenthal
Name: Stuart J. Rosenthal
Title: Chief Executive Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.

Factor Capital Management, LLC, Managing Owner Of the Registrant
/s/ Karlheinz Muhr Name: Karlheinz Muhr	Chairman	February 5, 2010
/s/ Stuart J. Rosenthal Name: Stuart J. Rosenthal	Chief Executive Officer and Principal Financial Officer	February 5, 2010

(Being principal executive officer, the principal financial and accounting officer and all of the managers of the Board of Managers of Factor Capital Management, LLC)

Factor Capital Management, LLC, Managing Owner Of the Registrant
/s/ Karlheinz Muhr Name: Karlheinz Muhr	Chairman	February 5, 2010

/s/ Stuart J. Rosenthal Name: Stuart J. Rosenthal	Chief Executive Officer and Principal Financial Officer	February 5, 2010